UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

AMENDMENT NO.1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________

CONSUMER CAPITAL GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	6199	27-1636887
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

136-82 39th Ave, 4th Floor, Unit B
Flushing, New York, 11354
(718) 395-8150

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________

VCorp Services, LLC
1013 Centre Road
Suite 403-B
Wilmington, DE 19805
(888) 528-2677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 501 Madison Avenue, 14th Floor New York, NY 10022 +1-212-588-0022 - telephone +1-212-826-9307 - facsimile	Louis Taubman, Esq. Hunter Taubman Fischer & Li LLC 1450 Broadway, 26th Floor New York, NY 10017 +1-917-512-0827 - telephone +1-212-202-6380 - facsimile

__________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Price Per Share(1)		Proposed Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share (the “Common Stock”)	[•]	$	[•]	$40,000,000	$4,636
Common Stock underlying Representative’s Warrants(2)	[•]	$	[•]	$2,600,000	$301.34
Total	[•]	$	[•]	$42,600,000	$4,937.34	(3)

____________

(1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended, which represents the sale of shares at the maximum aggregate price per share.

(2)      We have agreed to issue, on the closing date of this offering, warrants to Boustead Securities LLC (the “Underwriter”) to purchase up to 6.5% of the aggregate number of common stock sold by the Registrant (the “Underwriter’s Warrants”). The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, commencing from the effective date of the offering and expiring five years from the effective date of the offering. The Underwriter expects to deliver the shares against payment in New York, New York, on or about [•], 2018. Assuming an offering price of $[•] per share, on the closing date the underwriters would receive [•] Underwriters Warrants. The exercise price of the Underwriters Warrants is equal to 100% of the price of the common stock offered hereby. Assuming at an exercise price of $[•] per share, we would receive, in the aggregate, $[•] upon exercise of the Underwriter’s Warrants.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON February [•], 2018

CONSUMER CAPITAL GROUP INC.

[•] Shares of Common Stock

Consumer Capital Group Inc. is offering [•] shares of our common stock. Prior to this offering, our stock has been listed on the OTCQB Venture Market (“OTCQB”) under the symbol “CCGN”. We expect the offering price of our common stock to be $[•] per share. We have applied to list our common stock on the Nasdaq Capital Market under the symbol “CCGN”. We cannot assure you that our application will be approved.

	Per Common Share		Total
Assumed public offering price	$	[•]		$40,000,000
Discounts and commissions to Underwriters(1)	$	[•]		$2,600,000
Proceeds to us, before expenses	$	[•]	$	[•]

____________

(1)      See “Underwriting” on page 61 of this prospectus for a description of our arrangements with the underwriters.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 8 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN SHARES OF OUR COMMON STOCK. NEITHER THE SECURITIES AND EXCHANGE COMMITTEE NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is             , 2018

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	8
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	24
USE OF PROCEEDS	25
DIVIDEND POLICY	26
CAPITALIZATION	27
DILUTION	29
DESCRIPTION OF BUSINESS	30
DESCRIPTION OF PROPERTY	45
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	46
UNDERWRITING	61
DIRECTORS AND EXECUTIVE OFFICERS	66
EXECUTIVE COMPENSATION	69
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	70
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	71
LEGAL PROCEEDINGS	73
DESCRIPTION OF SECURITIES	74
MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	75
LEGAL MATTERS	76
EXPERTS	76
WHERE YOU CAN FIND MORE INFORMATION	76
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

Neither we nor the Underwriter have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations, and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, before making an investment decision.

In this prospectus, unless otherwise noted or as the context otherwise requires, “Consumer Capital”, the “Company,” “CCGN” “we,” “us,” and “our” refers to the combined business of i) Consumer Capital Group, Inc. (“Consumer Capital DE”), a corporation formed under the laws of Delaware, ii) Consumer Capital Group, Inc. (“Consumer Capital CA”), a corporation formed under the laws of California, iii) Arki (Beijing) E-Commerce Technology Corp. (“Arki E-Commerce”), a wholly-owned subsidiary of Consumer Capital and a wholly foreign-owned enterprise (“WFOE”) formed under the laws of the People’s Republic of China (the “PRC”), iv) America Pine (Beijing) Bio-Tech Inc. (“America Pine”), a wholly-owned subsidiary of Consumer Capital and a WFOE formed under the laws of the PRC, v) America Arki (Fuxin) Network Management Co. Ltd. (“America Arki”), a wholly-owned subsidiary of Consumer Capital and a WFOE formed under the laws of the PRC, vi) America Arki Network Service Beijing Co., Ltd. (“Arki Network”), a variable interest entity (“VIE”) and a limited liability company formed under the laws of the PRC controlled by Jianmin Gao and Fei Gao, and vii) America Arki (Tianjin) Capital Management Partnership (“Arki Capital”), a 51%-owned subsidiary of Arki Network and a limited partnership formed under the laws of the PRC.

For the sake of clarity, this prospectus follows English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our Chief Executive Officer will be presented as “Jianmin Gao,” even though, in Chinese, Mr. Gao’s name is presented as “Gao Jianmin.”

We have relied on statistics provided by a variety of publicly-available sources regarding China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

Overview

We strive to become a one-stop shop that focuses on lending service for micro, small-to-medium sized enterprises (“SMEs”) in China. We are primarily engaged in the business of microfinancing services. We operate our direct microfinancing business through our subsidiary, Arki E-Commerce, and our VIE, Arki Network. With the increased difficulty of obtaining sufficient financing through traditional channels by SMEs, we offer SMEs alternative financing means through risk-controlled private lending to meet their capital needs and develop their business. We offer advisory and risk assessment services to both lenders and borrowers to help increase the efficiency of loan origination by financial institutions. It is our belief that the growth of SMEs will become an important factor of China’s economic growth in the next decade. We believe that our expertise in streamlining microfinancing process will place our company in a unique position in the marketplace.

On December 31, 2015, we issued 1,357,300 shares of common stock pursuant to a Regulation S offering for an aggregate offering price of $3,382,500. Also on July 28, 2016, we issued an aggregate of 825,180 shares of the common stock pursuant to another Regulation S offering for an aggregate proceeds of $1,790,640. From these offerings, we raised approximately $5.3 million, approximately $1.5 million were contributed to Consumer Capital DE for working capital needs and approximately $3.7 million were contributed to America Arki Network Service Beijing Co., Ltd. for its microfinancing business.

Our Business

Microfinancing

Currently, we engage in microfinancing business through our subsidiary, Arki E-Commerce and VIE, Arki Network, to provide direct loans to SMEs and sole proprietors based in Liaoning Province. Through Arki Network’s collaboration with China UnionPay Merchant Service (Liaoning) Co. Ltd (“UnionPay Liaoning”), Arki E-Commerce provides private loans for borrowers and Arki Network and UnionPay act as intermediary to facilitate the loan transactions for a 5% service fee. Arki E-Commerce’s practice of microfinancing has been limited to certain businesses and sole proprietors pre-screened and recommended by UnionPay Liaoning based on historical sales volume generated through credit card transactions using UnionPay’s system.

UnionPay Liaoning are incentivized to recommend as many borrowers to us as possible as the additional service fee becomes another source of revenue for their operation. Arki E-Commerce’s practice of microfinancing has been limited to certain businesses and sole proprietors pre-screened by UnionPay Liaoning based on historical sales volume generated through credit card transactions using UnionPay’s system. Once a business owner submits his/her loan application to us, along with a recommendation letter provided by UnionPay Liaoning, Arki Network’s loan servicing team conducts additional due diligence on the quality of the borrowers. The loan servicing team first makes sure that the business is duly incorporated and in good standing with the State Administration for Industry and Commerce. The servicing team will then check business’s credit history based on public records provided by the National Enterprise Credit Information Publicity System. The servicing team will also check business’s history with local tax authority to ensure that it does not have any outstanding tax liability. Lastly, the servicing team will conduct phone or in-person interview with the applicant to verify all necessary information. In certain instance, the servicing team may conduct arbitrary on-site visit to the business to assess the validity of the business. Upon completion of the background check by Arki Network’s servicing team, Arki E-Commerce provides short-term loans in the form of original issue discount (“OID Loans”) to qualified borrowers with pre-set interest rate, terms and conditions. While Arki E-Commerce collects the interest generated through these loans, Arki Network generates revenue through a one-time 3% service fee while UnionPay Liaoning collects an additional 2% service fee based on the loan amount, due upon issuance of the OID Loans. As of the date of this prospectus, because we are a relatively new entry to the this market, with the exception of three companies for which we granted loan amount of RMB 1,000,000 each in December 2016, we only provide loans to business with annual revenue of at least RMB 2,000,000 (approximately US$285,714) with the following terms in order to lower default risk by the borrowers:

•         Principal loan amount: RMB 300,000

•         Term: 3-6 months

•         Security interest is not required

•         Interest: 1% per month (in the form of original issue discount)

•         Principal amount to be paid in equal monthly tranches with the first payment due at the end of the 1st month

We granted the three larger loans outside of our general practice due our interest in diversifying our loan portfolio and testing out markets’ demand for such products. While we do not expect to issue these larger loans again in the near future, we may do so on a case by case basis.

Once the loan application is approved by Arki Network, Arki E-Commerce provides funding for the loan to Arki Network, which in turn transfer the funding, net of its service fee, to UnionPay Liaoning, which will wire the money after deducing its service fee to borrower’s bank account stored in its system, the same account borrower uses for receivables from the credit card transactions. Once payments are due from the borrower, the borrower will send each tranche of repayment directly to Arki Network through Unionpay’s payment processing system and Arki Network will transfer the repayment back to Arki E-Commerce. Neither UnionPay nor Arki Network charges any service fee to process the repayments.

Because there are many SMEs throughout China, we believe that our microfinancing model offers substantial market potential and intend to devote additional resources to apply the business model in other regions throughout China.

Wealth Management

Arki Network through its 51%-owned subsidiary, America Arki (Tianjin) Capital Management Partnership (“Capital”), engages wealth management business. Arki Capital operates its business on its financial advisory platform “Bangnitou”, which translates to “Help You Invest” in English and attracts capital from investors to invest in fixed income opportunities such as inter-bank loans, currency exchange products and other equity investment opportunities to help investor obtain return on their investment. Still at its development stage, Bangnitou will have a number of financial products that aims to generate annual return ranging from 8-12%. The platform will allow retail investors to invest in products for as little as RMB 100 (or approximately US$15). Once each product reaches its maximum subscription or the end of its offering period, the investments are held for a period of time before being redeemable by the investors, along with the return. As of September 30, 2017, Arki has received funds of RMB 38,560,000 (approximately $5,795,568), which were presented as cash as an asset and loan payable as a liability on our consolidated balance sheet. The funds mostly carry a two year term without interest. Upon redemption date, the investors may demand back the funding or stay on as a limited partner. As of the date of this prospectus, Arki Capital has not made any investment and therefore has not generated any revenue. The funds may be redeemed back by the investors starting in September 2018. Investors may also stay on as a limited partner.

We expect Arki Capital to derive substantially all of its revenues from the return generated by the performance of the underlying investment products. It would keep all return in excess of the return that is marketed to the retail investors for the product.

As of September 30, 2017, Consumer Capital DE had a total asset of $4,110,943, a total liability of $2,677,085, and a total equity of $1,433,859; and that for the fiscal year ended 2016, Consumer Capital DE had a net loss of $58,571 and a total revenue of $0, that for the nine months ended September 30, 2017, Consumer Capital DE had a net loss of $2,831,812 and a total revenues of $0, and that for the three months ended in September 30, 2017, Consumer Capital DE had a net loss of $2,553,605 and a total revenues of $0. As of September 30, 2017, Consumer Capital DE had 3 employees.

As of September 30, 2017, Consumer Capital CA had a total asset of $0, a total liability of $0, and a total equity of $0; and that for the fiscal year ended 2016, Consumer Capital CA had a net loss of $0 and a total revenue of $0, that for the nine months ended in September 30, 2017, Consumer Capital CA had a net loss of $0 and a total revenues of $0, and that for the three months ended in September 30, 2017, Consumer Capital CA had a net loss of $0 and a total revenues of $0. As of September 30, 2017, Consumer Capital CA had 0 employees.

As of September 30, 2017, Arki E-Commerce had a total asset of $4,540,320, a total liability of $4,308,267, and a total equity of $232,053; and that for the fiscal year ended 2016, Arki E-Commerce had a net loss of $215,201 and a total revenue of $0, that for the nine months ended in September 30, 2017, Arki E-Commerce had a net profit of $186,382 and a total revenues of $255,901, and that for the three months ended in September 30, 2017, Arki E-Commerce had a net loss of $118,107 and a total revenues of $158,152. As of September 30, 2017, Arki E-Commerce had 3 employees.

As of September 30, 2017, American Pine had a total asset of $433,759, a total liability of $267,340, and a total equity of $166,418; and that for the fiscal year ended 2016, American Pine had a net loss of $793 and a total revenue of $0, that for the nine months ended in September 30, 2017, American Pine had a net loss of $0 and a total revenues of $0, and that for the three months ended in September 30, 2017, American Pine had a net loss of $0 and a total revenues of $0. As of September 30, 2017, American Pine had 0 employees.

As of September 30, 2017, American Arki had a total asset of $384,045, a total liability of $553,287, and a total equity of $(169,242); and that for the fiscal year ended 2016, American Arki had a net loss of $724 and a total revenue of $0, that for the nine months ended in September 30, 2017, American Arki had a net loss of $2 and a total revenues of $2, and that for the three months ended in September 30, 2017, American Arki had a net loss of $2 and a total revenues of $0. As of September 30, 2017, American Arki had 0 employees.

As of September 30, 2017, Arki Network had a total asset of $1,594,644, a total liability of $3,209,237, and a total equity of $(1,614,593); and that for the fiscal year ended 2016, Arki Network had a net loss of $248,124 and a total revenue of $213,821, that for the nine months ended in September 30, 2017, Arki Network had a net loss of $198,637 and a total revenues of $0, and that for the three months ended in September 30, 2017, Arki Network had a net loss of $50,405 and a total revenues of $0. As of September 30, 2017, Arki Network had 4 employees.

As of September 30, 2017, Arki Capital had a total asset of $4,654,962, a total liability of $6,156,857, and a total equity of $(1,501,895); and that for the fiscal year ended 2016, Arki Capital had a net loss of $223,042 and a total revenue of $0, that for the nine months ended in September 30, 2017, Arki Capital had a net loss of $1,090,211 and a total revenues of $0, and that for the three months ended in September 30, 2017, Arki Capital had a net loss of $69,036 and a total revenues of $0. As of September 30, 2017, Arki Capital had 5 employees.

Ceased Businesses

On December 23, 2014, we entered into a share exchange agreement with Shanghai Zhonghui Financial Information Services Corp. (“Shanghai Zhonghui”), a PRC peer-to-peer lending company (the “Zhonghui Agreement”), pursuant to which we agreed to acquire 51% of the capital stock of Shanghai Zhonghui (the “Acquisition”). Pursuant to the term of the share exchange agreement, we agreed to issue 5,000,000 shares of common stock to certain individuals affiliated with Shanghai Zhonghui (the “Zhonghui Affiliates”), valued at $1.00 per share for a total of $5,000,000 or approximately 31,000,000 RMB, to exchange 51% of the capital stock of Shanghai Zhonghui. As incentive for the closing of the Acquisition, we also agreed to issue to the Affiliates 5,000,000 additional shares of our common stock. Through the acquisition, we engaged in peer-to-peer lending. On December 28, 2016, upon approval by the majority shareholder and Board of Directors of the Company and Arki Network, Arki Network entered into certain business sale agreement with Yanbian YaoTian Gas Group Co., Ltd, a company organized under the laws of the PRC whereby Arki Network sold all of its interest in Shanghai Zhonghui for no consideration. In connection with the sale, Zhonghui Affiliates agreed to cancel 5,000,000 shares of our common stock obtained from the transaction. We have since ceased our peer-to-peer lending business.

On November 29, 2010, our wholly-owned subsidiary CCG California received approval from the Beijing Fangshan District Business Council in the PRC to acquire the controlling interest of Beitun Trading Co. Ltd. (“Beitun Trading”), a PRC trading and distribution company. Beitun Trading had a registered capital of RMB500,000 (approximately $80,250), of which RMB255,000 (approximately $40,928) was contributed by CCG and RMB245,000 (approximately $39,323) was contributed by Wei Guo. Effectively, CCG had control of 51% of Beitun Trading, and Wei Guo owned 49% of Beitun Trading. Through Beitun Trading, we engaged in the wholesale distribution of various food and meat products. On April 1, 2014, we entered into an agreement to sell our 51% interest in Beitun Trading to Zhang Yifan in exchange for cash payment of RMB 255,000 ($41,030). We have since ceased our distribution business.

Our Industry

According to a working paper published by Hong Kong University of Science and Technology, despite their on-going contributions to China’s economic development, SMEs face significant barriers in accessing credit from state-owned commercial banks. In 2013, only 23.2 percent of bank loans were extended to SMEs. Access to working capital loans is even more restricted: only 4.7 percent of short-term loans went to SMEs. Given these structural constraints on private sector borrowing from state banks, China’s SMEs have depended on non-banking sources of credit since the earliest years of economic reform. In surveys of private businesses conducted during the mid-1990s and mid-2000s, over two-thirds of the respondents indicated that they had relied on some form of informal finance. More recent research indicates that reliance on non-banking financing mechanisms has not abated. A World Bank survey of 2,700 private companies in 2011 to 2013 found that only 25 percent had bank credit and 90 percent drew on internal financing. Within that period, a 2012 survey of SMEs in fifteen provinces conducted by China’s Central University of Finance and Economics (CUFE) found that 57.5 percent had participated in informal credit markets. The bi-annual national surveys private enterprises administered by the All-China Federation of Industry and Commerce consistently find that ‘accessing bank credit’ is among the top self-reported challenges facing the private sector. As such, SMEs in China continue to rely heavily on non-banking financial intermediaries. (Source: Financing Small and Medium Enterprises in China: Recent Trends and Prospects beyond Shadow Banking, Kellee S. Tsai, HKUST IEMS Working Paper No. 2015-24, May 2015)

In China, the reliance on these non-banking financial intermediaries represents a market response to a combination of policy restrictions and related political priorities. At the most basic level, financial repression allows SOEs to receive subsidised credit, while inhibiting the ability of banks to price loans for higher risk SMEs. As such, since the earliest years of reform, various types of informal financial intermediaries and non-banking financial intermediaries have emerged to fill the SME funding gap. Some lend directly to private businesses, while others guarantee loans from commercial banks. Meanwhile, artificial suppression of deposit rates has driven savers to seek higher returns from other investment opportunities. Banks thus turned to off-balance sheet products to generate earnings from alternative sectors. The recent rise of on-line P2P lending and crowd funding platforms bypasses the banking system altogether by brokering between SMEs and private lenders/investors. This imbalance between supply and demand for capital among SMEs therefore presents business opportunities for us.

Business Strategy

We plan to implement two primary strategies to expand our market presence within the industry: (i) increase Arki E-Commerce’s lending capacity through the cash generated from operations and capital raised from this offering; and (ii) expand the Company’s geographic coverage for both microfinancing and wealth management business to major metropolitan areas such as Beijing, Shanghai, Guangzhou through the establishment of sales force. We believe that we can experience significant growth in these areas because there is a large number of established SMEs and sole proprietors in need of capital resources but lack the ability to finance either due to their limited size of business or local banks’ preferences to finance bigger and more established companies. In addition, we believe that our wealth management business will be able to provide potential investors a more attractive return comparing to traditional investment products.

Competitive Strengths

Although we operate in a highly-competitive industry, we believe that the following factors provide us with the competitive advantage in the marketplace that could differentiate us from our potential competitors:

•         Strong Relationships with Local Financial Institutions. We have developed strong relationships with local financial institutions. For our microfinancing business, we only provide financing to clients that have been pre-screened by the credit card processing companies such as UnionPay, who and Arki Network would then charge a service fee based on the loan amount. The additional stream of revenue incentivizes UnionPay to promote our services and provide us with potential lending opportunities. It is through leveraging this relationship with large financial institutions such as UnionPay that we believe we are able to provide a unique value-added service to our clients and will be able to grow our client base.

•         Experienced and committed leadership. Our CEO, Mr. Jianmin Gao, has had extensive experience in the banking industry prior to founding our company. Mr. Gao’s experience has provided our company with the skills and expertise that are essential in approaching and selecting appropriate banks, dealing with bank personnel, identifying and evaluating appropriate financial products and services, structuring tailored financial solutions and bargaining with banks on behalf of our clients. In addition, Mr. Gao also has extensive experience working with SMEs. We believe the experience and resources that Mr. Gao can offer will help our company become a more active player in the industry.

•         Substantial potential client base. Our microfinancing clients are provided by the Liaoning provincial branch of UnionPay. Almost all businesses of various sizes use UnionPay as their primary credit card payment processor within China. Our collaboration with UnionPay therefore places us in a unique position, as UnionPay’s large portfolio of users could provide us with lending opportunities on a mass scale. As our business grows, we believe the existing clients will also continue to be a referral source of our business.

Our Challenges and Risks

We recommend that you consider carefully the risks discussed below and under the heading “Risk Factors” beginning on page 8 of this prospectus before purchasing our common stock. If any of these risks occur, our business, prospects, financial condition, liquidity, results of operations and ability to make distributions to our shareholders could be materially and adversely affected. In that case, the trading price of our common stock could decline and you could lose some or all of your investment. These risks include, among others, the following:

Limited Operating History.

•         Our significant business lines have a limited operating history, which makes it difficult to evaluate our future prospects and results of operations.

PRC Legal Challenges.

•         Under PRC laws and regulations, we are permitted to use the proceeds from this offering to fund our PRC subsidiaries only through loans or capital contributions, subject to applicable government registration and approval requirements. We currently anticipate financing our subsidiaries by means of capital contributions. These capital contributions must be filed with the Ministry of Commerce of China, or MOFCOM, or its local counterpart. While the cost for completing such filings and registration is minimal, time and efforts to be used to navigate PRC regulations of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

•         Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

•         Since our operations and assets are located in the PRC, shareholders may find it difficult to enforce a U.S. judgment against the assets of our company, our directors and executive officers.

•         If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our ordinary shares, especially if such matter cannot be addressed and resolved favorably.

Competition.

•         We face considerable competition from established financing companies in the PRC.

The employment and retain of professional staff.

•         Our business will suffer if we cannot employ or retain staff possessing industry and financial knowledge and experience.

Our ability to maintain and enhance our brand recognition and to conduct our sales and marketing activities cost-effectively.

•         As we have a limited operating history, our focus will be on maintaining and enhancing our brand recognition in a cost-effective manner. We may not be able to compete effectively with our more established competitors and this may in turn impede our growth and profitability.

Information technology infrastructure

•         We are heavily reliant on information technology and our business will suffer from any unexpected network interruptions or network failures.

See “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of these and other risks and uncertainties associated with our business and investing in our ordinary shares.

OFFERING SUMMARY

Shares Offered:	[•] shares of common stock

Shares Outstanding Prior to the Completion of the Offering:	32,178,849 shares of common stock

Shares to be Outstanding After the Offering:	[•] shares of common stock.

Proposed Offering Price per Share:	$[•]

Trading Symbol:	CCGN

Transfer Agent:	Pacific Stock Transfer Co. 6725 Via Austi Parkway Suite 300 Las Vegas, NV 89119

Use of Proceeds

We expect that we will receive net proceeds of approximately $[•] from this offering, assuming an initial public offering price of $[•] per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We plan to use the net proceeds we will receive from this offering for general corporate purposes, including without limitation, investment in product development, sales and marketing activities, technology infrastructure, team development, capital expenditures, improvement of corporate facilities and other general and administrative matters. We may also use a portion of these proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments. See “Use of Proceeds” for more information. See the “Use of Proceeds” section beginning on page 25.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on Page 8.

Dividend Policy:	We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.

Corporate information

Our principal executive office is located at 136-82, 39th Ave, 4th Floor, Unit B, Flushing, NY 11354 and our telephone number is (718) 395-8150. Our website address is http://www.ccgusa.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Cautionary Note Regarding Forward Looking Statements” below for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus.

We have a limited operating history in a new and evolving market, which makes it difficult to evaluate our future prospects.

The market for China’s microfinancing service is relatively new and may not develop as expected. The regulatory framework for this market is also evolving and may remain uncertain for the foreseeable future. Potential borrowers and lenders may not be familiar with this market and may have difficulty distinguishing our services from those of our competitors. Convincing potential new borrowers and lenders of the value of our services is critical to increasing the volume of loan transactions facilitated by our company and to the success of our business.

We started engaging in the microfinancing business in 2016 and wealth management business in 2015. As a result, our current core business has a limited operating history. As our business develops or in response to competition, we may continue to introduce new products and services or make adjustments to our existing offerings and business model. In connection with the introduction of new products or in response to general economic conditions, we may impose more stringent borrower qualifications to ensure the quality of loans facilitated by our companies, which may negatively affect the growth of our business. Any significant change to our business model may not achieve expected results and may have a material and adverse impact on our financial conditions and results of operations. It is therefore difficult to effectively assess our future prospects. The risks and challenges we encounter or may encounter in this developing and rapidly evolving market may have impacts on our business and prospects. These risks and challenges include our ability to, among other things:

•         navigate an evolving regulatory environment;

•         expand the base of borrowers and lenders;

•         broaden our loan product offerings;

•         enhance our risk management capabilities;

•         improve our operational efficiency;

•         cultivate a vibrant consumer finance ecosystem;

•         maintain the security of our IT infrastructure and the confidentiality of the information provided and utilized across our platform;

•         attract, retain and motivate talented employees; and

•         defend ourselves against litigation, regulatory, intellectual property, privacy or other claims.

If we fail to educate potential borrowers and lenders about the value of our services, if the market for our services does not develop as we expect, or if we fail to address the needs of our target market, or other risks and challenges, our business and results of operations will be harmed.

If we are unable to maintain or increase the volume of loan transactions or if we are unable to retain existing borrowers or lenders or attract new borrowers or lenders, our business and results of operations will be adversely affected.

To maintain the high growth momentum of our business, we must continuously increase the volume of loan transactions by retaining current participants and attracting more clients. We intend to continue to dedicate significant resources to our client acquisition efforts, including establishing new acquisition channels, particularly as we continue to grow our service portfolio and introduce new loan products. The overall transaction volume may be affected by several factors, including our brand recognition and reputation, the interest rates offered to borrowers relative to market rates, the effectiveness of our risk control, the repayment rate of borrowers, the efficiency of our service, the macroeconomic environment and other factors. In connection with the introduction of new products or in response to general economic conditions, we may also impose more stringent borrower qualifications to ensure the quality of loans facilitated by our company, which may negatively affect the growth of loan volume. If any of our current client acquisition channels become less effective, if we are unable to continue to use any of these channels or if we are not successful in using new channels, we may not be able to attract new borrowers and lenders in a cost-effective manner or convert potential borrowers and lenders into active borrowers and lenders, and may even lose our existing borrowers and lenders to our competitors. If we are unable to attract qualified borrowers and sufficient lender commitments or if borrowers and lenders do not continue to participate at the current rates, we might be unable to increase our loan transaction volume and revenues as we expect, and our business and results of operations may be adversely affected.

If our loan products do not achieve sufficient market acceptance, our financial results and competitive position will be harmed.

We incur expenses and consume resources upfront to develop and market new loan products. Our existing or new loan products could fail to attain sufficient market acceptance for many reasons, including but not limited to:

•         our failure to predict market demand accurately and supply loan products that meet this demand in a timely fashion;

•         borrowers and lenders using our services may not like, find useful or agree with any changes;

•         our failure to properly price new loan products;

•         defects, errors or failures on our service;

•         negative publicity about our loan products or our service’s performance or effectiveness;

•         views taken by regulatory authorities that the new products or service changes do not comply with PRC laws, rules or regulations applicable to us; and

•         the introduction or anticipated introduction of competing products by our competitors.

We cannot rule out the possibility that there may be a mismatch between the investor’s expected timing of exit and the maturity date of the loans to which the automated investing tool allocates the investor’s funds. Investors using our automated investing tool typically invest for a shorter period than the terms of the underlying loans. If we are unable to find another investor to take over the remainder of the loans from the original investor that uses our automated investing tool at the time of his expected exit, then the original investor will have to remain invested in the loans and his expectation of liquidity would not be satisfied. If such mismatches occur in a widespread manner, investor acceptance of or satisfaction with our automatic investing tool would be adversely impacted.

If our new loan products do not achieve adequate acceptance in the market, our competitive position, results of operations and financial condition could be harmed.

If we do not compete effectively, our results of operations could be harmed.

The private lending industry in China is intensely competitive and evolving. We compete with many firms with lending capability. We also compete with financial products and companies that attract borrowers, lenders or both. With respect to borrowers, we primarily compete with traditional financial institutions, such as consumer finance business units in commercial banks, credit card issuers and other consumer finance companies. With respect to lenders, we primarily compete with other investment products and asset classes, such as equities, bonds, investment trust products, bank savings accounts, real estate and alternative asset classes.

Our competitors operate with different business models, have different cost structures or participate selectively in different market segments. They may ultimately prove more successful or more adaptable to new regulatory, technological and other developments. Some of our current and potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their services. Our competitors may also have longer operating histories, more extensive borrower or lender bases, greater brand recognition and brand loyalty and broader partner relationships than us. Additionally, a current or potential competitor may acquire one or more of our existing competitors or form a strategic alliance with one or more of our competitors. Our competitors may be better at developing new products, offering more attractive investment returns or lower fees, responding faster to new technologies and undertaking more extensive and effective marketing campaigns. In response to competition and in order to grow or maintain the volume of loan transactions facilitated through our services, we may have to offer higher investment return to lenders or charge lower transaction fees, which could materially and adversely affect our business and results of operations. If we are unable to compete with such companies and meet the need for innovation in our industry, the demand for our services could stagnate or substantially decline, we could experience reduced revenues or our services could fail to achieve or maintain more widespread market acceptance, any of which could harm our business and results of operations.

Our inability to collect loans could adversely affect our results of operations.

We diversify our loan portfolio by only providing small loans to SMEs recommended by UnionPay Liaoning, which provide such potential borrowers based on borrowers past sales volume using their credit card processing system. There are inherent risks associated with our lending activities, including credit risk, which is the risk that borrowers may not repay the outstanding loans balances in our direct loan business or that we may not recover the full amount of the payment we made to the lender in our guarantee business. While we hedge such default risk by keeping the loan amount at a relative low amount comparing to borrowers’ sale, the borrowers generally have fewer financial resources in terms of capital or borrowing capacity than larger entities and may have fewer financial resources to weather a downturn in the economy. Such borrowers may expose us to greater credit risks than lenders lending to larger, better-capitalized state-owned businesses with longer operating histories. Conditions such as inflation, economic downturn, local policy change, adjustment of industrial structure and other factors beyond our control may increase our credit risk more than such events would affect larger lenders. Such systematic adverse changes in the local economy may have a negative impact on the ability of borrowers to repay their loans and our results of operations and financial condition may be adversely affected.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

The continued development and success of our business relies on the recognition of our brands. We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing borrowers and lenders to our services. Successful promotion of our brand and our ability to attract qualified borrowers and sufficient lenders depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. Our efforts to build our brand have caused us to incur significant expenses, and it is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

Our reputation may be harmed if information supplied by borrowers is inaccurate, misleading or incomplete, including if the borrowers use the loan proceeds for purposes other than as originally provided.

Borrowers supply a variety of information that is included in the loan listings on our services. We do not verify all the information we receive from borrowers, and such information may be inaccurate or incomplete. For example, we often do not verify a borrower’s home ownership status or intended use of loan proceeds, and the borrower may use loan proceeds for other purposes with increased risk than as originally provided. Moreover, lenders do not, and will not, have access to detailed financial information about borrowers. If lenders issue loans through our service based on information supplied by borrowers that is inaccurate, misleading or incomplete, those lenders may not receive their expected returns and our reputation may be harmed. Moreover, inaccurate, misleading or incomplete borrower information could also potentially subject us to liability as an intermediary under the PRC Contract Law.

Misconduct, errors and failure to function by our employees and third-party service providers could harm our business and reputation.

We are exposed to many types of operational risks, including the risk of misconduct and errors by our employees and third-party service providers. Our business depends on our employees and third-party service providers to interact with potential borrowers and lenders, process large numbers of transactions and support the loan collection process, all of which involve the use and disclosure of personal information. We could be materially adversely affected if transactions were redirected, misappropriated or otherwise improperly executed, if personal information was disclosed to unintended recipients or if an operational breakdown or failure in the processing of transactions occurred, whether as a result of human error, purposeful sabotage or fraudulent manipulation of our operations or systems. In addition, the manner in which we store and use certain personal information and interact with borrowers and lenders through our services is governed by various PRC laws. It is not always possible to identify and deter misconduct or errors by employees or third-party service providers, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. If any of our employees or third-party service providers take, convert or misuse funds, documents or data or fail to follow protocol when interacting with borrowers and lenders, we could be liable for damages and subject to regulatory actions and penalties.

Furthermore, as we rely on certain third-party service providers, such as third-party payment services and custody and settlement service providers, to conduct our business, if these third-party service providers failed to function properly, we cannot assure you that we would be able to find an alternative in a timely and cost-efficient manner or at all. Any of these occurrences could result in our diminished ability to operate our business, potential liability to borrowers and lenders, inability to attract borrowers and lenders, reputational damage, regulatory intervention and financial harm, which could negatively impact our business, financial condition and results of operations. borrowers from participating in our services, which may adversely affect our business.

A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect our business and financial condition.

Any prolonged slowdown in the Chinese or global economy may have a negative impact on our business, results of operations and financial condition. In particular, general economic factors and conditions in China or worldwide, including the general interest rate environment and unemployment rates, may affect borrower willingness to seek loans and lenders’ ability and desire to invest in loans. Economic conditions in China are sensitive to global economic conditions. The global financial markets have experienced significant disruptions since 2008 and the United States, Europe and other economies have experienced periods of recession. The recovery from the lows of 2008 and 2009 has been uneven and there are new challenges, including the escalation of the European sovereign debt crisis from 2011 and the slowdown of China’s economic growth since 2012 which may continue. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have also been concerns over unrest in Ukraine, the Middle East and Africa, which have resulted in volatility in financial and other markets. There have also been concerns about the economic effect of the tensions in the relationship between China and surrounding Asian countries. If present Chinese and global economic uncertainties persist, many of our lenders may delay or reduce their investment in the loans facilitated through our service. Adverse economic conditions could also reduce the number of qualified borrowers seeking loans on our service, as well as their ability to make payments. Should any of these situations occur, the amount of loans facilitated through our service and our net revenues will decline, and our business and financial conditions will be negatively impacted. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Our ability to protect the confidential information of our borrowers and lenders may be adversely affected by cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.

Our service collects, stores and processes certain personal and other sensitive data from our borrowers and lenders, which makes it an attractive target and potentially vulnerable to cyber attacks, computer viruses, physical or electronic break-ins or similar disruptions. While we have taken steps to protect the confidential information that we have access to, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any accidental or willful security breaches or other unauthorized access to our service could cause confidential borrower and investor information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our technology infrastructure are exposed and exploited, our relationships with borrowers and lenders could be severely damaged, we could incur significant liability and our business and operations could be adversely affected.

If we fail to develop and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud.

Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements as of and for the two years ended December 31, 2014 and 2015, we identified “material weaknesses,” and other control deficiencies including significant deficiencies in our internal control over financial reporting. We also have a history of not filing our periodic reports in a timely manner. As defined in the standards established by the Public Company Accounting Oversight Board of the United States, or PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

One material weakness that has been identified related to our lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address complex U.S. GAAP accounting issues and to prepare and review our consolidated financial statements and related disclosures to fulfill U.S. GAAP and SEC financial reporting requirements. The other material weakness that has been identified related to our lack of comprehensive accounting policies and procedures manual in accordance with U.S. GAAP.

We have implemented a number of measures to address the material weaknesses that have been identified in connection with the audits of our consolidated financial statements as of and for the two years ended December 31, 2016 and 2015. However, there is no assurance that we will not have any material weakness in the future. Failure to discover and address any control deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud. Ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results.

If we fail to comply with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common shares.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we are required to prepare assessments regarding internal controls over financial reporting. In connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines “significant deficiency” as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected. We determined that our disclosure controls and procedures over financial reporting are not effective and were not effective as of December 31, 2016 and 2015.

The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that we will implement and maintain adequate controls over our financial process and reporting in the future or that the measures we will take will remediate any material weaknesses that we may identify in the future.

Our operations depend on the performance of the internet infrastructure and fixed telecommunications networks in China.

Almost all access to the internet in China is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology, or the MIIT. We primarily rely on a limited number of telecommunication service providers to provide us with data communications capacity through local telecommunications lines and internet data centers to host our servers. We have limited access to alternative networks or services in the event of disruptions, failures or other problems with China’s internet infrastructure or the fixed telecommunications networks provided by telecommunication service providers. With the expansion of our business, we may be required to upgrade our technology and infrastructure to keep up with the increasing traffic on our service. We cannot assure you that the internet infrastructure and the fixed telecommunications networks in China will be able to support the demands associated with the continued growth in internet usage.

In addition, we have no control over the costs of the services provided by telecommunication service providers. If the prices we pay for telecommunications and internet services rise significantly, our results of operations may be adversely affected. Furthermore, if internet access fees or other charges to internet users increase, our user traffic may decline and our business may be harmed.

Our service and internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

Our service and internal systems rely on software that is highly technical and complex. In addition, our service and internal systems depend on the ability of such software to store, retrieve, process and manage immense amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors or bugs. Some errors may only be discovered after the code has been released for external or internal use. Errors or other design defects within the software on which we rely may result in a negative experience for borrowers and lenders using our service, delay introductions of new features or enhancements, result in errors or compromise our ability to protect borrower or investor data or our intellectual property. Any errors, bugs or defects discovered in the software on which we rely could result in harm to our reputation, loss of borrowers or lenders or liability for damages, any of which could adversely affect our business, results of operations and financial conditions.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of China’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management, particularly the executive officers named in this prospectus. While we have provided different incentives to our management, we cannot assure you that we can continue to retain their services. We currently do not carry a “key man” life insurance on the officers.

Therefore, if one or more of our key executives were unable or unwilling to continue in their present positions, we may incur substantial cost or may not be able to replace them at all. Consequently, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected. If that’s the case, we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that any member of our management team will not join our competitors or form a competing business. If any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including risk management, software engineering, financial and marketing personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled technical, risk management and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expenses in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve borrowers and lenders could diminish, resulting in a material adverse effect to our business.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and results of operations may be adversely affected.

We do not have any business insurance coverage.

Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Currently, we do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology service failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide products and services on our service.

Our business could also be adversely affected by the effects of Zika virus, Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, Severe Acute Respiratory Syndrome, or SARS, or other epidemics. Our business operations could be disrupted if any of our employees is suspected of having Zika virus, Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemic, since it could require our employees to be quarantined and/or our offices to be disinfected. In addition, our results of operations could be adversely affected to the extent that any of these epidemics harms the Chinese economy in general.

Risks Related to Our Corporate Structure

If the PRC government deems that the contractual arrangements in relation to Arki Network, our consolidated variable interest entity, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Foreign ownership of internet-based businesses, such as distribution of online information, is subject to restrictions under current PRC laws and regulations. For example, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunication service provider (except e-commerce) and any such foreign investor must have experience in providing value-added telecommunications services overseas and maintain a good track record in accordance with the Guidance Catalog of Industries for Foreign Investment promulgated in 2007, as amended in 2011 and in 2015, respectively, and other applicable laws and regulations.

It is uncertain whether any new PRC laws, rules or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. In particular, in January 2015, the Ministry of Commerce, or MOC, published a discussion draft of the proposed Foreign Investment Law for public review and comments. Among other things, the draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. Under the draft Foreign Investment Law, variable interest entities would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors, and be subject to restrictions on foreign investments. However, the draft law has not taken a position on what actions will be taken with respect to the existing companies with the “variable interest entity” structure, whether or not these companies are controlled by Chinese parties. It is uncertain when the draft would be signed into law and whether the final version would have any substantial changes from the draft. Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations” below. If the ownership structure, contractual arrangements and business of our company, Arki Network are found to be in violation of any existing or future PRC laws or regulations, or we fail to obtain or maintain any of the required permits or approvals, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our income or the income of Arki Network, revoking the business licenses or operating licenses of Arki Network, shutting down our servers or blocking our online service, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from our initial public offering to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of Arki Network, and/or our failure to receive economic benefits from Arki Network, we may not be able to consolidate its results into our consolidated financial statements in accordance with U.S. GAAP.

Any failure by Arki Network, our consolidated variable interest entity, or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

If Arki Network, our consolidated variable interest entity, or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of Arki Network were to refuse to transfer their equity interest in Arki Network to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

All the agreements under our contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a consolidated variable interest entity should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our consolidated variable interest entity, and our ability to conduct our business may be negatively affected. See “— Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to you and us.”

The shareholders of Arki Network, our consolidated variable interest entity, may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The equity interests of Arki Network, our consolidated variable interest entity, are held by Mr. Jianmin Gao, our President, CEO and Chairman of the Board, and Fei Gao, COO and Dirctor. Their interests in Arki Network may differ from the interests of our company as a whole. These shareholders may breach, or cause Arki Network to breach, the existing contractual arrangements we have with them and Arki Network, which would have a material adverse effect on our ability to effectively control Arki Network and receive economic benefits from it. For example, the shareholders may be able to cause our agreements with Arki Network to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor.

Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company, except that we could exercise our purchase option under the exclusive option agreement with these shareholders to request them to transfer all of their equity interests in Arki Network to a PRC entity or individual designated by us, to the extent permitted by PRC laws. If we cannot resolve any conflict of interest or dispute between us and the shareholders of Arki Network, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

We may lose the ability to use and benefit from assets held by Arki Network, our consolidated variable interest entity, that are material to the operation of our business if the entity goes bankrupt or becomes subject to a dissolution or liquidation proceeding.

Arki Network, our consolidated variable interest entity, holds certain assets that are material to the operation of our business, including domain names and an ICP license. Under the contractual arrangements, our consolidated variable interest entity may not and its shareholders may not cause it to, in any manner, sell, transfer, mortgage or dispose of its assets or its legal or beneficial interests in the business without our prior consent. However, in the event Arki Network’s shareholders breach the these contractual arrangements and voluntarily liquidate Arki Network, or Arki Network declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If Arki Network undergoes a voluntary or involuntary liquidation proceeding, independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

Substantially all of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

In particular, PRC laws and regulations concerning the peer-to-peer lending service industry are developing and evolving. Although we have taken measures to comply with the laws and regulations that are applicable to our business operations, including the regulatory principles raised by the CBRC, and avoid conducting any activities that may be deemed as illegal fund-raising, forming capital pool or providing guarantee to investors under the current applicable laws and regulations, the PRC government authority may promulgate new laws and regulations regulating the peer-to-peer lending service industry in the future, such as the Draft Measures. See “— Risks Related to Our Business — The laws and regulations governing the peer-to-peer lending service industry in China are developing and evolving and subject to changes. If our practice is deemed to violate any PRC laws or regulations, our business, financial conditions and results of operations would be materially and adversely affected.” We cannot assure you that our practices would not be deemed to violate any PRC laws or regulations relating to illegal fund-raising, forming capital pools or the provision of credit enhancement services. Moreover, developments in the peer-to-peer lending service industry may lead to changes in PRC laws, regulations and policies or in the interpretation and application of existing laws, regulations and policies that may limit or restrict online consumer finance services like us, which could materially and adversely affect our business and operations. Furthermore, we cannot rule out the possibility that the PRC government will institute a licensing regime covering our industry at some point in the future. If such a licensing regime were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

The MOC published a discussion draft of the proposed Foreign Investment Law in January 2015 aiming to, upon its enactment, replace the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The draft Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. The MOC is currently soliciting comments on this draft and substantial uncertainties exist with respect to its enactment timetable, interpretation and implementation. The draft Foreign Investment Law, if enacted as proposed, may materially impact the viability of our current corporate structure, corporate governance and business operations in many aspects.

Among other things, the draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. The draft Foreign Investment Law specifically provides that entities established in China but “controlled” by foreign investors will be treated as FIEs. Once an entity is considered to be an FIE, it may be subject to the foreign investment restrictions or prohibitions set forth in a “negative list” to be separately issued by the State Council later. If an FIE proposes to conduct business in an industry subject to foreign investment “restrictions” in the “negative list,” the FIE must go through a market entry clearance by the MOC before being established. If an FIE proposes to conduct business in an industry subject to foreign investment “prohibitions” in the “negative list,” it must not engage in the business. However, an FIE that is subject to foreign investment “restrictions,” upon market entry clearance, may apply in writing for being treated as a PRC domestic investment if it is ultimately “controlled” by PRC government authorities and its affiliates and/or PRC citizens. In this connection, “control” is broadly defined in the draft law to cover the following summarized categories: (i) holding 50% or more of the voting rights of the subject entity; (ii) holding less than 50% of the voting rights of the subject entity but having the power to secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to exert material influence on the board, the shareholders’ meeting or other equivalent decision making bodies; or (iii) having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial matters or other key aspects of business operations. Once an entity is determined to be an FIE, it will be subject to the foreign investment restrictions or prohibitions set forth in a “negative list,” to be separately issued by the State Council at a later date, if the FIE is engaged in an industry listed in the negative list. Unless the underlying business of the FIE falls within the negative list, which calls for market entry clearance by the MOC, prior approval from the government authorities as mandated by the existing foreign investment legal regime would no longer be required for establishment of the FIE.

The “variable interest entity” structure, or VIE structure, has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. Under the draft Foreign Investment Law, variable interest entities that are controlled via contractual arrangement would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors. Therefore, for any companies with a VIE structure in an industry category that is included in the “negative list” as restricted industry, the VIE structure may be deemed legitimate only if the ultimate controlling person(s) is/are of PRC nationality (either PRC companies or PRC citizens). Conversely, if the actual controlling person(s) is/are of foreign nationalities, then the variable interest entities will be treated as FIEs and any operation in the industry category on the “negative list” without market entry clearance may be considered as illegal.

If the enacted version of the Foreign Investment Law and the final “negative list” mandate further actions, such as MOC market entry clearance or certain restructuring of our corporate structure and operations, to be completed by companies with existing VIE structure like us, there may be substantial uncertainties as to whether we can complete these actions in a timely manner, or at all, and our business and financial condition may be materially and adversely affected.

The draft Foreign Investment Law, if enacted as proposed, may also materially impact our corporate governance practice and increase our compliance costs. For instance, the draft Foreign Investment Law imposes stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs. Aside from an investment implementation report and an investment amendment report that are required for each investment and alteration of investment specifics, an annual report is mandatory, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations may potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible may be subject to criminal liabilities.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

Except for our corporate website (www.ccgusa.com), we only have contractual control over our websites, as the domains are held by Arki Network or its subsidiaries. We do not directly own the website due to the restriction of foreign investment in businesses providing value-added telecommunication services in China, including internet information provision services. This may significantly disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the MITT, and the Ministry of Public Security). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

Our online services, operated by our consolidated variable interest entity, Arki Network, may be deemed to be providing commercial internet information services, which would require Arki Network to obtain an ICP License. An ICP License is a value-added telecommunications business operating license required for provision of commercial internet information services. Arki Network, our PRC consolidated variable interest entity has obtained an ICP license as an internet information provider. Furthermore, as we are providing mobile applications to mobile device users, it is uncertain if Arki Network will be required to obtain a separate operating license in addition to the ICP License. Although we believe that not obtaining such separate license is in line with the current market practice, there can be no assurance that we will not be required to apply for an operating license for our mobile applications in the future.

The Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunications Business, issued by the MITT in July 2006, prohibits domestic telecommunication service providers from leasing, transferring or selling telecommunications business operating licenses to any foreign investor in any form, or providing any resources, sites or facilities to any foreign investor for their illegal operation of a telecommunications business in China. According to this circular, either the holder of a value-added telecommunication services operation permit or its shareholders must directly own the domain names and trademarks used by such license holders in their provision of value-added telecommunication services. The circular also requires each license holder to have the necessary facilities, including servers, for its approved business operations and to maintain such facilities in the regions covered by its license. Arki Network owns the relevant domain names in connection with our value-added telecommunications business and has the necessary personnel to operate our website. If an ICP License holder fails to comply with the requirements and also fails to remedy such non-compliance within a specified period of time, the MITT or its local counterparts have the discretion to take administrative measures against such license holder, including revoking its ICP License.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our initial public offering and the concurrent private placement to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Under PRC laws and regulations, we are permitted to utilize the proceeds from our initial public offering and the concurrent private placement to fund our PRC subsidiary by making loans to or additional capital contributions to our PRC subsidiary, subject to applicable government registration and approval requirements.

Any loans to our PRC subsidiary, which are treated as foreign-invested enterprises under PRC laws, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiary to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration of Foreign Exchange, or SAFE. The statutory limit for the total amount of foreign debts of a foreign-invested company is the difference between the amount of total investment as approved by the MOC or its local counterpart and the amount of registered capital of such foreign-invested company.

We may also decide to finance our PRC subsidiary by means of capital contributions. These capital contributions must be approved by the MOC or its local counterpart. On March 30, 2015, SAFE promulgated Circular 19, which expands a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises nationwide. Circular 19 came into force and replaced both previous Circular 142 and Circular 36 on June 1, 2015. Circular 19 allows all foreign-invested enterprises established in the PRC to use their foreign exchange capitals to make equity investment and removes certain other restrictions provided in Circular 142. However, Circular 19 continues to prohibit foreign-invested enterprises from, among other things, using RMB fund converted from its foreign exchange capitals for expenditure beyond its business scope, providing entrusted loans or repaying loans between non-financial enterprises. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of Circular 19 could result in severe monetary or other penalties. These circulars may significantly limit our ability to use RMB converted from the cash provided by our offshore financing activities to fund the establishment of new entities in China by our PRC subsidiary, to invest in or acquire any other PRC companies through our PRC subsidiary, or to establish new variable interest entities in the PRC.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from our initial public offering and our private placement and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. We have not made adequate employee benefit payments. We may be required to make up the contributions for these plans as well as to pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our executive officers and other employees who are PRC citizens or who have resided in the PRC for a continuous period of not less than one year and who have been granted options or other awards are subject to these regulations. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our PRC subsidiary’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China.

From time to time, the Company may receive requests from certain U.S. agencies to investigate or inspect the Company’s operations, or to otherwise provide information. While the Company will be compliant with these requests from these regulators, there is no guarantee that such requests will be honored by those entities who provide services to us or with whom we associate, especially as those entities are located in China. Furthermore, an on-site inspection of our facilities by any of these regulators may be limited or entirely prohibited. Such inspections, though permitted by the Company and its affiliates, are subject to the capricious nature of Chinese enforcers, and may therefore be impossible to facilitate.

Risks Related to Our Common Stock

Our Common Stock has limited public trading market

There is no established public trading marketing for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

We are not likely to pay dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

Our failure to timely file certain periodic reports with the SEC poses significant risks to our business, each of which could materially and adversely affect our financial condition and results of operations.

We failed to file our Annual Reports on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015. Consequently, we were not compliant with the periodic reporting requirements under the Exchange Act. Our failure to timely file those and possibly future periodic reports with the SEC could subject us to enforcement action by the SEC and shareholder lawsuits. Any of these events could materially and adversely affect our financial condition and results of operations and our ability to register with the SEC public offerings of our securities for our benefit or the benefit of our security holders. Additionally, our failure to file our past periodic reports and future periodic reports has resulted in and could result in investors not receiving adequate information regarding the Company with which to make investment decisions.

Our Common Stock may be subject now and in the future to the SEC’s “Penny Stock”

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction; the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

We may incur significant costs to comply with U.S. corporate governance and accounting requirements

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including but not limited to requirements under the Sarbanes-Oxley Act of 2002. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the common stock that we are offering will be approximately $[•] assuming a public offering price of $[•] per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. A $1.00 increase (or decrease) in the assumed offering price of $[•] per share, would increase (or decrease) the net proceeds to us from this offering by $[•], assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting estimated underwriting discounts and commissions.

We plan to use the net proceeds of this offering for working capital needs, including devoting further resources to the below use of proceeds. which may include investment in product development, sales and marketing activities, acquisition of other companies, technology infrastructure, team development, capital expenditures, improvement of corporate facilities and other general and administrative matters. Specifically, we plan to use approximately 10% of the net proceeds to increase our working capital for Consumer Capital DE. In addition, we plan to use about 35% of the net proceeds for the acquisition of businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments. We plan to use approximately 20% of the net proceeds for Arki Network to develop our online financial service practice. We plan to use approximately 13% to help Arki E-Commerce to increase and diversify its lending portfolio. We plan to  spend approximately 7% of the net proceeds for Arki E-Commerce and Arki Network on marketing our microfinancing business. We also plan to use about approximately 7% for customer acquisition. We also plan to use about approximately 4% for talent acquisition and training for Arki E-Commerce and Arki Network. We plan to use the rest (4%) of the net proceeds for improvement of our internal control system and other general and administrative matters. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering and the concurrent private placement. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the application of the net proceeds we receive from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

In using the proceeds of this offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our wholly foreign-owned subsidiary in China only through loans or capital contributions and to our consolidated variable interest entity only through loans, subject to the filings with government authorities and limit on the amount of capital contributions and loans. Subject to completion of applicable government filing and registration requirements, we may extend inter-company loans to our wholly foreign-owned subsidiary in China or make additional capital contributions to our wholly-foreign-owned subsidiary to fund its capital expenditures or working capital. If we provide funding to our wholly foreign-owned subsidiary through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as approved by the foreign investment authorities and its registered capital. Such loans must be registered with SAFE or its local branches, which usually takes up to 20 working days to complete. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all.

DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will depend on our financial condition, operating results, capital requirements and such other factors as our Board of Directors deems relevant.

CAPITALIZATION

The following tables set forth our capitalization as of December 31, 2016 on a pro forma as adjusted basis giving effect to the sale of the offering at an assumed public offering price of $[•] per share and to reflect the application of the proceeds after deducting the estimated underwriter fees. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Securities.”

•         On an actual basis;

•         On a pro forma basis to give effect to the sale of the offering at an assumed public offering price of $[•] per share

	As of December 31, 2016	Pro forma(2)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,461,176
Advances to suppliers	—
Prepaid expenses	85,098
Interest receivables	19,350
Other receivables	3,331,128
Loan receivables, net	683,496
Due from related parties	418,968
Current assets from discontinued operations	—
TOTAL CURRENT ASSETS	5,999,216

NON-CURRENT ASSETS
Property and equipment, net	101,825
Intangible assets, net	1,454,326
Deferred tax asset	57,498
Non-current assets from discontinued operations	—
TOTAL NON-CURRENT ASSETS	1,613,649

TOTAL ASSETS	$7,612,865

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Loans from individuals	2,332,330
Accrued interest payables	129,574
Accrued liabilities	17,570
Taxes payables	351,714
Other payables	156,919
Payable to shareholder	102,035
Due to related parties	1,108,137
Deferred tax liabilities	135,717
Current liabilities from discontinued operations	—
TOTAL CURRENT LIABILITIES	4,333,996
TOTAL LIABILITIES	4,333,996

EQUITY
Common stock, $0.0001 par value, 100,000,000 shares authorized 32,178,849 and 31,165,740 shares issued and outstanding as of December 31, 2016 and 2015, respectively	$3,218
Discount on common stock issued to founders	(130,741)
Additional paid-in capital(1)	8,121,378
Accumulated other comprehensive income	143,943
Accumulated deficit	(4,675,858)
Total equity of the Company	3,461,940
Non-controlling interest	(183,071)
TOTAL EQUITY	3,278,869

TOTAL LIABILITIES AND EQUITY	$7,612,865

____________

(1)      Gives effect to completion of the offering of [•] shares, at an assumed public offering price of $[•] per share and to reflect the application of the proceeds after deducting the estimated underwriting fee and our estimated offering expenses. (See note 2 below.)

(2)      Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fees, Underwriter expense allowances and other expenses. We expect to receive net proceeds of approximately $[•] ($40,000,000 offering, less underwriting commission and discount of $2,600,000 and offering expenses of approximately $[•]).

DILUTION

The as adjusted net tangible book value of our common stock as of [•], was $[•], or approximately $[•] per share based upon [•] shares of common stock outstanding on such date. As adjusted net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of common stock outstanding after giving effect to the sale of [•] shares of the common stock we are offering based upon an assumed combined public offering price of $[•] per share, the closing price of our common stock on the OTCQB Venture Market on [•], and after deducting underwriting discounts and commissions and estimated offering expenses of approximately $[•] million.

If you participate in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share of our common stock immediately after completion after this offering. This represents an immediate increase in as adjusted net tangible book value of $[•] per share to our existing stockholders and an immediate dilution of $[•] per share to investors participating in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Post-offering(1)
Assumed public offering price per share	$
As adjusted net tangible book value per share as of [•] before giving effect to this offering	$
Increase in as adjusted net tangible book value per share attributed to new investors purchasing shares of common stock from us in this offering	$
As adjusted net tangible book value per share after giving effect to this offering	$
Dilution in as adjusted net tangible book value per share to new investors in this offering	$

____________

(1)      Assumes gross proceeds from offering of [•] common stock.

DESCRIPTION OF BUSINESS

Overview

We strive to become a one-stop shop that focuses on lending service for micro, small-to-medium sized enterprises (“SMEs”) in China. We are primarily engaged in the business of microfinancing services. We operate our direct microfinancing business through our subsidiary, Arki E-Commerce, and our VIE, Arki Network. With the increased difficulty of obtaining sufficient financing through traditional channels by SMEs, we offer SMEs alternative financing means through risk-controlled private lending to meet their capital needs and develop their business. We offer advisory and risk assessment services to both lenders and borrowers to help increase the efficiency of loan origination by financial institutions. It is our belief that the growth of SMEs will become an important factor of China’s economic growth in the next decade. We believe that our expertise in streamlining microfinancing process will place our company in a unique position in the marketplace.

Our Business

Microfinancing

Currently, we engage in microfinancing business through our subsidiary, Arki E-Commerce and VIE, Arki Network, to provide direct loans to SMEs and sole proprietors based in Liaoning Province. Through Arki Network’s collaboration with China UnionPay Merchant Service (Liaoning) Co. Ltd (“UnionPay Liaoning”), Arki E-Commerce provides private loans for borrowers and Arki Network and UnionPay act as intermediary to facilitate the loan transactions for a 5% service fee. Arki E-Commerce’s practice of microfinancing has been limited to certain businesses and sole proprietors pre-screened and recommended by UnionPay Liaoning based on historical sales volume generated through credit card transactions using UnionPay’s system.

UnionPay Liaoning are incentivized to recommend as many borrowers to us as possible as the additional service fee becomes another source of revenue for their operation. Arki E-Commerce’s practice of microfinancing has been limited to certain businesses and sole proprietors pre-screened by UnionPay Liaoning based on historical sales volume generated through credit card transactions using UnionPay’s system. Once a business owner submits his/her loan application to us, along with a recommendation letter provided by UnionPay Liaoning, Arki Network’s loan servicing team conducts additional due diligence on the quality of the borrowers. The loan servicing team first makes sure that the business is duly incorporated and in good standing with the State Administration for Industry and Commerce. The servicing team will then check business’s credit history based on public records provided by the National Enterprise Credit Information Publicity System. The servicing team will also check business’s history with local tax authority to ensure that it does not have any outstanding tax liability. Lastly, the servicing team will conduct phone or in-person interview with the applicant to verify all necessary information. In certain instance, the servicing team may conduct arbitrary on-site visit to the business to assess the validity of the business. Upon completion of the background check by Arki Network’s servicing team, Arki E-Commerce provides short-term loans in the form of original issue discount (“OID Loans”) to qualified borrowers with pre-set interest rate, terms and conditions. While Arki E-Commerce collects the interest generated through these loans, Arki Network generates revenue through a one-time 3% service fee while UnionPay Liaoning collects an additional 2% service fee based on the loan amount, due upon issuance of the OID Loans. As of the date of this prospectus, because we are a relatively new entry to the this market, with the exception of three companies for which we granted loan amount of RMB 1,000,000 each in December 2016, we only provide loans to business with annual revenue of at least RMB 2,000,000 (approximately US$285,714) with the following terms in order to lower default risk by the borrowers:

•         Principal loan amount: RMB 300,000

•         Term: 3-6 months

•         Security interest is not required

•         Interest: 1% per month (in the form of original issue discount)

•         Principal amount to be paid in equal monthly tranches with the first payment due at the end of the 1st month

We granted the three larger loans outside of our general practice due our interest in diversifying our loan portfolio and testing out markets’ demand for such products. While we do not expect to issue these larger loans again in the near future, we may do so on a case by case basis.

Once the loan application is approved by Arki Network, Arki E-Commerce provides funding for the loan to Arki Network, which in turn transfer the funding, net of its service fee, to UnionPay Liaoning, which will wire the money after deducing its service fee to borrower’s bank account stored in its system, the same account borrower uses for receivables from the credit card transactions. Once payments are due from the borrower, the borrower will send each tranche of repayment directly to Arki Network through Unionpay’s payment processing system and Arki Network will transfer the repayment back to Arki E-Commerce. Neither UnionPay nor Arki Network charges any service fee to process the repayments.

Because there are many SMEs throughout China, we believe that our microfinancing model offers substantial market potential and intend to devote additional resources to apply the business model in other regions throughout China.

Under PRC laws and regulations, we are permitted to fund our PRC subsidiary by making loans to or additional capital contributions to our PRC subsidiary, subject to applicable government registration and approval requirements.

Any loans to our PRC subsidiary, which are treated as foreign-invested enterprises under PRC laws, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiary to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration of Foreign Exchange, or SAFE. The statutory limit for the total amount of foreign debts of a foreign-invested company is the difference between the amount of total investment as approved by the MOFCOM or its local counterpart and the amount of registered capital of such foreign-invested company.

We can also finance our PRC subsidiary by means of capital contributions. These capital contributions must be filed with the MOFCOM or its local counterpart. In addition, SAFE issued a circular in September 2008, SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142 provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and unless otherwise provided by law, may not be used for equity investments within the PRC. Although on July 4, 2014, the SAFE issued the Circular of the SAFE on Relevant Issues Concerning the Pilot Reform in Certain Areas of the Administrative Method of the Conversion of Foreign Exchange Funds by Foreign-invested Enterprises, or SAFE Circular 36, which launched a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises in certain designated areas from August 4, 2014 and some of the restrictions under SAFE Circular 142 will not apply to the settlement of the foreign exchange capitals of the foreign-invested enterprises established within the designate areas and such enterprises mainly engaging in investment are allowed to use its RMB capital converted from foreign exchange capitals to make equity investment, our PRC subsidiary is not established within the designated areas. On March 30, 2015, SAFE promulgated Circular 19, to expand the reform nationwide. Circular 19 came into force and replaced both Circular 142 and Circular 36 on June 1, 2015. Circular 19 allows foreign-invested enterprises to make equity investments by using RMB fund converted from foreign exchange capital. However, Circular 19 continues to prohibit foreign-invested enterprises from, among other things, using RMB fund converted from its foreign exchange capitals for expenditure beyond its business scope, providing entrusted loans or repaying loans between non-financial enterprises. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of these Circulars could result in severe monetary or other penalties. These circulars may significantly limit our ability to use RMB converted from the net proceeds of this offering to fund the establishment of new entities in China by our PRC subsidiary, to invest in or acquire any other PRC companies through our PRC subsidiary, or to establish new variable interest entities in the PRC.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use foreign capital may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Wealth Management

Arki Network through its 51%-owned subsidiary, America Arki (Tianjin) Capital Management Partnership (“Capital”), engages wealth management business. Arki Capital operates its business on its financial advisory platform “Bangnitou”, which translates to “Help You Invest” in English and attracts capital from investors to invest in fixed income opportunities such as inter-bank loans, currency exchange products and other equity investment opportunities to help investor obtain return on their investment. Still at its development stage, Bangnitou will have a number of financial products that aims to generate annual return ranging from 8-12%. The platform will allow retail investors to invest in products for as little as RMB 100 (or approximately US$15). Once each product reaches its maximum subscription or the end of its offering period, the investments are held for a period of time before being redeemable by the investors, along with the return. As of September 30, 2017, Arki has received funds of RMB 38,560,000 (approximately $5,795,568), which were presented as cash as an asset and loan payable as a liability on our consolidated balance sheet. The funds mostly carry a two year term without interest. Upon redemption date, the investors may demand back the funding or stay on as a limited partner. As of the date of this prospectus, Arki Capital has not made any investment and therefore has not generated any revenue. The funds may be redeemed back by the investors starting in September 2018. Investors may also stay on as a limited partner.

We expect Arki Capital to derive substantially all of its revenues from the return generated by the performance of the underlying investment products. It would keep all return in excess of the return that is marketed to the retail investors for the product.

Corporate History and Organization

We were originally incorporated under the name “Mondas Minerals Corp.” in Delaware on April 25, 2008 and was engaged in the acquisition, exploration, and development of natural resource properties. The principal executive offices were previously located at 13983 West Stone Avenue, Post Falls, ID 83854.

We received our initial funding of $15,000 through the sale of common stock to our officer and director who purchased 1,500,000 shares of our common stock at $0.01 per share on May 13, 2008. In January 2010, we raised $1,457,818 from an offering of 1,000,000 shares pursuant to a registration statement on Form S-1 filed with the SEC under file number 333-152330, which became effective on January 5, 2010. The offering was completed on January 27, 2010.

We were an exploration stage company with no revenues or operating history prior to our merger on February 4, 2011 described below. We owned a 100% undivided interest in a mineral property, the Ram 1-4 Mineral Claims (known as the “Ram Property.”) The Ram Property consists of an area of 82.64 acres located in the Lida Quadrangle Area, Esmeralda County, Nevada. Title to the Ram Property was held by Mondas. Our plan of operation was to conduct mineral exploration activities on the property in order to assess whether it contains mineral deposits capable of commercial extraction.

As of December 31, 2010 and immediately prior to the merger transaction described below, we were an exploration stage company with nominal assets, no revenues, or operating history. On January 11, 2011, we changed our fiscal year end from June 30 to December 31.

On February 4, 2011, we acquired Consumer Capital Group, Inc., a California corporation (“CCG California”), a consumer e-commerce business with operations in the People’s Republic of China (“PRC”) in a reverse merger transaction (the “Merger”) pursuant to an Agreement and Plan of Merger (“Merger Agreement”) by and among ys, our wholly owned subsidiary CCG Acquisition Corp., a Delaware corporation (“CCG Delaware”), CCG California, and Scott D. Bengfort.

In the Merger, CCG Delaware merged into CCG California with CCG California as the surviving corporation. As a result, CCG California became our wholly-owned subsidiary, and the subsidiaries of CCG Delaware including America Pine (Beijing) Bio-Tech, Inc. (“American Pine”), Arki (Beijing) E-Commerce Technology Corp. (“Arki E-Commerce”), Beijing Beitun Trading Co., Ltd. (since disposed in 2014), and America Arki (Fuxin) Network Management Co. Ltd. (“American Arki”), all of which are incorporated in China (together, the “PRC Subsidiaries”), became Mondas’s indirect subsidiaries. Arki E-Commerce and America Arki have a contractual relationship with America Arki Network Service Beijing Co., Ltd. (“Arki Network”), a PRC limited liability company, which is 100% owned by two of CCG California’s former major shareholders and officers. CCG California, the PRC Subsidiaries, and Arki Network are collectively referred to as the “CCG Group.”

On January 7, 2011, we formed a new wholly-owned subsidiary by the name of “Consumer Capital Group Inc.” (“CCG Name Sub”) in Delaware solely for purposes of changing its corporate name to “Consumer Capital Group Inc.” in conjunction with the closing of the Merger. On February 17, 2011, we changed our name to Consumer Capital Group Inc. Pursuant to Certificate of Ownership filed with the Secretary of State of Delaware by merging CCG Name Sub into our company with our company surviving and CCG Name Sub ceasing to exist.

Under the Merger Agreement, we issued an aggregate of 17,777,778 shares of common stock to the shareholders of CCG California immediately prior to the Merger (“CCG Shareholders”) at an exchange rate of one (1) share of our common stock for each 21.96 shares of CCG California common stock.

Immediately prior to the closing of the Merger, there were 2,500,000 issued and outstanding shares of common stock, 60% of which were held by the then-principal stockholder, CEO, and sole director of the our company, Mr. Bengfort. As a part of the Merger, CCG California paid USD $335,000 in cash to Mr. Bengfort in exchange for his agreement to enter into various transaction agreements relating to the Merger, as well as the cancellation of 1,388,889 shares of common stock directly held by him, constituting 92.6% of his pre-Merger holdings of our common stock.

In connection with the Merger, our mining rights were assigned to Mr. Bengfort, and in turn, Mr. Bengfort personally assumed all liabilities of our company existing immediately prior to the closing, under the terms of an Assignment and Assumption Agreement between our company and Mr. Bengfort effective on the closing date of the Merger (the “Assignment and Assumption Agreement”). Mr. Bengfort also agreed to discharge and forego his rights to be repaid approximately $16,000, which we owed to him immediately prior to the closing of the Merger, along with all other claims against us, by executing a release agreement (“Release”) effective on the closing date of the Merger. Mr. Bengfort also agreed to be a party to the Merger Agreement, including various representations and warranties. Further, Mr. Bengfort executed an indemnification agreement (“Indemnification Agreement”) in favor of CCG California and its shareholders to indemnify them for any breach of the Merger Agreement or unpaid or unresolved liabilities of our company that may materialize within a one year period after the closing. The closing of the Merger was on February 4, 2011.

In connection with the closing, Mr. Bengfort resigned from his role as our sole officer and director. New directors took office, and appointed new officers promptly following the closing of the Merger.

Changes of Business

E-Commerce Business

The founders of the CCG Group formed America Pine California in California on November 27, 2006. America Pine was in the business of selling healthcare products imported from the United States of America to residents in the PRC via internet. The founders formed America Pine in the PRC on March 21, 2007 as a wholly owned subsidiary of America Pine California to conduct operations for this business in the PRC. These operations ceased on February 5, 2010.

The founders formed Arki Beijing in the PRC on March 6, 2008 as a wholly owned subsidiary of America Pine California with an intention to develop the CCG Group’s consumer e-commerce business.

On February 5, 2010, in connection with the execution of a Stock Right Transfer Agreement, America Pine California transferred all of its equity interests in both Arki Beijing and America Pine Beijing to CCG California, which was formed in California on October 14, 2009.

On November 26, 2010, CCG California formed America Arki, a PRC WFOE, as its wholly owned subsidiary.

On November 26, 2010, Arki E-Commerce, Arki Network, and Arki Network’s shareholders entered into contractual arrangements, and on December 2010, Arki Fuxin, Arki Network Service, and Arki Network’ shareholders entered into contractual arrangements, to operate Company’s consumer e-commerce website. Arki Network is owned by, Mr. Jianmin Gao and Mr. Fei Gao, CCG’s two largest shareholders, and Lihua Xiao. These arrangements are more fully described below under “Corporate Structure.” Because of the lack of sales generated on our online retail platforms, we ceased our E-commerce business in first quarter of 2015.

Distribution Business

On November 29, 2010, CCG California received approval from the Beijing Fangshan District Business Council in the PRC to acquire the controlling interest of Beitun Trading Co. Ltd. (“Beitun Trading”). Beitun Trading had a registered capital of RMB500,000 (approximately $80,250), of which RMB255,000 (approximately $40,928) was contributed by CCG and RMB245,000 (approximately $39,323) was contributed by Wei Guo. Effectively, CCG had control of 51% of Beitun Trading, and Wei Guo owned 49% of Beitun Trading. Through Beitun Trading, we engaged in the wholesale distribution of various food and meat products. On April 1, 2014, we entered into an agreement to sell our 51% interest in Beitun Trading to Zhang Yifan in exchange for cash payment of RMB 255,000. We have since ceased our distribution business.

Debit Card Program

The Company cooperated with a Fuxin Bank, a retail bank in the PRC, to issue cobranded debit cards. Retail store vendors throughout China were signed up to the Company’s debit card program. The Company charged each participating vendor a percentage of transactions with that vendor. Each vendor received a percentage of future transactions of the cards issued by the vendor. Cardholders received certain amounts of cash refund from participating vendors and earned points to be spent on www.ccmus.com. We ceased such operation in 2015.

Peer-to-Peer Lending

On December 23, 2014, the Company and Shanghai Zhonghui Financial Information Services Corp., a company established under the laws of People’s Republic of China, entered into a Share Exchange Agreement (the “Agreement”), pursuant to which the Company agreed to acquire 51% of the capital stock of Shanghai Zhonghui (the “Acquisition”). Pursuant to the term of the Agreement, the Company agreed to issue 5,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to certain individuals affiliated with Shanghai Zhonghui (the “Zhonghui Affiliates”), valued at $1.00 per share for a total of $5,000,000 or approximately 31,000,000 RMB, to exchange 51% of the capital stock of Shanghai Zhonghui. As incentive for the closing of the Acquisition, the Company also agreed to issue to the Affiliates 5,000,000 additional shares of the Common Stock.

Established on May 26, 2014, under the PRC laws, Shanghai Zhonghui offered a peer-to-peer lending platform that provided financing and investment opportunities for small to medium sized business and investors, including outsource of financial information technologies, investment management, investment consulting, as well as other related asset management services in China.

On December 28, 2016, upon approval by the majority shareholder and Board of Directors of the Company and Arki Network, Arki Network entered into certain business sale agreement with Yanbian YaoTian Gas Group Co., Ltd, a company organized under the laws of the PRC whereby Arki Network sold all of its interest in Shanghai Zhonghui for no consideration.

We have since ceased our peer-to-peer lending business.

Financial Advisory Service

On December 1, 2016, the Company, through its variable interest entity, Arki Network, entered into certain Share Exchange Agreement with Yin Hang Financial Information Service (Shanghai) Co., Ltd., a company established under the laws of the People’s Republic of China (Yin Hang). Pursuant to the Agreement, the Company agreed t oacquire 100% of the capital stock of Yin Hang in exchange for the issuance of 4,680,000 shares of Company’s common stock, par value $0.0001 per share, to Yin Hang’s shareholders, to be issued upon completion of audit of Yin Hang.

Through Yin Hang, we offered financial consulting services such as loan origination criteria checkup, risk assessment and loan monitoring to SMEs and financial institutions in China. \Yin Hang began its operation in 2013 and has developed its own big data risk assessment system to provide credit rating and risk management solutions to borrowers and financial institutions to facilitate loan origination process and reduce default risks for all parties involved in a particular lending transaction. Based on the loan transactions, the service fee is typically between 15-24% of the loan amount, to be covered by the borrowers.

Yin Hang provided its services to a range of industries, including agriculture, manufacturing, servicing and consumer product sectors. Company’s core value relies on the big data it has collected based on borrower’s demographics and psychographics in the past. Using Yin Hang’s risk assessment system, lenders were able to reduce its risk and improve the performance of its loan portfolio by only lending to borrowers that the assessment system pre-approves. On the other hand, borrowers using the system was able to receive a credit assessment that could serve as an independent valuation for the lender in addition to lender’s own credit assessment team. In addition to the risk assessment service, Yin Hang was also able to provide lenders with loan monitoring and collection service.

On August 31, 2017, Arki Network and Yin Hang entered into a Supplementary Agreement and mutually agreed to terminate the Share Exchange Agreement, effective immediately, because companies in the financial industry are not permitted to be controlled by foreign companies outside of China. As a result of the termination, we have ceased our financial advisory business.

Current Business

Our current business is discussed in detail under the Section “Description of Business” beginning on page 30.

Corporate Structure

As discussed above, Consumer Capital Group Inc. (formerly known as Mondas Minerals Corp.) is a holding company incorporated under the laws of the State of Delaware on April 25, 2008. Through acquisitions and mergers, we are the parent company of i) Consumer Capital Group Inc., a California corporation, ii) Arki (Beijing) E-Commerce Technology Corp., a WFOE formed under the laws of the PRC on March 6, 2008 with a registered capital of US$300,000 and legal representative of Jianmin Gao, iii) America Pine (Beijing) Bio-Tech Inc., a WFOE formed under the law of the PRC on March 21, 2007 with a registered capital of approximately US$330,000 and legal representative of Jianmin Gao and iv) America Arki (Fuxin) Network Management Co. Ltd., a WFOE formed under the laws of the PRC on November 25, 2010 with a registered capital of US$200,000 and legal representive of Jianming Gao.

Contractual Arrangements among Arki E-Commerce, Arki Network, and America Arki

Our relationships with Arki Network, its stockholders, and Arki E-Commerce are governed by a series of contractual arrangements, as we (including our direct and indirect subsidiaries) do not own any equity interests in Arki Network. PRC law currently has limits on foreign ownership of certain companies. To comply with these restrictions, Arki Network and its shareholders entered into two sets of contractual arrangements with Arki E-Commerce and America Arki in November 2010:

Powers of Attorney. The equity owners of Arki Network irrevocably appointed Arki E-Commerce and America Arki to vote on their behalf on all matters they are entitled to vote on, including matters relating to the transfer of any or all of their respective equity interests in the entity and the appointment of the chief executive officer and other senior management members.

Share Pledge Agreements. The equity owners of Arki Network pledged their respective equity interests in the entity as a guarantee for the payment by the entity of consulting and services fees under the business cooperation agreements and repayment under the loan agreements.

Business Cooperation Agreement. Arki E-Commerce and America Arki provide the entity with technical support, consulting services, and other commercial services to Arki Network. The initial term of these agreements is ten years. In consideration for those services, Arki Network agrees to pay Arki E-Commerce and America Arki service fees. The service fees are eliminated upon consolidation.

Loan Agreements. Loans were granted to the equity owners of Arki Network by America Arki with the sole and exclusive purpose of providing funds necessary for its capitalization as required by the laws of the PRC.

Exclusive Option Agreements. Shareholders of Arki Network granted an option contract to Arki E-Commerce and America Arki to purchase their respective equity interests in the entity. As of the date of this prospectus, we conduct substantially all of our business operations through Arki E-Commerce and America Arki, which hold substantial control over Arki Network’s operations through their contractual arrangements.

The following diagram illustrates our current corporate structure:

Industry

According to a working paper published by Hong Kong University of Science and Technology, despite their on-going contributions to China’s economic development, SMEs face significant barriers in accessing credit from state-owned commercial banks. In 2013, only 23.2 percent of bank loans were extended to SMEs. Access to working capital loans is even more restricted: only 4.7 percent of short-term loans went to SMEs. Given these structural constraints on private sector borrowing from state banks, China’s SMEs have depended on non-banking sources of credit since the earliest years of economic reform. In surveys of private businesses conducted during the mid-1990s and mid-2000s, over two-thirds of the respondents indicated that they had relied on some form of informal finance. More recent research indicates that reliance on non-banking financing mechanisms has not abated. A World Bank survey of

2,700 private companies in 2011 to 2013 found that only 25 percent had bank credit and 90 percent drew on internal financing. Within that period, a 2012 survey of SMEs in fifteen provinces conducted by China’s Central University of Finance and Economics (CUFE) found that 57.5 percent had participated in informal credit markets. The bi-annual national surveys private enterprises administered by the All-China Federation of Industry and Commerce consistently find that ‘accessing bank credit’ is among the top self-reported challenges facing the private sector. As such, SMEs in China continue to rely heavily on non-banking financial intermediaries. (Source: Financing Small and Medium Enterprises in China: Recent Trends and Prospects beyond Shadow Banking, Kellee S. Tsai, HKUST IEMS Working Paper No. 2015-24, May 2015)

In China, the reliance on these non-banking financial intermediaries represents a market response to a combination of policy restrictions and related political priorities. At the most basic level, financial repression allows SOEs to receive subsidised credit, while inhibiting the ability of banks to price loans for higher risk SMEs. As such, since the earliest years of reform, various types of informal financial intermediaries and non-banking financial intermediaries have emerged to fill the SME funding gap. Some lend directly to private businesses, while others guarantee loans from commercial banks. Meanwhile, artificial suppression of deposit rates has driven savers to seek higher returns from other investment opportunities. Banks thus turned to off-balance sheet products to generate earnings from alternative sectors. The recent rise of on-line P2P lending and crowd funding platforms bypasses the banking system altogether by brokering between SMEs and private lenders/investors. This imbalance between supply and demand for capital among SMEs therefore presents business opportunities for us.

Business Strategy

We plan to implement two primary strategies to expand our market presence within the industry: (i) increase Arki E-Commerce’s lending capacity through the cash generated from operations and capital raised from this offering; and (iii) expand the Company’s geographic coverage for microfinancing service to major metropolitan areas such as Beijing, Shanghai, Guangzhou through the establishment of sales force. We believe that we can experience significant growth in these areas because there is a large number of established SMEs and sole proprietors in need of capital resources but lack the ability to finance either due to their limited size of business or local banks’ preferences to finance bigger and more established companies.

Competitive Strengths

Although we operate in a highly-competitive industry, we believe that the following factors provide us with the competitive advantage in the marketplace that could differentiate us from our potential competitors:

•         Strong Relationships with Local Financial Institutions. We have developed strong relationships with local financial institutions. For our microfinancing business, we only provide financing to clients that have been pre-screened by the credit card processing companies such as UnionPay Liaoning, who and Arki Network would then charge a service fee based on the loan amount. The additional stream of revenue incentivizes UnionPay to promote our services and provide us with potential lending opportunities. It is through leveraging our relationship with institutions such as UnionPay that we believe we are able to provide a unique value-added service to our clients and will be able to grow our client base. These banks may also refer us clients that they are unable to serve either due to their internal client assessment requirements or availability of financial product and service offerings.

•         Experienced and committed leadership. We have had extensive experience in the banking industry prior to the shift of our new core business. For instance, we have accumulated much industry resources and business experience when we issued our co-branded debit card with Fuxin Bank a few years ago. Our management’s experience has provided our company with the skills and expertise that are essential in approaching and selecting appropriate banks, dealing with bank personnel, identifying and evaluating appropriate financial products and services, structuring tailored financial solutions and bargaining with banks on behalf of our clients. In addition, based on our past experience working with SMEs when we engaged in peer-to-peer lending business, we understand the needs of both SMEs and retail investors. We believe the experience and resources that our management can offer will help our company become a more active player in the industry.

•         Substantial potential client base. For our microfinancing business, our clients are recommended by the Liaoning provincial branch of UnionPay. Almost all businesses of various sizes use UnionPay as their primary credit card payment processor within China. Our collaboration with UnionPay therefore places us in a unique position, as UnionPay’s large portfolio of users could provide us with lending opportunities on a mass scale. As our business grows, we believe the existing clients will also continue to be a referral source of our business.

Competition

The microfinancing industry in China is intensely competitive and we compete with companies of various sizes. We believe that our major competition comes from three sectors. First, many local banks and financial institutions, especially those located in Tier 2 or 3 cities in China have started engaging in lending business to finance SMEs locally. The banks and institutions have long-lasting relationships with the businesses locally. In addition, because most of the banks in China are state-owned enterprises (“SOEs”) or invested by SOEs, they have much more financial resources than we do. Second, we compete with many peer-to-peer lending platforms that match lenders and borrowers. Established competitors include Yirendai, which is a public company listed on the NYSE, Ren Ren Dai and Lufax. Lastly, there are many private lending companies throughout China. In order to compete with them, including some of the more established ones, we will need to be able to provide products that would be more attractive to the borrowers, including lower interest rate or free of collateral. We also compete with other financial products that attract borrowers. For example, we compete with traditional financial institutions, such as consumer finance business units in commercial banks, credit card issuers and other consumer finance companies. In light of the low barriers to entry in the microfinancing industry, more players may enter this market and increase the level of competition. We anticipate that more established internet, technology and financial services companies that possess large, existing user bases, substantial financial resources and established distribution channels may enter the market in the future.

Intellectual Property

We regard our domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on trademark and trade secret law and confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights.

Domains

Consumer Capital Group Inc. has one domain name: www.ccgusa.com.

Arki Network holds the ICP license issued by the Beijing Communications Control Bureau No. 100852 on June 28, 2013 and expires on August 31, 2018, subject to our renewal. We have registered two websites using this ICP license: www.ccmus.com and www.bangnitou.net. www.ccmus.com was created for our E-Commerce business and www.bangnitou.net, which also has a corresponding mobile application, has been created for our wealth management business. As discussed elsewhere in this prospectus, neither business has generated substantial revenue as of today, if any.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our technology. Monitoring unauthorized use of our technology is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

In addition, third parties may initiate litigation against us alleging infringement of their proprietary rights or declaring their non-infringement of our intellectual property rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business could be harmed. Moreover, even if we are able to license the infringed or similar technology, license fees could be substantial and may adversely affect our results of operations.

Marketing and Sales

Microfinancing Business

Pursuant to the collaboration agreement between Arki Network and UnionPay Liaoning, we do not engage in any marketing efforts for our microfinancing business. However, because UnionPay is incentivized to push our loan products to their clients and almost all businesses in China use UnionPay as their primary credit card processing company, we believe that the lack of marketing efforts on our own will not significantly deter the development of our business.

Wealth Management Business

While we have had limited operation and generated no income from our wealth management business, the existing clients have come to us through referrals from existing relationships and we believe word-of-mouth is an especially effective marketing tool for the wealth management product, as our product mainly targets retail investors. We intend to engage in nationwide marketing initiatives to further raise our brand awareness while continuing to improve client satisfaction to strengthen our word-of-mouth referrals. We also encourage our employees to introduce or recommend new clients to us by providing incentive bonus.

Insurance

We maintain property insurance policies covering certain equipment and other property that are essential to our business operation to safeguard against risks and unexpected events. We also provide social security insurance including pension insurance, unemployment insurance, work-related injury insurance and medical insurance for our employees. We do not maintain business interruption insurance or general third-party liability insurance, nor do we maintain product liability insurance or key-man insurance. We consider our insurance coverage to be sufficient for our business operations in China.

Seasonality

We experience seasonality in our business, reflecting seasonal fluctuations in internet usage and traditional personal consumption patterns, as our individual borrowers typically use their borrowing proceeds to finance their personal consumption needs. For example, we generally experience lower transaction value on our online consumer finance marketplace during national holidays in China, particularly during the Chinese New Year holiday season in the first quarter of each year. Overall, the historical seasonality of our business has been mild due to our rapid growth but may increase further in the future. Due to our limited operating history, the seasonal trends that we have experienced in the past may not apply to, or be indicative of, our future operating results.

PRC Regulations

Our operation in China is subject to a number of PRC laws and regulations. This section summarizes all material PRC laws and regulations relevant to our business and operations in China and the key provisions of such regulations.

Corporate Laws and Industry Catalogue Relating to Foreign Investment

The establishment, operation, and management of corporate entities in China are governed by the Company Law of the PRC, or the Company Law, effective in 1994, as amended in 1999, 2004, and 2005, respectively. The Company Law is applicable to our PRC subsidiaries and affiliated PRC entity unless the PRC laws on foreign investment have stipulated otherwise.

The establishment, approval, registered capital requirement, and day-to-day operational matters of wholly foreign-owned enterprises (“WFOE”), such as our PRC subsidiary, Arki Network Service, are regulated by the WFOE Law of the PRC effective in 1986, as amended in 2000, and the Implementation Rules of the WFOE Law of the PRC effective in 1990, as amended in 2001.

Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalogue of Industries for Foreign Investment, or the Catalogue, which was promulgated and is amended from time to time by the Ministry of Commerce and the National Development and Reform Commission. The Catalogue divides industries into three categories: encouraged, restricted, and prohibited. Industries not listed in the Catalogue are generally open to foreign investment unless specifically restricted by other PRC regulations.

Establishment of WFOEs is generally permitted in encouraged industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures.

For example, sales and distribution of audio and video products are among the restricted categories, and only contractual joint ventures in which Chinese partners holding majority interests can engage in the distribution of audio and video products in China.

In addition, restricted category projects are also subject to higher-level government approvals. Foreign investors are not allowed to invest in industries in the prohibited category.

Regulations Relating to Telecommunications Services

In September 2000, the State Council issued the Regulations on Telecommunications of China (“the Telecommunications Regulations”), to regulate telecommunications activities in China. The telecommunications industry in China is governed by a licensing system based on the classifications of the telecommunications services set forth under the Telecommunications Regulations.

The Ministry of Industry and Information Technology (“MIIT”) together with the provincial-level communications administrative bureaus, supervises and regulates the telecommunications industry in China. The Telecommunications Regulations divide the telecommunications services into two categories: infrastructure telecommunications services and value-added telecommunications services. The operation of value-added telecommunications services is subject to the examination, approval, and the granting of licenses by MIIT or the provincial-level communications administrative bureaus. According to the Catalogue of Classification of Telecommunications Businesses effective in April 2003, provision of information services through the internet, such as the operation of our website, is classified as value-added telecommunications services.

Regulations Relating to Foreign Investment in Value-added Telecommunications Industry

According to the Administrative Rules for Foreign Investment in Telecommunications Enterprises issued by the State Council effective in January 2002, as amended in September 2008, a foreign investor may hold no more than a 50% equity interest in a value-added telecommunications services provider in China, and such foreign investor must have experience in providing value-added telecommunications services overseas and maintain a good track record.

The Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunications Business (“the Circular”), issued by the former Ministry of Information Industry (“MII”) in July 2006, reiterated the regulations on foreign investment in telecommunications businesses, which require foreign investors to set up foreign-invested enterprises and obtain an internet content provider, or ICP, license to conduct any value-added telecommunications business in China. Under the Circular, a domestic company that holds an ICP license is prohibited from leasing, transferring, or selling the license to foreign investors in any form, and from providing any assistance, including providing resources, sites, or facilities, to foreign investors that conduct value-added telecommunications business illegally in China. Furthermore, certain relevant assets, such as the relevant trademarks and domain names that are used in the value-added telecommunications business must be owned by the local ICP license holder or its shareholders. The Circular further requires each ICP license holder to have the necessary facilities for its approved business operations and to maintain such facilities in the regions covered by its license. In addition, all value-added telecommunications service providers are required to maintain network and information security in accordance with the standards set forth under relevant PRC regulations. If an ICP license holder fails to comply with the requirements in the Circular and also fails to remedy such non-compliance within a specified period of time, MII or its local counterparts have the discretion to take administrative measures against such license holder, including revoking its ICP license. We believe Arki Network Service is in compliance with the Circular.

Regulations Relating to Internet Information Services and Content of Internet Information

In September 2000, the State Council issued the Administrative Measures on Internet Information Services (“the Internet Measures”), to regulate the provision of information services to online users through the internet. According to the Internet Measures, internet information services are divided into two categories: services of an operative nature and services of a non-operative nature. Our business conducted through our website involves operating internet information services, which requires us to obtain an ICP license. If an internet information service provider fails to obtain an ICP license, the relevant local branch of MII may levy fines, confiscate its income, or even block its website. Due to the PRC law restriction that foreign investors cannot hold more than a 50% equity interest in a value-added telecommunications services provider, we hold our ICP license through Arki Network and Yin Hang. Arki Network currently holds an ICP license issued by Beijing Communications Control Bureau and Yin Hang holds an ICP license issued by Shanghai Communications Control Bureau, each a local branch of MII.

The Internet Measures further specify that the internet information services regarding, among others, news, publication, education, medical and health care, and pharmacy and medical appliances are required to be examined, approved, and regulated by the relevant authorities. Internet content providers are prohibited from providing services beyond that included in the scope of their business license or other required licenses or permits. Furthermore, the Internet Measures clearly specify a list of prohibited content. Internet content providers must monitor and control the information posted on their websites. We are subject to this rule as a result of our operation of our online marketplace program.

Regulations Relating to Privacy Protection

As an internet content provider, we are subject to regulations relating to protection of privacy. Under the Internet Measures, internet content providers are prohibited from producing, copying, publishing or distributing information that is humiliating or defamatory to others or that infringes the lawful rights and interests of others. Internet content providers that violate the prohibition may face criminal charges or administrative sanctions by PRC security authorities. In addition, relevant authorities may suspend their services, revoke their licenses or temporarily suspend or close down their websites. Furthermore, under the Administration of Internet Bulletin Board Services issued by the MII in November 2000, internet content providers that provide electronic bulletin board services must keep users’ personal information confidential and are prohibited from disclosing such personal information to any third party without the consent of the users, unless otherwise required by law. The regulation further authorizes relevant telecommunication authorities to order internet content providers to rectify any unauthorized disclosure. Internet content providers could be subject to legal liabilities if unauthorized disclosure causes damages or losses to internet users. However, the PRC government retains the power and authority to order internet content providers to provide the personal information of internet users if the users post any prohibited content or engage in illegal activities through the internet. We believe that we are currently in compliance with these regulations in all material aspects.

Regulations Relating to Taxation

In January 2008, the PRC Enterprise Income Tax Law (The “EIT” Law) took effect. The EIT applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, unless where tax incentives are granted to special industries and projects. Under the EIT Law and its implementation regulations, dividends generated from the business of a PRC subsidiary after January 1, 2008 and payable to its foreign investor may be subject to a withholding tax rate of 10% if the PRC tax authorities determine that the foreign investor is a non-resident enterprise, unless there is a tax treaty with China that provides for a preferential withholding tax rate. Distributions of earnings generated before January 1, 2008 are exempt from PRC withholding tax.

Under the EIT Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. A circular issued by the State Administration of Taxation in April 2009 regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese enterprise groups and established outside of China as “resident enterprises” clarified that dividends and other income paid by such PRC “resident enterprises” will be considered PRC-source income and subject to PRC withholding tax, currently at a rate of 10%, when paid to non-PRC enterprise shareholders. This circular also subjects such PRC “resident enterprises” to various reporting requirements with the PRC tax authorities.

Under the implementation regulations to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances, and properties of an enterprise. In addition, the tax circular mentioned above specifies that certain PRC-invested overseas enterprises controlled by a Chinese enterprise or a Chinese enterprise group in the PRC will be classified as PRC resident enterprises if the following are located or residence in the PRC: senior management personnel and departments that are responsible for daily production, operation, and management; financial and personnel decision making bodies; key properties, accounting books, the company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights.

Regulations Relating to Foreign Exchange

Pursuant to the Regulations on the Administration of Foreign Exchange issued by the State Council and effective in 1996, as amended in January 1997 and August 2008, current account transactions, such as sale or purchase of goods, are not subject to PRC governmental control or restrictions. Certain organizations in the PRC, including foreign-invested enterprises, may purchase, sell, and/or remit foreign currencies at certain banks authorized to conduct foreign exchange business upon providing valid commercial documents. Approval of the PRC State Administration of Foreign Exchange (“SAFE”), however, is required for capital account transactions.

In August 2008, SAFE issued a circular on the conversion of foreign currency into Renminbi by a foreign-invested company that regulates how the converted Renminbi may be used. The circular requires that the registered capital of a foreign-invested enterprise converted into Renminbi from foreign currencies may only be utilized for purposes within its business scope. For example, such converted amounts may not be used for investments in or acquisitions of other PRC companies, unless specifically provided otherwise, which can inhibit the ability of companies to consummate such transactions. In addition, SAFE strengthened its oversight of the flow and use of the Renminbi registered capital of foreign-invested enterprises converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been utilized. Violations may result in severe penalties, such as heavy fines.

Regulations Relating to Labor

Pursuant to the PRC Labor Law effective in 1995 and the PRC Labor Contract Law effective in 2008, a written labor contract is required when an employment relationship is established between an employer and an employee. Other labor-related regulations and rules of the PRC stipulate the maximum number of working hours per day and per week as well as the minimum wages. An employer is required to set up occupational safety and sanitation systems, implement the national occupational safety and sanitation rules and standards, educate employees on occupational safety and sanitation, prevent accidents at work, and reduce occupational hazards.

In the PRC, workers dispatched by an employment agency are normally engaged in temporary, auxiliary, or substitute work. Pursuant to the PRC Labor Contract Law, an employment agency is the employer for workers dispatched by it and must perform an employer’s obligations toward them. The employment contract between the employment agency and the dispatched workers, and the placement agreement between the employment agency and the company that receives the dispatched workers must be in writing. Also, the company that accepts the dispatched workers must bear joint and several liabilities for any violation of the Labor Contract Law by the employment agencies arising from their contracts with dispatched workers. An employer is obligated to sign an indefinite term labor contract with an employee if the employer continues to employ the employee after two consecutive fixed-term labor contracts. The employer also has to pay compensation to the employee if the employer terminates an indefinite term labor contract. Except where the employer proposes to renew a labor contract by maintaining or raising the conditions of the labor contract and the employee is not agreeable to the renewal, an employer is required to compensate the employee when a definite term labor contract expires. Furthermore, under the Regulations on Paid Annual Leave for Employees issued by the State Council in December 2007 and effective as of January 2008, employees who have served an employer for more than one (1) year and less than ten years are entitled to a 5-day paid vacation, those whose service period ranges from 10 to 20 years are entitled to a 10-day paid vacation, and those who have served for more than 20 years are entitled to a 15-day paid vacation. An employee who does not use such vacation time at the request of the employer shall be compensated at three times their normal salaries for each waived vacation day.

Pursuant to the Regulations on Occupational Injury Insurance effective in 2004 and the Interim Measures concerning the Maternity Insurance for Enterprise Employees effective in 1995, PRC companies must pay occupational injury insurance premiums and maternity insurance premiums for their employees. Pursuant to the Interim Regulations on the Collection and Payment of Social Insurance Premiums effective in 1999 and the Interim Measures concerning the Administration of the Registration of Social Insurance effective in 1999, basic pension insurance, medical insurance, and unemployment insurance are collectively referred to as social insurance. Both PRC companies and their employees are required to contribute to the social insurance plans. Pursuant to the Regulations on the Administration of Housing Fund effective in 1999, as amended in 2002, PRC companies must register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both PRC companies and their employees are required to contribute to the housing funds. The PRC Subsidiaries and Arki Network Service are in process of applying for registration for social insurance and opening a housing fund account.

Regulations on Dividend Distribution

Wholly foreign-owned companies in the PRC may pay dividends only out of their accumulated profits after tax as determined in accordance with PRC accounting standards. Remittance of dividends by a wholly foreign-owned enterprise out of China is subject to examination by the banks designated by SAFE. Wholly foreign-owned companies may not pay dividends unless they set aside at least 10% of their respective accumulated profits after tax each year, if any, to fund certain reserve funds, until such time as the accumulative amount of such fund reaches 50% of the wholly foreign-owned company’s registered capital. In addition, these companies also may allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds at their discretion. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Safe Regulations on Offshore Special Purpose Companies Held by PRC Residents or Citizens

Pursuant to the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles, or Circular No. 75, issued in October 2005 by SAFE and its supplemental notices, PRC citizens or residents are required to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas equity financing involving a roundtrip investment whereby the offshore entity acquires or controls onshore assets or equity interests held by the PRC citizens or residents. In addition, such PRC citizens or residents must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to increases or decreases in investment amount, transfers or exchanges of shares, mergers or divisions, long-term equity or debt investments, external guarantees, or other material events that do not involve roundtrip investments. Subsequent regulations further clarified that PRC subsidiaries of an offshore company governed by the SAFE regulations are required to coordinate and supervise the filing of SAFE registrations in a timely manner by the offshore holding company’s shareholders who are PRC citizens or residents. If these shareholders fail to comply, the PRC subsidiaries are required to report to the local SAFE branches. If the shareholders of the offshore holding company who are PRC citizens or residents do not complete their registration with the local SAFE branches, the PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to the offshore company, and the offshore company may be restricted in its ability to contribute additional capital to its PRC subsidiaries. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC law for evasion of applicable foreign exchange restrictions.

M&A Rules

On August 8, 2006, six PRC regulatory agencies, including China Securities Regulatory Commission (“CSRC”), promulgated a rule entitled Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (“the M&A Rules”) to regulate foreign investment in PRC domestic enterprises. The M&A rules, among other things, requires an overseas special purpose vehicle (“SPV”), formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of CSRC prior to publicly listing their securities on an overseas stock exchange. We believe that while the CSRC generally has jurisdiction over overseas listings of SPVs like us, CSRC’s approval is not required for this offering given the fact that no provision in the M&A Rules classifies the respective contractual arrangements between Arki Network Service and Arki Beijing and between Arki Network Service and Arki Fuxin as a type of acquisition transaction falling under the M&A Rules. There remains some uncertainty as to how this regulation will be interpreted or implemented in the context of an overseas offering. If the CSRC or another PRC regulatory agency subsequently determines that approval is required for this offering, we may face sanctions by the CSRC or another PRC regulatory agency.

The M&A Rules also establish procedures and requirements that could make some acquisitions of Chinese companies by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a Chinese domestic enterprise.

SAFE Regulations on Employee Share Options

On March 28, 2007, SAFE promulgated the Application Procedure of Foreign Exchange Administration for Domestic Individuals Participating in Employee Share Holding Plan or Share Option Plan of Overseas Listed Company, or the Share Option Rule. Pursuant to the Share Option Rule, Chinese citizens who are granted share options by an overseas publicly listed company are required to register with SAFE through a Chinese agent or Chinese subsidiary of the overseas publicly listed company and complete certain other procedures. Our PRC employees who have been granted share options will be subject to these regulations. Failure of our PRC share option holders to complete their SAFE registrations may subject these PRC employees to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us.

Employees

As of the date of this prospectus, we have 18 employees. The following table sets forth the number of our employees by function as of the same date:

Functional Area	Number of Employees
Senior management	4
Sales	3
Accounting	3
Human resources and administrative personnel	4
IT staff	3
Marketing	3
Total	18

Legal Proceedings

Currently there are no legal proceedings pending or threatened against the Company. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise.

DESCRIPTION OF PROPERTY

Our corporate headquarter is located at 136-82 39th Ave, 4th Floor, Unit B, Flushing, NY 11354. On December 21, 2014, we entered into a one-year lease agreement (the “Lease”) with Days Service Group, LLC, a New York limited liability company (“Days Service”) for our principal executive office. The Lease started on January 1, 2015 and expired on December 31, 2015. We have subsequently renewed the Lease year to year until the fiscal year end of 2018. Pursuant to the current terms of the Lease, we have agreed to pay a monthly rent of $1200.00.

We operate our business in China in an office located on a premise leased by Arki Network in Beijing. On January 3, 2017, Arki Network entered into a Lease Transfer Agreement pursuant to which Arki Network became the lease of an office located at Gaopidian Section 1, Unit 7-2, Chaoyang District, Beijing, China. Pursuant to the terms of the Lease Transfer Agreement, Arki Network has agreed to pay an annual rent of RMB 350,000 (approximately US$50,000) for 450 square meters of office space. The Lease Transfer Agreement became effective on January 16, 2017 and will expire on January 15, 2022.

All of the above leases are for commercial use. We believe that our existing facilities are adequate for our current requirements and we will be able to enter into lease arrangements on commercially reasonable terms for future expansion.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal years ended December 31, 2016 and 2015 and for the three and six months ended June 30, 2017 and 2016 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. See “Cautionary Note Regarding Forward-looking Statements” on page 24.

Overview

We strive to become a one-stop shop that focuses on microfinancing service for micro, small-to-medium sized enterprises (“SMEs”). We are primarily engaged in the businesses of microfinancing. We operate our direct microfinancing business through our subsidiary, Arki E-Commerce, and variable interest entity, Arki Network. With the increased difficulty of obtaining sufficient financing through traditional channels by SMEs, we offer SMEs alternative financing means through risk-controlled private lending to meet their capital needs and develop their business. It is our belief that the growth of SMEs will become an important factor of China’s economic growth in the next decade. We believe that our expertise in streamlining microfinancing process will place our company in a unique position in the marketplace.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with US GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The Company’s reporting currency is the U.S. dollar. The Company’s functional currency is the local currency in the PRC, the Chinese Yuan (RMB). The financial statements of the Company are translated into United States dollars in accordance with ASC 830, Foreign Currency Matters, using yearend rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income.

In accordance with ASC 830, Foreign Currency Matters, the Company translated the assets and liabilities into US $ using the rate of exchange prevailing at the applicable balance sheet date and the statements of income and cash flows are translated at an average rate during the reporting period. Adjustments resulting from the translation are recorded in investors’ equity as part of accumulated other comprehensive income.

	As of December 31,
	2016	2015
Balance sheet items, except for the equity accounts	6.9458	6.4936
Items in the statements of income and comprehensive loss and statement of cash flow	6.9475	6.2284

REVENUE RECOGNITION

We recognize revenue from product sales or services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured.

E-commerce Revenue Recognition

We evaluate whether it is appropriate to record the net amount of sales earned as commissions. We are not the primary obligor nor are we subject to inventory risk as the agreements with our suppliers specify that they have the responsibility to provide the product or service to the customer. Also, the amounts we earn from our vendors/suppliers is based on a fixed percentage and bound contractually. Additionally, the Company does not have any obligation to resolve disputes between the vendors and the customers that purchase the products on our website. Any disputes involving damaged, non-functional, product returns, and/or warranty defects are resolved between the customer and the vendor. The Company has no obligation for right of return and/or warranty for any of the sales completed using its website. Since we are not primarily obligated and amounts earned are determined using a fixed percentage, a fixed-payment schedule, or a combination of the two, we record our revenues as commissions earned on a net basis.

Our sales are net of promotional discounts and rebates and are recorded when the products are shipped and title passes to customers. Revenues are recorded net of sales and consumption taxes. We periodically provide incentive offers to our customers to encourage purchases. Such offers include current discount offers, such as percentage discounts off current purchases, inducement offers, such as daily sweepstakes reward opportunities that is based on volume of purchases, and other similar offers. Current discount offers and inducement offers are presented as a net amount in “Net revenues.”

We record deferred revenue when cash is received in advance of the performance of services or delivery of goods. Deferred revenue is also recorded to account for the seven day grace period offered to customers for potential product disputes, if any.

Because of the lack of sales generated on our online retail platforms, we ceased our E-commerce business in first quarter of 2015.

Servicing fee income

Borrowers typically pay us a servicing fee on each payment received. The service fees compensate us for the costs we incur in servicing the related loan, including managing funding from investors, payments to investors and maintaining borrower’ account portfolios. We record servicing fees paid by borrower as a component of operating revenue when received.

Yin Hang provided credit risks assessment services to the borrowers and lenders on a third party P2P online lending platform. The service fees calculated based on complexity, required time, contents and commercial value of the coordination services between borrowers and lenders and are collected when the loan agreements are signed completely by all parties but before releasing the money to the borrowers.

Interest income on loans

Interest on loan receivables is accrued monthly in accordance with their contractual terms and recorded in accrued interest receivable. The Company does not charge prepayment penalty from customers.

Distribution Revenue Recognition

We record product sales and shipping revenues, net of return allowances, when the products are shipped and title passes to customers. Return allowances, which reduce product revenue, are estimated using historical experience. Revenue from product sales and services rendered is recorded net of sales and consumption taxes.

DISCONTINUED OPERATIONS

See “Note 21 — DISCONTINUED OPERATIONS” to the consolidated financial statements for additional information.

CASH AND CASH EQUIVALENTS

We consider all investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents primarily represent funds invested in bank checking accounts, money market funds and domestic Chinese bank certificates of deposit. At December 31, 2016 and 2015, the Company had no cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments include cash and cash equivalents, accounts receivable, advance to suppliers, prepaid expenses, other receivables, other assets, accounts payable, accrued liabilities, other payables, related party payables, convertible note, short term debt and derivative liabilities. These financial instruments are measured at their respective fair values. For fair value measurement, US GAAP establishes a three-tier hierarchy which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 include other inputs that are directly or indirectly observable in the marketplace.

Level 3 unobservable inputs which are supported by little or no market activity.

Fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The carrying value of cash and cash equivalents, accounts receivable, advance to suppliers, prepaid expenses, other receivables, other assets, account payable, accrued liabilities, other payables, convertible note and short term debt approximates their fair value due to their short-term maturities.

The Company’s Level 3 valuation relates to derivative liabilities measured using management’s estimates of fair value as well as other significant inputs, such as volatility and risk free interest rate, which may be unobservable. See Note 15.

The Company has determined the estimated fair value amounts presented in these financial statements using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented in the financial statements are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Management believes it is not practical to estimate the fair value of related party payables because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Recent Accounting Pronouncements

In April 2014, the FASB issued ASU 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity”. The amendments in the ASU change the criteria for reporting discontinued operations while enhancing disclosures in this area. It also addresses sources of confusion and inconsistent application related to financial reporting of discontinued operations guidance in U.S. GAAP. Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. In addition, the new guidance requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income, and expenses of discontinued operations. The amendments in the ASU are effective in the first quarter of 2015 for public organizations with calendar year ends. Early adoption is permitted. The Company does not expect the adoption to have a significant impact on its consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. This ASU affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of non-financial assets. This ASU will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance. The ASU also supersedes some cost guidance included in Subtopic 605-35, Revenue Recognition-Construction-Type and Production-Type Contracts. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchanged for those goods or services. The standard is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. The Company is currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

In June 2014, the FASB issued ASU 2014-12, “Accounting for Share-based Payments When the Terms of an Award Provide that a Performance Target Could be Achieved After the Requisite Service Period”. The guideline requires performance targets, which affect vesting and can be achieved after the requisite service period, to be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If achievement of the performance target becomes probable before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The amendments are effective for interim and annual periods beginning after December 15, 2015. Early adoption is permitted. The Company is currently assessing the impact of the new standard on its consolidated financial statements. The Company does not expect these changes to have a material impact on the Company’s consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. The amendment in the ASU provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern. The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2016. Earlier adoption is permitted. The Company does not expect the adoption to have a significant impact on its consolidated financial statements.

In November 2014, the FASB issued ASU 2014-16, “Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity”. The amendments clarify how current US GAAP should be interpreted in evaluating the economic characteristics and risks of a host contract in a hybrid financial instrument that is issued in the form of a share. Specifically, the amendments clarify that an entity should consider all relevant terms and features, including the embedded derivative feature being evaluated for bifurcation, in evaluating the nature of the host contract. Furthermore, the amendments clarify that no single term or feature would necessarily determine the economic characteristics and risks of the host contract. Rather, the nature of the host contract depends upon the economic characteristics and risks of the entire hybrid financial instrument. The amendments in this ASU also clarify that, in evaluating the nature of a host contract, an entity should assess the substance of the relevant terms and features (i.e., the relative strength of the debt-like or equity-like terms and features given the facts and circumstances) when considering how to weight those terms and features. Specifically, the assessment of the substance of the relevant terms and features should incorporate a consideration of: (1) the characteristics of the terms and features themselves (for example, contingent versus noncontingent, in-the-money versus out-of-the-money); (2) the circumstances under which the hybrid financial instrument was issued or acquired (e.g., issuer-specific characteristics, such as whether the issuer is thinly capitalized or profitable and well-capitalized); and (3) the potential outcomes of the hybrid financial instrument (e.g., the instrument may be settled by the issuer issuing a fixed number of shares, the instrument may be settled by the issuer transferring a specified amount of cash, or the instrument may remain legal-form equity), as well as the likelihood of those potential outcomes. The amendments in this ASU apply to all entities that are issuers of, or investors in, hybrid financial instruments that are issued in the form of a share. The amendments in this ASU are effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption is permitted. Retrospective application is permitted to all relevant prior periods. The Company does not expect the adoption to have a significant impact on its consolidated financial statements.

In February 2015, the FASB issued ASU 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis”. The amendments in this Update affect reporting entities that are required to evaluate whether they should consolidate certain legal entities. All legal entities are subject to reevaluation under the revised consolidation model. Specifically, the amendments: 1. Modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities. 2. Eliminate the presumption that a general partner should consolidate a limited partnership. 3. Affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships. 4. Provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. The ASU will be effective for interim and annual reporting periods beginning after December 15, 2015. Early adoption is permitted. The Company is currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

Recent Development

Acquisition of Shenzhou Rongtong

On November 17, 2017, Arki Network, Beijing Shenzhou Rongtong Investment Management Co. Ltd. (“Shenzhou Rongtong”), a company organized under the law of People’s Republic of China, and all the shareholders of Shenzhou Rongtong entered into an Equity Transfer Agreement (the “Agreement”), pursuant to which Arki Network has agreed to acquire 100% of the issued and outstanding equity securities of Shenzhou Rongtong from its shareholders, in exchange for the issuance of an aggregate of 4,175,417 shares (the “Shares”) of common stock of the Company, to the shareholders of Shenzhou Rongtong within 15 days of the closing of the transaction. The transaction is pending the completion of the audit of Shenzhou Rongtong.

Disposition of Yin Hang

On December 1, 2016, we entered into certain Share Exchange Agreement with Yin Hang Financial Information Service (Shanghai) Co., Ltd, a company established under the laws of the PRC. Pursuant to the agreement, we agreed to acquire 100% of the capital stock of Yin Hang in exchange for the issuance of 4,680,000 shares of Company’s common stock, par value $0.0001 per share, to Yin Hang’s shareholders (the “Acquisition Shares”) for an aggregate acquisition price of $23,400,000 (the “Acquisition”). Pursuant to the terms of the Agreement, all Acquisition Shares shall be locked up for one year upon issuance and Yin Hang’s shareholders may sell up to 2% of the Acquisition Shares after such lock-up period.

On August 31, 2017, Arki Network and Yin Hang entered into a Supplementary Agreement and mutually agreed to terminate the Share Exchange Agreement, effective immediately, because companies in the financial information industry are not permitted to be controlled by foreign companies outside of China.

Comparison of the Three Months Ended September 30, 2017 and 2016

Revenue.

During the three months ended September 30, 2017, we generated revenue of $167,408, compared to revenue of $149,016 for the three months ended September 30, 2016, an increase of $18,393 or 12.34%. The increase in revenue was mainly attributable to increase of demand for microfinancing and financial advisory services.

Operating expenses.

Operating expenses totaled $172,389 for the three months ended September 30, 2016, compared to $120,328 for the three months ended September 30, 2016, an increase of $52,061 or 43.27%. The increase is mainly attributed to an increase of interest expenses and the provision of loan loss of $23,358.

Selling, general and administrative expenses.

Selling and marketing expenses increased by $616 from $0 for the three months ended September 30, 2016. The increase is attributed to the increase in expenses relating to the marketing and advertisement of our services and products.

Our general and administrative expenses consist of salaries, office expenses, utilities, business travel, amortization expenses, public company expenses (including legal, accounting expenses and investor relations expenses). General and administrative expenses were $67,328 for the three months ended September 30, 2017, compared to $78,436 for the three months ended September 30, 2016, a decrease of $11,108 or 14.16%. The decrease is mainly attributed to slight decrease in professional fees.

Interest expenses.

Interest expense was $81,087 for the three months ended September 30, 2017, compared to $35,242 for the three months ended September 30, 2016, an increase of $45,845 or 13.01%. The increase of interest expenses was due to increase in Arki Capital’s wealth management business.

Provision for loan losses

We incurred loan loss of $23,358 for the three months ended September 30, 2017, compared with $0 for the three months ended September 30, 2016.

Gain/Loss from operations.

As a result of the factors described above, operating loss was $4,981 for the three months ended September 30, 2017, compared to the operating income of $28,688 for the three months ended September 30, 2016, a decrease of approximately $ 33,669.

Other income and expenses.

We incurred other expenses of $0 for the three months ended June 30, 2017, compared to $6,650 for the three months ended September 30, 2016. The decrease is mainly attributable to the increased loans from individuals for the three months ended June 30, 2017, as compared with the same period in 2016.

Discontinued Operations.

On December 28, 2016, we entered into a sale agreement for the disposition of Shanghai Zhonghui Financial Information Services Corp. Shanghai Zhonghui’s business is reflected as discontinued operations. We generated $308,734 in net income from discontinued operations for the three months ended September 30, 2017, comparing to a loss of $613,267 for the three months ended September 30, 2016.

Loss from dissolution of discontinued operations

We incurred a loss from dissolution of discontinued operation of $5,127,174 for the three months ended September 30, 2017, compared to $0 for the three months ended September 30, 2016. It represents the excess of assets over liabilities for the discontinued operation at the time of dissolution.

Net income/loss.

Our net loss for the three months ended September 30, 2017 was $20,270, compared to the net income of $58,996 for the three months ended September 30, 2016, a decrease of $79,266. The decrease of net income is mainly due to the disposition of the discontinued operations.

Foreign currency translation.

Our consolidated financial statements are expressed in U.S. dollars but the functional currency of our operating subsidiary is RMB. Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the financial statements denominated in RMB into U.S. dollars are included in determining comprehensive income. Our foreign currency translation loss for the three months ended September 30, 2017 was $67,802, compared to translation loss of $9,262 for the three months ended September 30, 2016, an increase of loss of $58,540.

Comparison of the Nine Months Ended September 30, 2017 and 2016

Revenue.

During the nine months ended September 30, 2017, we generated revenue of $290,820, compared to revenue of $149,016 for the nine months ended September 30, 2016. The increase in revenue was mainly attributable to increase of demand for the microfinancing and financial advisory services.

Operating expenses.

Operating expenses totaled $1,842,307 for the nine months ended September 30, 2017, compared to $760,554 for the nine months ended September 30, 2016, an increase of $1,081.753 or 142.23%. The increase is mainly attributed to the increase in interest expenses in Arki Capital’s normal course of business.

Selling, general and administrative expenses.

Selling and marketing expenses increased from $0 for the nine months ended September 30, 2016 to $1,012 for the nine months ended September 30, 2017, an increase of $1,012. This is due to the increase in expenses relating to the marketing and advertisement of our services and products.

General and administrative expenses consist of salaries, office expenses, utilities, business travel, amortization expenses, public company expenses (including legal expenses, accounting expenses and investor relations expenses). General and administrative expenses were $692,323 for the nine months ended September 30, 2017, compared to $657,756 for the nine months ended September 30, 2016, an increase of $34,567, or 5.26%. The slight increase is mainly caused by the increase in professional fees.

Interest expenses.

Interest expense was $1,109,332 for the nine months ended September 30, 2017, compared with $107,318 for the nine months ended September 30, 2016, an increase of $1,002,014 or 933.69%. The increase of interest expenses was due to the crowd funding business of Arki Capital.

Provision for loan losses

We incurred loan loss of $39,640 for the nine months ended September 30, 2017, compared with $0 for the nine months ended September 30, 2016.

Gain/Loss from operations.

As a result of the factors described above, loss before income taxes was $1,551,487 for the nine months ended September 30, 2017, compared to the loss of $611,538 for the nine months ended September 30, 2016, an increase of $939,949 or 153.70%.

Discontinued Operations.

On December 28, 2016, we entered into a sale agreement for the disposition of Shanghai Zhonghui Financial Information Services Corp. Shanghai Zhonghui’s business is reflected as discontinued operations. On August 31, 2017, we terminated the Share Exchange Agreement with Yin Hang. As a result, as of September 30, 2017, the result of operations of Shanghai Yin Hang are reflected as discontinued operations. We generated $1,044,936 in net income from discontinued operations for the nine months ended September 30, 2017, compared to $618,251 for the nine months ended September 30, 2016, an increase of $426,685 or 69.01%.

Loss from dissolution of discontinued operations

We incurred a loss from dissolution of discontinued operation of $5,127,174 for the nine months ended September 30, 2017, compared to $0 for the nine months ended September 30, 2016. It represents the excess of assets over liabilities for the discontinued operation at the time of dissolution.

Net income/loss.

Our net loss for the nine months ended September 30, 2017 was $5,695,852, compared to net income of $6,713 for the nine months ended September 30, 2016, a decrease of net income of $5,702,565. The decrease of net income is mainly due to the disposition of the discontinued operations.

Foreign currency translation.

Our consolidated financial statements are expressed in U.S. dollars but the functional currency of our operating subsidiary is RMB. Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period and equity is translated at historical exchange rates when the capital transactions occurred. Translation adjustments resulting from the process of translating the financial statements denominated in RMB into U.S. dollars are included in determining comprehensive income. Our foreign currency translation loss for the nine months ended September 30, 2017 was $99,785, compared to translation loss of $31,406 for the nine months ended September 30, 2016, an increase in loss of $68,379 or 2177.26%.

Liquidity and Capital Resources

Over the past years, we have been funded through advances from related parties, including our CEO Jianmin Gao and COO Fei Gao. These advances are non-interest bearing and have no specified maturity date. Because these individuals are also shareholders of the company, we believe that they are willing to provide continuing funding on an as-needed basis. However, as of the date of this prospectus, such related parties do not have any existing obligation to advance funds or working capital to support our business, nor can our company rely on any advance funds from such related parties. In the event that we do not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations, we may need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations.

For the nine months ended September 30, 2017

All of our business operations are carried out by our PRC Subsidiaries, and all of the cash generated by our operations has been held by those entities. In order to transfer such cash to our parent entity, Consumer Capital Group, Inc., which is a Delaware corporation, we would need to rely on dividends, loans or advances made by our PRC subsidiaries. Such transfers may be subject to certain regulations or risks. To date, our parent entity has paid its expenses by raising capital through private placement transactions. In the future, in the event that our parent entity is unable to raise needed funds from private investors, our PRC Subsidiaries would have to transfer funds to our parent entity.

PRC regulations relating to statutory reserves and currency conversion would impact our ability to transfer cash within our corporate structure. The Company Law of the PRC applicable to Chinese companies provides that net after tax income should be allocated by the following rules:

1.       10% of after tax income to be allocated to a statutory surplus reserve until the reserve amounts to 50% of the company’s registered capital.

2.       If the accumulate balance of statutory surplus reserve is not enough to make up the Company’s cumulative prior years’ losses, the current year’s after tax income should be first used to make up the losses before the statutory surplus reverse is drawn.

3.       Allocation can be made to the discretionary surplus reserve, if such a reserve is approved at the meeting of the equity owners.

Therefore, the Company is required to maintain a statutory reserve in China that limits any equity distributions to its shareholders. The required amounts of the statutory reserves of our PRC entities has not been reached. The Company has never distributed earnings to shareholders and has consistently stated in the Company’s filings it has no intentions to do so.

The RMB cannot be freely exchanged into Dollars. The State Administration of Foreign Exchange (“SAFE”) administers foreign exchange dealings and requires that they be conducted though designated financial institutions.

These factors will limit the amount of funds that we can transfer from our PRC Subsidiaries to our parent entity and may delay any such transfer. In addition, upon repatriation of earnings of PRC Subsidiaries to the United States, those earnings may become subject to United States federal and state income taxes. We have not accrued any U.S. federal or state tax liability on the undistributed earnings of our foreign subsidiary because those funds are intended to be indefinitely reinvested in our international operations. Accordingly, taxes imposed upon repatriation of those earnings to the U.S. would reduce the net worth of the Company.

As of September 30, 2017, cash and cash equivalents were $1,520,549.

The following table sets forth information about our net cash flow for the periods indicated:

Cash Flows Data:

	For Nine Months ended September 30,
	2017	2016
Net cash flows provided by (used in) operating activities	$(4,888,437)	$(4,288,573)
Net cash flow provided by operating activities from discontinuing operations	$4,082,238	—
Net cash flows provided by (used in) investing activities	$(1,306,197)	$(3,293,593)
Net cash flows provided by (used in) financing activities	$2,289,071	$7,334,091

Net cash flow used by operating activities was $4,888,437 for the nine months ended September 30, 2017, compared to $4,288,573 used in operating activities for the nine months ended September 30, 2016, an increase of cash used of $599,864.

Net cash flow provided by operating activities from discontinuing operations was $4,082,238 for the nine months ended September 30, 2017, compared to $0 provided for the nine months ended September 30, 2016.

Net cash flow used in investing activities was $1,306,197 for the nine months ended September 30, 2017, compared to $3,293,593 for the nine months ended September 30, 2016, a decrease of $1,987,396 or 60.34%. The significant decrease is mainly due to the decrease of loan receivables for the nine months ended September 30, 2017, as compared with the same period in 2016.

Net cash flow provided by financing activities was $2,289,071 for the nine months ended September 30, 2017, compared to $7,334,091 provided by financing activities for the nine months ended September 30, 2016, a decrease of $5,045,020 or 68.79%.

Concentration of Business and Credit Risk

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash and cash equivalents, and accounts receivable. The maximum exposure of such assets to credit risk is their carrying amounts as of the balance sheet dates. As of September 30, 2017 and December 31, 2016, substantially all of the Company’s cash and cash equivalents were deposited in financial institutions located in the PRC, which management believes are of high credit quality. Management believes the credit risk on bank deposits is limited because the counterparties are banks with high credit-ratings assigned by international credit rating agencies, or state-owned banks in China. Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC and the United States of America. Balances at financial institutions or state owned banks within the PRC are not covered by insurance. Non-performance by these institutions could expose the Company to losses for amounts in excess of insured balances. As of September 30, 2017 and December 31, 2016, our bank balances with the banks in U.S. amounted to $536 and $119,569 which are under the U.S. Federal depository insurance coverage of $250,000, respectively. As of September 30, 2017 and December 31, 2016, our bank balances with the banks in the PRC amounted to $1,520,013 and $1,460,640, respectively, which are uninsured and subject to credit risk. We have not experienced nonperformance by these institutions.

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and cash equivalents, loan receivable from borrowers and the related accrued interest receivable. The aforementioned borrowers paid service fees and interest regularly according to the contract during the reporting period, and the Company believes that the default risk from these borrowers is low in the foreseeable future.

Contractual Obligations

Lease commitments

On December 21, 2016, we renewed a one-year sublease agreement (the “Lease”) with Days Service Group, LLC, a New York limited liability company (“Days Service”) for our principal executive office located at 136-82 39th Ave, 4th Floor, Unit B, Flushing, NY 11354. Days Service has a 15-year lease agreement with Ming Seng & Associates, LLC. Pursuant to the terms of the sublease, we agreed to pay a monthly rent of $1,200. The Lease expired on December 31, 2017 and was subsequently renewed for the year of 2018.

We operate our business in China in an office located on a premise leased by Arki Network in Beijing. On January 3, 2017, Arki Network entered into a Lease Transfer Agreement pursuant to which Arki Network became the leasee of an office located at Gaopidian Section 1, Unit 7-2, Chaoyang District, Beijing, China. Pursuant to the terms of the Lease Transfer Agreement, Arki Network has agreed to pay an annual rent of RMB 350,000 (approximately US$50,000) for 450 square meters of office space. The Lease Transfer Agreement became effective on January 16, 2017 and will expire on January 15, 2022.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

Comparison of the Fiscal Years Ended December 31, 2016 and 2015

The following table sets forth the results of our operations for the periods indicated in U.S. dollars

	For the Years Ended December 31,
	2016	2015
REVENUE	$261,275	$—

COST OF REVENUE	—	—

GROSS PROFIT	261,275	—

Selling expenses	(42,795)	(67,934)
General and administrative expenses	(846,926)	(766,387)
LOSS FROM OPERATIONS	(628,446)	(834,321)

Other Income	8,754	100
Other Expense	(173,742)	(99,896)
Interest income	63,530	(441)
Change in fair value of derivative liabilities	—	213,498
Bargain purchase gain	1,593,719	—

Income (Loss) from continuing operations before income taxes	863,815	(721,060)

Income tax expense	(78,199)	—

Income (Loss) from operations	785,616	(721,060)
Less: Net loss (income) attributable to the non-controlling interest	109,317	82,293
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY – continuing operations	$894,933	$(638,767)

	For the Years Ended December 31,
	2016	2015
Discontinued operations
(Loss) Income from discontinued operations before income taxes (including pretax gain on sales of Shanghai Zhonghui: $1,355,432 in 2016	$(1,807,527)	$1,737,165
Income tax expense	(292,666)	(434,291)

Loss from discontinued operations	(2,100,193)	1,302,874
Less: Net loss (income) attributable to the non-controlling interest	1,699,130	(640,753)
NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY – discontinued operations	$(401,063)	$662,121

Net (loss) income	$(1,314,577)	$581,814
NET INCOME ATTRIBUTABLE TO THE COMPANY	$493,870	$23,354

(Loss) earnings per share – Basic and Diluted
CONTINUING OPERATIONS
-Basic	$0.03	$(0.03)
-Diluted	$0.03	$(0.03)

DISCONTINUED OPERATIONS
-Basic	$(0.01)	$0.03
-Diluted	$(0.01)	$0.03

NET INCOME PER SHARE ATTRIBUTABLE TO THE COMPANY
-Basic	$0.02	$0.00
-Diluted	$0.02	$0.00

Weighted average number of common shares outstanding basic and diluted	31,601,516	22,420,839

Revenue.

During the fiscal year ended December 31, 2016, we had revenue of $261,275, comparing to revenue of $0 for the fiscal year ended December 31, 2015, an increase of $261,275. The significant revenue increase was mainly attributable to our launch of new microfinancing business.

Revenue from Shanghai Zhonghui (our discontinued business) for the fiscal years ended December 31, 2016 and 2015 were $1,043,523 and $5,326,506, respectively and were included in net income (loss) from discontinued operations.

Cost of Revenue.

We did not have any cost of revenue for the fiscal years ended December 31, 2016 and 2015, respectively.

Cost of goods sold from Shanghai Zhonghui (our discontinued business) for the fiscal years ended December 31, 2016 and 2015 were $0 and $0, respectively and were included in net loss from discontinued operations.

Gross Profit

As a result of our revenue and cost of revenue described above, we had gross profit of $261,275 for the fiscal year ended December 31, 2016, comparing to gross profit of $0 for the fiscal year ended December 31, 2015.

Gross profit from Shanghai Zhonghui (our discontinued business) for the fiscal years ended December 31, 2016 and 2015 were of $1,043,523 and $5,326,506, respectively, and were included in net loss from discontinued operations.

Selling, general and administrative expenses.

Selling expenses decreased from $67,934 for the fiscal year ended December 31, 2015 to $42,795 for the fiscal year ended December 31, 2016, a decrease of $25,139. The decrease is mainly attributed to the decrease of our marketing expenses.

Selling expenses from Shanghai Zhonghui (our discontinued business) for the fiscal year ended December 31, 2016 and 2015 were $7,971,308 and $2,518,552, respectively and were included in net loss from discontinued operations.

Our general and administrative expenses consist of salaries, office expenses, utilities, business travel, amortization expenses, public company expenses (including legal expenses, accounting expenses and investor relations expenses). General and administrative expenses were $846,926 for the fiscal year ended December 31, 2016, compared to $766,387 for the fiscal year ended December 31, 2015, an increase of $80,539. The increase is mainly attributed to the increase in compensation expenses, legal expense, and other professional fees.

General and administrative expenses from Shanghai Zhonghui (our discontinued business) for the fiscal year ended December 31, 2016 and 2015 were $1,865,042 and $2,615,599, respectively and were included in net loss from discontinued operations.

Loss from operations.

As a result of the factors described above, operating loss was $628,446 for the fiscal year ended December 31, 2016, comparing to operating loss of $834,321 for the fiscal year ended December 31, 2015. The decrease of $205,875 was mainly due to we engage in both microfinancing business and financial innovation.

Other income and expenses.

We generated $8,152 in other income for the fiscal year ended December 31, 2016, comparing to $100 for the fiscal year ended December 31, 2015. We incurred $173,140 in other expense for the fiscal year ended December 31, 2016, comparing to 99,896 for the fiscal year ended December 31, 2015. Other expense consists of interest expense and the increase is primarily due to the increase of assets management service. Our interest income was $63,530 for the fiscal year ended December 31, 2016, comparing to interest expense of $441 for the fiscal year ended December 31, 2015. Expenses from changes in the fair value of our derivative as a result of adopting ASC 82010 was an income of $0 for the fiscal year ended December 31, 2016, comparing to an income of $213,498 for the year ended December 31, 2015. We had bargain purchase gain of $1,593,719 for the fiscal year ended December 31, 2016, comparing to $0 for the fiscal year ended December 31, 2015. The significant increase of the bargain purchase gain is primarily due to acquisition of Yin Hang.

Total other expenses from Shanghai Zhonghui (our discontinued business) for the fiscal years ended December 31, 2016 and 2015 were $4,458,109 and $1,057,994, respectively and were included in net loss from discontinued operations.

Income tax.

We had tax expense of $78,199 for the year ended December 31, 2016, comparing to $0 for the year ended December 31, 2015. The increase of income tax expense is primarily due to the launch of our new microfinancing business.

Net loss from continuing operations.

As a result of the factors described above, our net income from continuing operations for the year ended December 31, 2016 was $785,616, comparing to net loss of $721,060 for the fiscal years ended December 31, 2015, an increase in loss of $1,657,576.

Net loss from discontinued operations.

Net loss from Shanghai Zhonghui (our discontinued business) for the years ended December 31, 2016 was $2,100,193, comparing to net income of $1,302,874 for the years ended December 31, 2015, respectively and were included in net loss from discontinued operations.

Net income (loss).

As a result of the factors above, our net loss for the fiscal year ended December 31, 2016 was $1,341,577, comparing to net income of $581,814 for the fiscal year ended December 31, 2015, a decrease of net income of $1,923,391.

Net income (loss) attributable to the company.

Net income attributable to our company was $493,870, or earnings of $0.03 per share (basic and diluted), for the fiscal year ended December 31, 2016, comparing to net income attributable to our company of $23,354, or loss of $0.03 per share (basic and diluted), for the fiscal year ended December 31, 2015.

Foreign currency translation.

Our consolidated financial statements are expressed in U.S. dollars but the functional currency of our operating subsidiary is RMB. Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the financial statements denominated in RMB into U.S. dollars are included in determining comprehensive income. Our foreign currency translation gain for the fiscal year ended December 31, 2016 was $355,888, comparing to translation loss of $191,032 for the year ended December 31, 2015. The increase of $546,920 is primarily due to the fluctuation of the exchange rate.

Liquidity and Capital Resources

All of our business operations are carried out by our PRC subsidiaries or variable interest entities, and all of the cash generated by our operations has been held by those entity. In order to transfer such cash to our parent entity, Consumer Capital Group, Inc., which is a Delaware corporation, we would need to rely on dividends, loans or advances made by our PRC subsidiaries. Such transfers may be subject to certain regulations or risks. To date, our parent entity has paid its expenses by raising capital through private placement transactions. In the future, in the event that our parent entity is unable to raise needed funds from private investors, our PRC subsidiaries or variable interest entities would have to transfer funds to our parent entity.

Over the past years, we have been funded through advances from related parties, including our CEO Jianmin Gao and COO Fei Gao. These advances are non-interest bearing and have no specified maturity date. Because these individuals are also shareholders of the company, we believe that they are willing to provide continuing funding on an as-needed basis. However, as of the date of this prospectus, such related parties do not have any existing obligation to advance funds or working capital to support our business, nor can our company rely on any advance funds from such related parties. In the event that we do not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations, we may need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations.

The RMB cannot be freely exchanged into Dollars. The State Administration of Foreign Exchange (“SAFE”) administers foreign exchange dealings and requires that they be conducted though designated financial institutions.

These factors will limit the amount of funds that we can transfer from our PRC Subsidiaries to our parent entity and may delay any such transfer. In addition, upon repatriation of earnings of PRC Subsidiaries to the United States, those earnings may become subject to United States federal and state income taxes. We have not accrued any U.S. federal or state tax liability on the undistributed earnings of our foreign subsidiary because those funds are intended to be indefinitely reinvested in our international operations. Accordingly, taxes imposed upon repatriation of those earnings to the U.S. would reduce the net worth of the Company.

As of December 31, 2016, cash and cash equivalents were $1,461,176, compared to $760,798 at December 31, 2015, an increase of $700,378.

The following table sets forth information about our net cash flow for the years indicated:

Cash Flows Data:

	For Year ended December 31
	2016	2015
Net cash flows (used in) provided by operating activities	$(5,521,846)	$2,644,560
Net cash flows provided by (used in) investing activities	$(5,470,906)	$(33,909,030)
Net cash flows provided by financing activities	$9,910,158	$34,080,173

Net cash flow used in operating activities was $5,521,846 for the fiscal year ended December 31, 2016, comparing to $2,644,560 provided by operating activities for the year ended December 31, 2015, an increase of $8,166,406. The increase in net cash flow used in operating activities was mainly due to the increased expenses relating to the shift of our core business.

Net cash flow used in investing activities was $5,470,906 for the fiscal year ended December 31, 2016, comparing to $33,909,030 for the fiscal year ended December 31, 2015, a decrease of $28,438,124. The decrease is mainly due to the decreased loan receivables in connection with the shift of our core business.

Net cash flow provided by financing activities was $9,910,158 for the fiscal year ended December 31, 2016, comparing to $34,080,173 for the fiscal year ended December 31, 2015, a decrease of $24,170,015. The significant decrease in net cash flow provided by financing activities was mainly due to the decreased loan from individuals borrowed in relating to the shift of our core business.

Concentration of Credit Risk

Assets that potentially subject our Company to significant concentration of credit risk primarily consist of cash and cash equivalents, and accounts receivable. The maximum exposure of such assets to credit risk is our carrying amounts as of the balance sheet dates. As of December 31, 2016 and 2015, substantially all of our cash and cash equivalents were deposited in financial institutions located in the PRC, which management believes are of high credit quality. We believe the credit risk on bank deposits is limited because the counterparties are banks with high credit ratings assigned by international credit rating agencies, or state-owned banks in China. Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC and the United States of America. Balances at financial institutions or state owned banks within the PRC are not covered by insurance. Nonperformance by these institutions could expose our Company to losses for amounts in excess of insured balances. As of December 31, 2016 and 2015, our bank balances with the banks in U.S. exceeded the insured amount by $536 and $119,569, respectively. As of December 31, 2016 and 2015, our bank balances with the Banks in the PRC amounted to $1,460,640 and $641,229, respectively, which are uninsured and subject to credit risk. We have not experienced nonperformance by these institutions.

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and cash equivalents, loan receivable from borrowers and the related accrued interest receivable. As of December 31, 2016, we have three significant borrowers, which accounted for 63% of total loan receivable balance. The aforementioned borrowers paid service fee and interest regularly according to the contract during the reporting period, and the Company believed that the default risk from this borrower is low in the foreseeable future.

Lease commitments

Our corporate headquarter is located at 136-82 39th Ave, 4th Floor, Unit B, Flushing, NY 11354. On December 21, 2014, we entered into a one-year lease agreement (the “Lease”) with Days Service Group, LLC, a New York limited liability company (“Days Service”) for our principal executive office. The Lease started on January 1, 2015 and expired on December 31, 2015. We subsequently renewed the Lease for the fiscal year ended December 31, 2016 and then again for the fiscal years ended December 31, 2017 and 2018. Pursuant to the current terms of the Lease, we have agreed to pay a monthly rent of $1200.00.

We operate our business in China in an office located on a premise leased by Arki Network in Beijing. On January 3, 2017, Arki Network entered into a Lease Transfer Agreement pursuant to which Arki Network became the leasee of an office located at Gaopidian Section 1, Unit 7-2, Chaoyang District, Beijing, China. Pursuant to the terms of the Lease Transfer Agreement, Arki Network has agreed to pay an annual rent of RMB 350,000 (approximately US$50,000) for 450 square meters of office space. The Lease Transfer Agreement became effective on January 16, 2017 and will expire on January 15, 2022.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholders’ equity or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interests in assets transferred to an unconsolidated entity that serves as credit, liquidity, or market risk support to such entity. We do not have any variable interests in any unconsolidated entity that provides financing, liquidity, market risk, or credit support to us or engages in leasing, hedging, or research and development services with us.

UNDERWRITING

Boustead Securities, LLC, is acting as the representative of the underwriters of the offering (the “Representative”). We have entered into an underwriting agreement dated February [•], 2018 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name	Total Number of Shares
Boustead Securities, LLC	[•]
Total:	[•]

The underwriters are committed severally to purchase all of the shares of common stock offered by us. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ several obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters propose to offer the shares of common stock offered by us to the public at the registered direct offering price set forth on the cover of this prospectus.

Our stock is currently listed on the OTCQB Venture Market under the symbol “CCGN”. We intend to apply to list our common stock on the Nasdaq Capital Market, but we cannot assure you that our application will be approved at this point.

Discounts, Commissions and Expense Reimbursement. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.

	Per Share		Total
Public offering price	$	[•]		$40,000,000
Underwriting discounts and commissions to be paid by us(1)	$	[•]		$2,600,000
Proceeds, before expenses, to us	$	[•]		$37,400,000
Non-accountable expense allowance	$	[•]	$	[•]
Advisory fees	$	[•]		$100,000

____________

(1)      The underwriting discounts and commissions are not payable with respect to the warrants issued to our underwriters. See “Underwriter’ Warrants” below.

We have also agreed to reimburse the Underwriter for its reasonable expenses incurred relating to the offering, including all actual fees and expenses incurred by the Underwriter in connection with, among other things, due diligence costs, which shall not exceed $50,000, $50,000 of which was paid upon the execution of the engagement agreement, and the fees and expenses of the Underwriter’s counsel, which shall not exceed $75,000. We have also agreed to pay the Underwriter an advisory fee of $50,000 upon the closing of this offering. In the event this offering does not close or the engagement agreement is terminated for any reason, we have agreed to reimburse the Underw for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements. Out-of-pocket expenses above $5,000 are to be pre-approved by us.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $[•].

Lock-Up Agreements. We, our directors and executive officers and shareholders beneficially own in excess of 5% of the currently issued and outstanding shares of common stock will enter into lock-up agreements with the underwriters pursuant to which each of these persons or entities, for a period of time ranging from 90 days to 360 days from the effective date of the registration statement of which this prospectus is a part without the prior written consent of the underwriters, agree not to, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our securities or any securities convertible into or exercisable or exchangeable for our shares of common stock owned or acquired on or prior to the closing date of this offering (including any shares of common stock acquired after the closing date of this offering upon the conversion, exercise or exchange of such securities), or publicly disclose the intention to do any of the foregoing; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, except for certain exceptions and limitations; or (3) file or caused to be filed any registration statement relating to the offering of any of our shares of common stock.

Underwriter’s Warrants. We have agreed to issue to our underwriters warrants to purchase the number of our shares of common stock in the aggregate equal to 6.5% of the gross proceeds received by the Company from the Closing. The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to 100% of the public offering price per share in the offering. The warrants are also exercisable on a cashless basis. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Neither our underwriters, nor permitted assignees under Rule 5110(g)(1), will sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrants provide for registration rights upon request, in certain cases.  The demand registration right provided will not be greater than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(iv). The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. The warrant exercise price and/or underlying shares may also be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Electronic Offer, Sale and Distribution of Securities. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The Representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our shares of common stock on the Nasdaq Capital Market or on the OTC Markets in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, with effect from and including the date on which the Prospectus Directive is implemented in that Member State, an offer of securities may not be made to the public in that Member State, other than:

(a)      to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(b)     to fewer than 100 or, if that Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the Representative; or

(c)      in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive; provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of securities to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in that Member State), and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in that Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive (“qualified investors”) that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such shares will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571 Laws of Hong Kong) and any rules made thereunder.

People’s Republic of China

This prospectus has not been and will not be circulated or distributed in the PRC, and shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan, and the special administrative regions of Hong Kong and Macau.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (SFA), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (DFSA). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers are listed below.

Name	Age	Position	Since
Jianmin (“Jack”) Gao	64	Chairman of the Board and Chief Executive Officer	2011
Fei Gao	38	Chief Operating Officer and Director	2011
Crystal Lijie Chen	49	Chief Financial Officer	2017
Dong Yao	40	Chief Technology Officer	2011

A brief description of the background and business experience of our directors and executive officers for the past five years is as follows:

Jianmin (“Jack”) Gao, 64, Chairman of the Board and Chief Executive Officer. Mr. Gao is a co-founder of our holding company, CCG. He has over 30 years of experience in credit markets, risk arbitrage, acquisitions, and venture capital as a commercial and investment banker. Mr. Gao has been the Chairman of the Board and Chief Executive Officer of CCG since he founded CCG in 2009. In 2008, Mr. Gao began development of the China-based e-commerce platform owned by CCG. He founded America Pine Group Inc. (formerly known as America Pine Bio-tech Inc.) in 2006. From 1997 to 2006, he was an investment banker with the U.S. firm Blackwater Capital Group. Mr. Gao earned a Master’s degree in Finance from Tsinghua University in 2002. We believe that Mr. Gao is qualified to serve on our Board of Directors because of his experience in co-founding the Company’s China-based e-commerce platform and his broad base of knowledge and experience in the commercial and investment banking industries.

Crystal Lijie Chen, 49, has been the Managing Director of United Int’l Solutions Group since 2016. From 2012 to 2016, Ms. Chen was the Managing Director of Liang & Company Accountancy Corp, where she focused on financial consulting and due diligence, tax consultation for international M&A cases, international assets allocation for large companies and individuals. She was also in charge of M&A projects, investment projects, and bringing overseas investors to invest in the United States. From 2010 to 2011, Ms. Chen was the CFO at H&H Store, Inc., where she helped filing a Registration Statement on Form S-1 with the SEC. From 2009 to 2010, Ms. Chen was the CFO and Vice President in Finance at QKL Stores, Inc. (NASDAQ: QKLS). While there, Ms. Chen was in charge of financing, forecasting, budgeting, accounting, internal control and investor relationship for the company. She successfully helped the company with a $55 million financing in 2009 and 2010. Prior to that, Ms. Chen was an Accountant at PricewaterhouseCoopers LLP from 2006 to 2007 and the Senior Accounting Manager at Simon & Edward LLP from 2000 to 2003. Ms. Chen received a Master of Business Administration from California State University, Los Angeles, a Master of Business Taxation from University of Southern California and a Doctor of Philosophy in Economics specializing in Finance from Renmin University of China. Ms. Chen is an active Certified Public Accountant (CPA) licensed in California. She has also obtained Real Estate License as well as Life Insurance and Property Casualty Insurance License in 2007 and 2006, respectively. Ms. Chen has worked closely with public companies in both U.S. and China. She is also experienced with providing consulting services to Financial Institutions, U.S. listing companies and subsidiaries of foreign public companies on a variety of matters, including finance and international trade, banking and finance, mergers and acquisitions, due diligence and taxation. In addition, Ms. Chen is fluent in both English and Chinese, and is familiar with both culture and business environment. Ms. Chen also serves as the Young Member of All-China Federation of Returned Overseas Chinese and as the Vice Chairman of Chinese American Federation in U.S. Play.

Fei Gao, 38, is the son of Jianmin (“Jack”) Gao, is a co-founder and our Chief Operating Officer. In 2008, Mr. Gao joined his father, Jianmin Gao, in the development of the China-based e-commerce platform owned by CCG. He received a Master’s degree in business administration from Tsinghua University in 2007 and experience in managing and developing e-commerce business. We believe that Mr. Gao’s training in business management and experience in e-commerce business qualifies him to serve on our Board of Directors.

Dong Yao, 40, Concurrent to his position with the Company, Mr. Yao is also the Chief Technology Officer of our holding company, CCG. Mr. Yao has been the general technology manager in Beijing Meihangkai Internet Information Service Co., Ltd. since 2008. Before that, he was the technology manager in Tianjin Dianji Technology Internet Co., Ltd. from 2004 to 2008. He received a diploma in computer science from Tianjin Polytechnic University in 2000. We believe that Mr. Yao’s extensive experience in database development and management qualifies him to serve on our Board of Directors.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

Mr. Jianmin Gao and Mr. Fei Gao are father and son.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•         been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•         had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•         been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•         been found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•         been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•         been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Code of Ethics

We current do not have a code of business conduct and ethics applicable to our directors, officers and employees, however, we intend to adopt one in the near future in connection with our application to list on the Nasdaq Capital Market.

Corporate Governance

The business and affairs of the company are managed under the direction of our board. In addition to the contact information in this annual report, each stockholder will be given specific information on how he/she can direct communications to the officers and directors of the corporation at our annual stockholders meetings. All communications from stockholders are relayed to the members of the board of directors.

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. Until these committees are established, these decisions will continue to be made by our Board of Directors. The Company expects to create committees which are compliant with the rules of Nasdaq in connection with its application to the Nasdaq Capital Market.

Board Leadership Structure and Role in Risk Oversight

Our Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The Board focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the Board’s appetite for risk. While the Board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and are required to furnish us with copies of these reports. Based solely on our review of the reports filed with the SEC, we believe that our CEO Jianming Gao, COO Fei Gao and Director Dong Yao have not filed reports required under the Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table below sets forth information regarding the compensation awarded to or earned by the company’s executive officers for our fiscal years ended December 31, 2017 and 2016

Name	Year	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	All other compensation ($)	Total ($)
Jianmin (“Jack”) Gao	2016	—	—	—	—	—	—
Chief Executive Officer	2017	—	—	—	—	—	—
Crystal Lijie Chen	2016	—	—	—	—	—	—
Chief Financial Officer	2017	15,000	—	—	—	—	15,000
Fei Gao	2016	30,000	—	—	—	—	30,000
Chief Operating Officer	2017	30,000	—	—	—	—	30,000
Dong Yao	2016	19,200	—	—	—	—	19,200
Chief Technology Officer	2017	19,200	—	—	—	—	19,200

Employment Agreements

The Company the company has executive agreements with Crystal Lijie Chen, Fei Gao and Dong Yao.

Option Grants

We had no outstanding equity awards as of the end of fiscal years ended December 31, 2017 and 2016.

Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during fiscal years ended December 31, 2017 and 2016 by the executive officers.

Outstanding Equity Awards at Fiscal Year-End Table

We had no outstanding equity awards as of the end of fiscal years ended December 31, 2017 and 2016.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer in fiscal 2017 and 2016 under any long-term incentive plan.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

Jianmin tendered his resignation as Chief Financial Officer on August 3, 2017. Crystal Lijie Chen was subsequently appointed as the CFO of the Company.

Director Compensation Table

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors.

Name	Year	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	All other compensation ($)	Total ($)
Jianmin (“Jack”) Gao	2016	—	—	—	—	—	—
	2017	—	—	—	—	—	—
Fei Gao	2016	—	—	—	—	—	—
	2017	—	—	—	—	—	—

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of February 9, 2018 for (i) each stockholder known to be the beneficial owner of 5% or more of the Company’s outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of February 9, 2018. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of February 9, 2018 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 136-82 39th Ave, 4th Floor, Unit B, Flushing, NY 11354.

Name of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Jianmin Gao	9,076,132	28.21%
Crystal Lijie Chen	—	—
Fei Gao	2,256,405	7.01%
Dong Yao	4,553	0.01%
All officers and directors as a group (4 persons)	9,899,172	35.25%
5% shareholders:
None

____________

(1)      Applicable percentages are based on 32,178,849 shares outstanding as of February 9, 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The Company had the following related party balances at December 31, 2016 and 2015:

	As of December 31,
	2016	2015
Due from related party:
Ms. Lihua Xiao	$64,339	$—
Mr. Hao Siheng	68,140	—
Ms. Li Juan	77,292	—
Zhongxin Credit	205,591
	$415,362	$—

	As of December 31,
	2016	2015
Due to related party:
Mr. Jianmin Gao	$577,181	$561,798
Mr. Fei Gao	482,895	748,376
Ms. Lihua Xiao	—	72,216
	$1,060,076	$1,382,390

During the year ended December 31, 2016, the Company granted loans of $64,339 to Ms. Lihua Xiao without interest and due on demand.

During the year ended December 31, 2016, the Company granted loans of $68,140 to Mr. Hao Siheng without interest and due on demand for procurement.

During the year ended December 31, 2016, the Company granted loans of $77,292 to Ms. Li Juan without interest and due on demand for procurement.

During the year ended December 31, 2016, the Company advanced from Mr. Jianmin Gao of $577,181.

During the year ended Decmeber 31, 2016, the Company advanced from Mr. Fei Gao of $482,895.

During the year ended December 31, 2016, Zhongxin Credit borrowed $418,041 from the Company, and repaid $212,450. On December 31, 2016, Zhongxin Credit entered into a loan agreement whereby Zhongxin Credit agreed to repay the outstanding receivable balance (if any) by scheduled payment within six months.

Director Independence

We currently do not have any independent director but expects to fully comply with the independence rules of Nasdaq in connection with its application to the Nasdaq Capital Market. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

•         the director is, or at any time during the past three years was, an employee of the company;

•         the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•         a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•         the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•         the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our articles of incorporation relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our articles of incorporation and our bylaws. You should read our articles of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 100,000,000 shares of common stock, par value $0.0001 per share. As of February 9, 2018, there are 32,178,849 of common stock issued and outstanding. There is no share of our preferred stock issued and outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

•         general business conditions;

•         industry practice;

•         our financial condition and performance;

•         our future prospects;

•         our cash needs and capital investment plans;

•         our obligations to holders of any preferred stock we may issue;

•         income tax consequences; and

•         the restrictions Delaware and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Warrants

There are no outstanding warrants.

Transfer Agent and Registrar

The Transfer Agent for our common stock is Pacific Stock Transfer Co.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND
RELATED STOCKHOLDER MATTERS

Market Information

Our common stock trades on the OTCQB Venture Market under the symbol “CCGN”. The OTCQB Venture Market is a quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (“OTC”) equity securities. An OTCQB equity security generally is any equity that is not listed or traded on a national securities exchange.

Price Range of Common Stock

The following table shows, for the periods indicated, the high and low bid prices per share of our common stock as reported by the OTCQB’s quotation service. These bid prices represent prices quoted by broker-dealers on the OTCQB quotation service. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

The following table sets forth, for the periods indicated, the high and low bid prices of our common stock.

Fiscal Year 2017	High	Low
First Quarter	$6.74	$2.15
Second Quarter	$6.35	$3.66
Third Quarter	$7.00	$6.20
Fourth Quarter	$7.90	$6.18

Fiscal Year 2016	High	Low
First Quarter	$4.77	$1.72
Second Quarter	$4.48	$1.00
Third Quarter	$2.60	$0.70
Fourth Quarter	$4.99	$0.51

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders of Our Common Stock

As of February 9, 2018, we had approximately 6,603 shareholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

Under applicable PRC regulations, foreign-invested enterprises in the PRC may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in the PRC is required to set aside at least 10% of its after-tax profit (determined in accordance with PRC accounting standards) each year to its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends.

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. We will rely on dividends from our PRC Operating Entities for our funds and PRC regulations (described above) may limit the amount of funds distributable to us from our PRC Operating Entities, which will affect our ability to declare any dividends

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

LEGAL MATTERS

The validity of the common shares offered hereby will be passed upon for us by Ortoli Rosenstadt LLP. Hunter Taubman Fischer & Li LLC is acting as counsel to the Underwriters. Certain legal matters as to PRC law will be passed upon for us by Tahota Law Firm. Ortoli Rosenstadt LLP may rely upon Tahota Law Firm with respect to matters governed by PRC law.

The current address of Ortoli Rosenstadt LLP is 501 Madison Avenue, 14th Floor, New York, NY 10022. The current address of Tahota Law Firm is 4th Floor, Tower A, Ocean International Center, No. 56 Dong Si Huan Zhong Road, Chaoyang District, Beijing, P.R. China 100025.

EXPERT

The consolidated financial statements for each of the years ended December 31, 2016 and 2015, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of Centurion ZD CPA Limited (previously DCAW (CPA) Limited and as successor to Dominic K.F. Chan & Co), an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of Centurion ZD CPA Limited is located in Rooms 2105-06, 21/F., Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong.

The consolidated financial statements for the three and nine months ended September 30, 2017, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of Wei, Wei & Co. LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of Centurion ZD CPA Limited is located in 133-10 39th Avenue, Flushing, New York 11354.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.ccmus.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

CONSUMER CAPITAL GROUP INC.
CONSOLIDATED FINANCIAL STATEMENTS
SEPTEBMER 30, 2017 AND 2016

Page
Condensed Consolidated Balance Sheets at September 30, 2017 (unaudited) and December 31, 2016 (audited)	F-2
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three and Nine Months Ended September 30, 2017 and 2016 (unaudited)	F-4
Statement Of Consolidated Statements of Changes In Stockholders’ Equity for the Nine Months Ended September 30, 2017 and 2016 (unaudited)	F-5
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2017 and 2016 (unaudited)	F-6
Notes to Unaudited Condensed Consolidated Financial Statements	F-7

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN U.S. $)

ASSETS	September 30, 2017	December 31, 2016
	(Unaudited)
Current assets:
Cash and cash equivalents	$1,520,549	$1,444,347
Prepaid expenses	62,558	1,200
Other receivables	1,223,695	555,560
Loans receivable, net and interest receivable	1,969,403	702,846
Deferred registration cost	381,439	—
Due from related parties	—	213,377
Current assets from discontinued operations	—	3,081,886

Total current assets	5,157,644	5,999,216

Non-current assets:
Property and equipment, net	45,848	47,166
Deferred tax asset	—	57,498
Non-current assets from discontinued operations	—	1,508,985

Total non-current assets	45,848	1,613,649

TOTAL ASSETS	$5,203,492	$7,612,865

See accompanying notes to the consolidated financial statements.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(IN U.S. $)

LIABILITIES AND STOCKHOLDERS’ EQUITY	September 30, 2017	December 31, 2016
	(Unaudited)
Current liabilities:
Loans payable	$6,064,695	$2,332,330
Accrued interest payable	92,162	129,574
Accrued liabilities	6,542	17,570
Taxes payables	4,699	—
Deferred revenue	25,821	—
Other payables	1,233,714	—
Payable to shareholder	101,347	102,035
Due to related parties	46,282	1,108,137
Deferred tax liabilities	144,998	135,717
Current liabilities from discontinued operations	—	508,633

Total current liabilities	7,720,260	4,333,996

Stockholders’ equity:
Common stock – $0.0001 par value, 100,000,000 shares authorized, 32,178,849 shares issued and outstanding as of September 30, 2017, and December 31, 2016	3,218	3,218
Additional paid-in capital	7,990,637	7,990,637
Accumulated other comprehensive income	44,158	143,943
Deficit	(9,837,507)	(4,675,858)

Stockholders’ equity before noncontrolling interests	(1,799,494)	3,461,940

Noncontrolling interests	(717,274)	(183,071)

Total stockholders’ equity	(2,516,768)	3,278,869

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,203,492	$7,612,865

See accompanying notes to the consolidated financial statement.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$167,408	$149,016	$290,820	$149,016

Operating expenses:
Selling and marketing	616	—	1,012	—
General and administrative	67,328	78,436	692,323	657,756
Interest expense	81,087	35,242	1,109,332	107,318
Other expense (income)	—	6,650	—	(4,520)
Provision for loan losses	23,358	—	39,640	—

Total operating expenses	172,389	120,328	1,842,307	760,554

(Loss) income before provision for income taxes	(4,981)	28,688	(1,551,487)	(611,538)
Provision for income taxes	50,641	—	62,127	—

Loss income before noncontrolling interests	(55,622)	28,688	(1,613,614)	(611,538)
Noncontrolling interests	(35,352)	(30,308)	(534,203)	(83,781)

Loss income attributable to common Stockholders before discontinued operations	(20,270)	58,996	(1,079,411)	(527,757)

Discontinued operations:
Net income (loss) from discontinued operations, net of tax	308,734	(613,267)	1,044,936	618,251
(Loss) from dissolution of discontinued operations, net of tax	(5,127,174)	—	(5,127,174)	—
Less: (loss) income attributable to the Noncontrolling interests	—	(301,605)	—	304,056

Income (loss) attributable to common stockholders-discontinued operations	(4,818,440)	(311,662)	(4,082,238)	314,195

Net (loss) income	(4,874,062)	(282,974)	(5,695,852)	(297,343)

Net (loss) attributable to common stockholders	$(4,838,710)	$(252,666)	$(5,161,649)	$(213,562)

Earnings/(Loss) per share
Basic and diluted
Continuing operations	$(0.00)	0.00	$(0.03)	(0.20)
Discontinued operations	0.15	(0.01)	(0.13)	0.01
Total	$(0.15)	(0.01)	$(0.16)	(0.19)

Weighted average shares outstanding
Basic and diluted	32,178,849	31,402,379	32,178,849	31,870,511

Comprehensive income
Net (loss) income before noncontrolling interests	$(4,874,062)	$(282,974)	$(5,695,852)	$(297,343)
Foreign currency translation adjustment	(67,802)	(9,262)	(99,785)	(31,406)

Total comprehensive (loss) income	(4,941,864)	(292,236)	(5,795,637)	(328,749)
Comprehensive (loss) income attributable to noncontrolling interests	(68,575)	(346,588)	(583,099)	127,865

Net comprehensive (loss) income attributable to common stockholders	$(4,873,289)	$54,352	$(5,212,538)	$(456,614)
See accompanying notes to the consolidated financial statements.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017
(UNAUDITED) (IN U.S. $)

	Common Stock	Discount on common stock	Additional Paid-in Capital	(Deficit)	Accumulated other comprehensive income	Non-controlling interest	Total
Balance, December 31, 2016	$3,218	$(130,741)	$8,121,378	$(4,675,858)	$143,943	$(183,071)	$3,278,869
Net income	—	—	—	(5,161,649)	—	(534,203)	(5,695,852)
Foreign currency translation adjustment	—	—	—	—	(99,785)	—	(99,785)

Balance, September 30, 2017 (Unaudited)	$3,218	$(130,741)	$8,121,378	$(9,837,507)	$44,158	$(717,274)	$(2,516,768)

See accompanying notes to the consolidated financial statements.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net (loss) income	$(5,695,852)	$(297,343)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation	1,318	16,861
Allowance for loan losses	39,640	227,215
Deferred income taxes	66,779	(56,804)
Changes in operating assets and liabilities:
Decrease in due from related parties	213,377	—
Decrease in advance to suppliers	—	37,804
(Increase) in deferred cost-related party	—	(884,475)
(Increase) in prepaid expenses	(61,358)	(54,181)
(Increase) in other receivables	(668,135)	(650,893)
(Decrease) in accrued liabilities	(11,028)	(229)
Increase (decrease) in deferred revenue	25,821	(3,671,737)
Increase in payable to shareholder	—	32,275
(Decrease) increase in accrued interest payables	(37,412)	780,993
Increase in taxes payable	4,699	231,941
Increase in other payables	1,233,714	—

Net cash (used in) operating activities from continuing operations	(4,888,437)	(288,573)

Net cash provided by operating activities from discontinuing operations	4,082,238	—

Cash flows from investing activities:
Equipment purchased	—	(110,733)
Repayment of loans from customers	—	2,095,112
Loans receivable	(1,306,197)	(5,277,972)

Net cash (used in) investing activities	(1,306,197)	(3,293,593)

Cash flows from financing activities:
Proceeds from issuance of shares	—	200,968
Cash paid for stock issuance costs	(381,439)	—
Repayments of related party debt	(1,061,855)	(254,425)
Loans from individuals	3,732,365	7,387,548

Net cash provided by financing activities	2,289,071	7,334,091

Effect of exchange rate changes on cash,	(100,473)	(939,816)

Net change in cash	(4,006,036)	(1,187,891)
Cash and cash equivalents from discontinued operations	4,082,238	—
Cash, beginning balance	1,444,347	2,739,145

Cash, ending balance	$1,520,549	$1,551,254

Supplemental disclosure of cash flow information
Cash paid for interest	$1,109,332	$1,362,963

Cash paid for income taxes	$565,928	$7,637

See accompanying notes to the consolidated financial statements.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

1.       ORGANIZATION

Consumer Capital Group, Inc. (“CCG” or the “Company”) was incorporated in Delaware on April 25, 2008. The accompanying consolidated financial statements include the financial statements of the Company, its wholly owned subsidiaries, and an affiliated PRC entity (“Affiliated PRC Entity”) that is controlled through contractual arrangements. On February 5, 2010, in connection with the execution of a Stock Right Transfer Agreement, America Pine Group Inc. transferred both 100% of the stock rights of its wholly owned subsidiary Arki (Beijing) E-commerce Technology Co., Ltd. and 100% of its stock rights of America Pine (Beijing) Bio-Tech to Consumer Capital Group, Inc., a California corporation and wholly owned subsidiary of the Company (“CCG California”).

On February 4, 2011, pursuant to a Plan and Agreement of Merger by and among Mondas Minerals Corp., its wholly owned subsidiary, CCG Acquisition Corp., a Delaware corporation (“CCG Delaware”), CCG California, and Scott D. Bengfort, Mondas Minerals Corp. merged its wholly-owned subsidiary CCG Delaware into CCG California, with CCG California surviving and CCG Delaware ceasing to exist. On February 7, 2011, the Company formed a new wholly-owned subsidiary by the name of “Consumer Capital Group Inc.” (“CCG Name Sub”) in Delaware solely for purposes of changing its corporate name to “Consumer Capital Group Inc.” in conjunction with the closing of the Merger. On February 17, 2011, the Company changed its name to Consumer Capital Group Inc. pursuant to a Certificate of Ownership filed with the Secretary of State of Delaware by merging CCG Name Sub into the Company with the Company surviving and the CCG Name Sub ceasing to exist. Unless the context specifies otherwise, references to the “Company” refers to CCG California prior to the Merger and the Company, its subsidiaries and Affiliated PRC Entity combined after the Merger.

Consumer Capital Group Inc. is authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. On February 4, 2011, Consumer Capital Group Inc. effected a reverse stock split (the “Stock Split”), as a result of which each 21.96 shares of Consumer Capital Group’s common stock then issued and outstanding was converted into one share of Mondas Minerals’ common stock.

Immediately prior to the merger, Consumer Capital Group, Inc. had 390,444,109 shares of its common stock issued and outstanding. In connection with the merger, Mondas Minerals issued 17,777,778 shares of its common stock in exchange for the issued and outstanding shares of common stock of CCG California. Immediately prior to the closing of the merger, there were 2,500,000 issued and outstanding shares of the Company’s common stock, 60% of which were held by the then principal stockholder, CEO, and sole director of the Company, Mr. Bengfort. As a part of the merger, CCG paid $335,000 in cash to Mr. Bengfort in exchange for his agreement to enter into various transaction agreements relating to the merger, as well as the cancellation of 1,388,889 shares of the Company’s common stock directly held by him, constituting 92.6% of his pre-merger holdings of Company common stock.

SHANGHAI ZHONGHUI FINANCIAL INFORMATION SERVICES CORP.

Established on May 26, 2014, under PRC laws, Shanghai Zhonghui Financial Information Services Corp. (“Shanghai Zhonghui”) offers financing and investment opportunities for small to medium sized business and investors, including outsource of financial information technologies, investment management, investment consulting, as well as other related asset management services in China.

On December 23, 2014, the Company and Shanghai Zhonghui entered into a Share Exchange Agreement (the “Agreement”), pursuant to which the Company agreed to acquire 51% of the capital stock of Shanghai Zhonghui (the “Acquisition”). Pursuant to the terms of the Agreement, the Company agreed to issue 5,000,000 shares of the Company’s common stock, to certain individuals affiliated with Shanghai Zhonghui (the “Affiliates”), valued at $1.00 per share for a total of $5,000,000 or approximately 31,000,000 RMB, to exchange 51% of the capital stock of Shanghai Zhonghui.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

1.       ORGANIZATION (cont.)

On December 28, 2016, the Company and Yanbian Yaotian Gas Group Co., Ltd, (the “Purchaser”) a company incorporated under the laws of the People’s Republic of China, entered into a definitive agreement to sell all of its interests in Shanghai Zhonghui for nil consideration. As of December 31, 2016, the results of operations of Shanghai Zhonghui business are reflected in the Company’s consolidated financial statements as discontinued operations.

YIN HANG FINANCIAL INFORMATION SERVICE (SHANGHAI) CO., LIMITED

Yin Hang Financial Information Service (Shanghai) Co., Limited (“Yin Hang”) was incorporated on November 22, 2013 under the laws of the People’s Republic of China (“PRC” or “China”). The Company collects service fees calculated based on the complexity, required time, contents and commercial value of the credit risk assessment services provided to lenders and borrowers on a third party peer to peer (“P2P”) online lending platform. On December 1, 2016, the Company through its variable interest entity, America Arki Network Service Beijing Co., Ltd entered into a Share Exchange Agreement with Yin Hang, pursuant to the Agreement, the Company agreed to acquire 100% of the capital stock of Yin Hang in exchange for the issuance of 4,680,000 shares of Company’s common stock. The shares are locked up for one year upon issuance and Yin Hang’s investor may sell up to 2% of the shares after such lock-up period. Further to a supplementary agreement dated March 28, 2017, as a payment for assisting in the acquisition, the Company also agreed to issue 320,000 shares of Common Stock to a third party.

On August 31, 2017, Arki and Yin Hang entered into a Supplementary Agreement and mutually agreed to terminate the Share Exchange Agreement, effective immediately, because companies in the financial information industry are not permitted to be controlled by foreign companies outside of China. As a result of the termination, Yin Hang is no longer be consolidated in the Company’s financial statements as of September 1, 2017 and its operations are reflected in discontinued operations.

Details of the Company’s wholly owned subsidiaries and its Affiliated PRC Entity as of September 30, 2017 are as follows:

Company	Date of Establishment	Place of Establishment	Percentage of Ownership by the Company	Principal Activities
Consumer Capital Group Inc. (“CCG California”)	October 14, 2009	California USA	100%	U.S. holding company and headquarters of the consolidated entities. Commencing in July 2011, CCG performs the U.S. e-commerce operations.

Arki Beijing Ecommerce Technology Corp. (“Arki Beijing”)	March 6, 2008	PRC	100%	Maintains the various computer systems, software and data. Owns the intellectual property rights of the “consumer market network”.

America Pine Beijing BioTech, Inc. (“America Pine Beijing”)	March 21, 2007	PRC	100%(1)	Assists in payment collection for e-commerce business.

America Arki Fuxin Network Management Co. Ltd. (“Arki Fuxin”)	November 26, 2010	PRC	100%(1)	Performs the principal daily e-commerce operations, transactions and management of the “consumer market network”.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

1.       ORGANIZATION (cont.)

Company	Date of Establishment	Place of Establishment	Percentage of Ownership by the Company	Principal Activities
America Arki Network Service Beijing Co. Ltd. (“Arki Network Service” and Affiliated PRC Entity”)	November 26, 2010	PRC	0%(2)	Entity under common control through relationships between Fei Gao and the Company. Holds the business license and permits necessary to conduct e-commerce operations in the PRC

Yin Hang Financial Information Service (Shanghai) Co., Ltd (“Yin Hang”)	November 22, 2013	PRC	0%(5)

Collects service fees calculated based on the complexity, required time, contents and commercial value of the credit risks assessment services provided to the lenders and borrowers on a third party peer to peer (“P2P”) online lending platform as of September 1, 2017, no longer owned by the Company. The results of operations of Yin Hang are reflected in the consolidated financial statements as “discontinued operations”.

Arki Tianjin Asset Management LLP. (“Arki Tianjin”)	October 22, 2015	PRC	51%(3)	Offer asset management, management consulting, internet information services as well as advertising design, production, agent, publishing.

Shanghai Zhonghui Financial Information Services LTD. (“Shanghai Zhonghui”)	May 26, 2014	PRC	0% (4)

Offer financing and investment opportunities for small to medium sized business and investors, including outsource of financial information technologies, investment management, investment consulting, as well as other related asset management services in China. As of December 31, 2016, the results of operations of Shanghai Zhonghui are reflected in the Company’s consolidated financial statements as “discontinued operations.”

____________

(1)      Wholly foreign owned entities (WFOE)

(2)      VIE

(3)      Arki Network Service owned entities

(4)      Discontinued operation sold on December 28, 2016

(5)      Discontinued operation on August 31, 2017

In order to comply with PRC laws and regulations which prohibit foreign control of companies involved in internet content, the Company operates its website using the licenses and permits held by Arki Network Service, a 100% PRC owned entity. The equity interests of Arki Network Service are legally held directly by Mr. Jianmin Gao and Mr. Fei Gao, shareholders and directors of the Company. The effective control of Arki

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

1.       ORGANIZATION (cont.)

Network Service is held by Arki Beijing and Arki Fuxin through a series of contractual arrangements (the “Contractual Agreements”). As a result of the Contractual Agreements, Arki Beijing and Arki Fuxin maintain the ability to control Arki Network Service, and are entitled to substantially all of its economic benefits and are obligated to absorb all of its losses. Therefore, the Company consolidates Arki Network Service as a variable interest entity (“VIE”) in accordance with SEC Regulation SX-3A-02 and the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, “Consolidation in accounting for a variable interest entity (“VIE”).”

The following is a summary of the Contractual Agreements of the Company’s VIE structure:

The shareholders of Arki Network Service, namely Mr. Jianmin Gao and Mr. Fei Gao, entered into a loan agreement with Arki Fuxin on February 3, 2011. Under this loan agreement, Arki Fuxin granted an interest-free loan of RMB 1.0 million to Mr. Jianmin Gao and Mr. Fei Gao, collectively, for their capital contributions to Arki Network Service, as required by the PRC. The term of the loan is for ten years from the date of execution until the date when Arki Fuxin requests repayment. Arki Fuxin may request repayment of the loan with 30 days’ advance notice. The loan is not repayable at the discretion of the shareholders and is eliminated upon consolidation.

The shareholders of Arki Network Service entered into an option agreement with Arki Fuxin on February 3, 2011, under which the shareholders of Arki Network Service jointly and severally granted to Arki Fuxin an option to purchase their equity interests in Arki Network Service. The purchase price will be set off against the loan repayment under the loan agreement. Arki Fuxin may exercise such option at any time until it has acquired all equity interests of Arki Network Service or freely transferred the option to any third party and such third party assumes the rights and obligations of the option agreement.

Arki Fuxin and Arki Network Service entered into an exclusive business cooperation agreement deemed effective on November 26, 2010, under which Arki Network Service engaged Arki Fuxin as its exclusive provider of technical support, consulting services, maintenance and other commercial services. Arki Network Service shall pay to Arki Fuxin service fees determined based on the net income of Arki Network Service and which are eliminated in consolidation. Arki Fuxin shall exclusively own any intellectual property arising from the performance of this agreement. This agreement has a term of ten years from the effective date and can only be terminated mutually by the parties in a written agreement. During the term of the agreement, Arki Network Service may not enter into any agreement with third parties for the provision of identical or similar service without the prior consent of Arki Fuxin.

The shareholders of Arki Network Service entered into a share pledge agreement with Arki Fuxin on February 3, 2011 under which the shareholders pledged all of their equity interests in Arki Network Service to Arki Fuxin as collateral for all of the payments due to Arki Fuxin and to secure their obligations under the above agreements. The shareholders of Arki Network Service may not transfer or assign the shares or the rights and obligations in the share pledge agreement or create or permit any pledges which may have an adverse effect on the rights or benefits of Arki Fuxin without Arki Fuxin’s preapproval. Arki Fuxin is entitled to transfer or assign in full or in part the shares pledged. In the event of default, Arki Fuxin, will be entitled to request immediate repayment of the loan or to dispose of the pledged equity interests through transfer or assignment.

The shareholders of Arki Network Service entered into a power of attorney agreement with Arki Fuxin effective on November 26, 2010 under which the shareholders irrevocably appointed Arki Beijing and Arki Fuxin to vote on their behalf on all matters they are entitled to vote on, including matters relating to the transfer of any or all of their respective equity interests in the entity and the appointment of the chief executive officer and other senior management members.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting and presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include those of the Company and its wholly-owned subsidiaries based in the PRC, which include America Pine Beijing, Arki Beijing, Arki Fuxin, 51% majority ownership in Arki Tianjin, and the discontinued operations of Shanghai Zhonghui and Yin Hang. As a result of contractual arrangements, the Company consolidates Arki Network Service in accordance with SEC Regulation SX-3A-02 and Accounting Standards Codification (“ASC”) 810, Consolidation. All significant intercompany accounts and transactions have been eliminated in consolidation.

The unaudited interim consolidated financial statements of the Company as of September 30, 2017, and for the three and nine months ended September 30, 2017 and 2016 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”) which apply to interim financial statements. Accordingly, they do not include all of the information and footnotes normally required by accounting principles generally accepted in the United States of America for annual financial statements. The interim consolidated financial information should be read in conjunction with the consolidated financial statements and the notes thereto, included in the Company’s Form 10-K filed with the SEC. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented. The results of operations for the three and nine months ended September 30, 2017 are not necessarily indicative of the results to be expected for future quarters or for the year ending December 31, 2017.

All consolidated financial statements and notes to the consolidated financial statements are presented in United States dollars (“US Dollar” or “US$” or “$”).

Variable interest entity

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 810, “Consolidation” (“ASC 810”), the Company is required to include in its consolidated financial statements, the financial statements of its variable interest entities (“VIEs”). ASC 810 requires a VIE to be consolidated if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities in which a company, through contractual arrangements, bears the risk of, and enjoys the rewards normally associated with ownership of the entity, and therefore the company is the primary beneficiary of the entity.

Under ASC 810, a reporting entity has a controlling financial interest in a VIE, and must consolidate that VIE, if the reporting entity has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance; and (b) the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE. The reporting entity’s determination of whether it has this power is not affected by the existence of kick-out rights or participating rights, unless a single enterprise, including its related parties and de - facto agents, have the unilateral ability to exercise those rights. Arki Network Service’s actual stockholders do not hold any kick-out rights that affect the consolidation determination.

Through the VIE agreements disclosed in Note 1, the Company is deemed the primary beneficiary of Arki Network Service. Accordingly, the results of Arki Network Service have been included in the accompanying consolidated financial statements. Arki Network Service has no assets that are collateral for or restricted solely to settle their obligations. The creditors of Arki Network Service do not have recourse to the Company’s general credit.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following financial statement amounts and balances of Arki Network Service have been included in the accompanying consolidated financial statements:

	September 30, 2017	December 31, 2016
	(Unaudited)
TOTAL ASSETS	$1,062,408	$1,092,474

TOTAL LIABILITIES	$2,677,000	$2,445,343

	Three Months ended September 30,		Nine Months ended September 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss	$(50,856)	$(46,519)	$(198,637)	$(340,318)

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Foreign currency translations

Almost all of the Company assets are located in the PRC. The functional currency for the Company’s operations is the Renminbi (“RMB”). The Company uses the United States Dollar (“US Dollar” or “US$” or “$”) for financial reporting purposes. The financial statements of the Company have been translated into US Dollars in accordance with FASB ASC Section 830, “Foreign Currency Matters.”

All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date. Equity accounts have been translated at their historical exchange rates when the capital transactions occurred. Statements of operations and comprehensive income (loss) and cash flows have been translated using the average exchange rate for the periods presented. Adjustments resulting from the translation of the Company’s financial statements are recorded as other comprehensive income (loss).

The exchange rates used to translate amounts in RMB into US Dollars for the purposes of preparing the financial statements are as follows:

	September 30, 2017	December 31, 2016
	(Unaudited)
Balance sheet items, except for stockholders’ equity, as of periods end	0.1503	0.1440

	Three Months Ended
	September 30, 2017	September 30, 2016
	(Unaudited)	(Unaudited)
Amounts included in the statements of operations and comprehensive income (loss) and cash flows for the periods presented	0.1502	0.1500

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	Nine Months Ended
	September 30, 2017	September 30, 2016
	(Unaudited)	(Unaudited)
Amounts included in the statements of operations and comprehensive income (loss) and cash flows for the periods presented	0.1473	0.1520

Foreign currency translation adjustments of $(67,802) and $(9,262) for the three months ended September 30, 2017 and 2016, respectively, and $(99,786) and $(31,406) for the nine months ended September 30, 2017 and 2016, respectively, have been reported as other comprehensive income (loss). Other comprehensive income (loss) of the Company consists entirely of foreign currency translation adjustments.

Although PRC government regulations now allow convertibility of the RMB for current account transactions, significant restrictions still remain. Hence, such translations should not be construed as representations that the RMB could be converted into US Dollars at that rate or any other rate.

The value of the RMB against the US Dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of the RMB may materially affect the Company’s financial condition in terms of US Dollar reporting.

Revenue recognition

We recognize revenue from services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured.

E-commerce Revenue Recognition

The Company evaluates whether it is appropriate to record the net amount of sales earned as commissions. The Company is not the primary obligor nor is it subject to inventory risk as the agreements with its suppliers specify that they have the responsibility to provide the product or service to the customer. Also, the amounts it earns from its vendors/suppliers is based on a fixed percentage and bound contractually. Additionally, the Company does not have any obligation to resolve disputes between the vendors and the customers that purchase the products on its website. Any disputes involving damaged, non-functional, product returns, and/or warranty defects are resolved between the customer and the vendor.

The Company has no obligation for right of return and/or warranty for any of the sales completed using its website. Since the Company is not primarily obligated and amounts earned are determined using a fixed percentage, a fixed-payment schedule, or a combination of the two, it records its revenues as commissions earned on a net basis.

The Company records deferred revenue when cash is received in advance of the performance of services or delivery of goods. Deferred revenue is also recorded to account for the seven-day grace period offered to customers for potential product disputes, if any.

Servicing fee income

Borrowers typically pay the Company a servicing fee on each payment received. The service fees compensate the Company for the costs it incurs in servicing the related loan, including managing funding from investors, payments to investors and maintaining borrower’ account portfolios. The Company records servicing fees paid by borrower as a component of operating revenue when received.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Yin Hang provided credit risks assessment services to the borrowers and lenders on a third party P2P online lending platform. The service fees are calculated based on complexity, required time, contents and commercial value of the coordination services between borrowers and lenders and are collected when the loan agreements are signed by all parties but before releasing the money to the borrowers.

Interest income on loans

Interest on loan receivables is accrued monthly in accordance with their contractual terms and recorded in accrued interest receivable. The Company does not charge a prepayment penalty if they repay the loans in advance with or without notice.

Discontinued Operations

“Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity” is utilized by the Company to present the operations of Shanghai Zhonghui and Yin Hang which have been disposed of. The amendments contained in this update change the criteria for reporting discontinued operations and enhance the reporting requirements for discontinued operations. Under the revised standard, a discontinued operation must represent a strategic shift that has or will have a major effect on an entity’s operations and financial results. Examples could include a disposal of a major line of business, a major geographical area, a major equity method investment, or other major parts of an entity. The revised standard also allows an entity to have certain continuing cash flows or involvement with the component after the disposal. Additionally, the standard requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income, and expenses of discontinued operations. The Company accounted for the sales of Shanghai Zhonghui and Yin Hang as discontinued operations pursuant to this standard. Refer to Note 9 for additional details. The Company accounted for the disposal of Shanghai Yin Hang during 2017 as a discontinued operation pursuant to this standard. Refer to Note 9 for additional details.

Non-controlling interest

Noncontrolling interests in our 51% owned subsidiary is recorded as a component of our equity, separate from the Company’s equity. Purchase or sales of equity interests that do not result in a change of control are accounted for as equity transactions. Results of operations attributable to the non-controlling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings.

Comprehensive income (loss)

Comprehensive income (loss) includes all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, Accounting Standards Codification (ASC) 220, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For the periods presented, the Company’s comprehensive income (loss) includes net income (loss) and foreign currency translation adjustments and is presented in the consolidated statements of operations and comprehensive income (loss).

Earnings per share

The Company calculates basic earnings per share by dividing its net income (loss) by the weighted average number of common shares outstanding for the period, without considering common stock equivalents.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Diluted EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants.

Options and warrants are only included in the calculation of diluted EPS when their effect is not anti-dilutive or the Company has a loss.

Cash and cash equivalents

The Company considers all demand and time deposits and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Loans receivable

Loans receivable primarily represents the principle lent to the borrowers. Management regularly reviews the aging of the loans receivable and changes in payment trends and records an allowance when management believes collection of amounts due are at risk. Loans receivable considered uncollectible are written off after exhaustive efforts at collection.

Allowance for loan losses

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Company’s past loan loss history, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The Company calculates the provision amount as below:

1.       General Reserve — is based on the total loan receivable balance and to be used to cover unidentified probable loan loss. The General Reserve is required to be no less than 1% of total loans receivable.

2.       Specific Reserve — is an allowance set aside covering losses due to risks related to a particular country, region, industry, borrower or type of loan. The reserve rate can also be decided based on management’s estimate of loan collectability.

Interest receivable

Interest receivable represents the amount of interest that has been earned as of the balance sheet date, but which has not yet been received in cash. Management regularly reviews the aging of interest receivable and changes in payment trends and records an allowance when management believes collection of amounts due are at risk. Interest receivable considered uncollectible is written off after exhaustive efforts at collection.

Loans from individuals

Loans from individuals primarily represent the principle of lending funds received from the individuals through the Company’s internet platform. The interest rates of such loans are 8% - 18% per annum with a term lasting from 6 months to one year.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property and equipment, net

Property and equipment is recorded at cost and consists of computer equipment, office equipment and furniture and is depreciated using the straight-line method over the estimated useful lives of the related assets (generally three years or less). Costs incurred for maintenance and repairs are expensed as incurred and expenditures for major replacements and improvements are capitalized and depreciated over their estimated remaining useful lives.

Impairment of long-lived assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change in market conditions that will impact the future use of the assets) indicate its net book value may not be recoverable. When these events occur, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over its estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s services will continue. Either of these could result in the future impairment of long-lived assets. As of September 30, 2017 and December 31, 2016, the Company has not experienced impairment losses on its long-lived assets for both the continuing and discontinued operations. However, there can be no assurances that demand for the Company’s products or services will continue, which could result in an impairment of long-lived assets in the future.

Fair value of financial instruments

FASB ASC 820, “Fair Value Measurement” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs –	Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs –	Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs –	Inputs based on valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company did not identify any assets or liabilities that are required to be presented at fair value on a recurring basis. Carrying values of non-derivative financial instruments, including cash, accounts receivable, prepaid expenses, other receivables, accounts payable, taxes payable, accrued liabilities and other payables, approximated their fair values due to the short nature of these financial instruments. There were no changes in methods or assumptions during the periods presented.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes”, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequences for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions. As of September 30, 2017 and December 31, 2016, the Company does not have a liability for any unrecognized tax benefits. The Company’s tax filings are subject to examination by the tax authorities. The tax years of 2013 and 2014 and 2015 remain open to examination by tax authorities in the PRC.

Generally, the Company remains subject to PRC examination of its income tax returns annually. It believes that its income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. Its tax provision for interim periods is determined using an estimate of our annual effective tax rate based on rates established within the PRC and, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter the Company updates its estimate of the annual effective tax rate, and if the estimated tax rate changes, the Company makes a cumulative adjustment.

Reclassifications

Certain amounts in the prior period presented have been reclassified to conform to the current period consolidated financial statements presentation.

3.       RECENTLY ISSUED ACCOUNTING STANDARDS

In November 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-18, “Statement of Cash Flows: Restricted Cash”. The amendments address diversity in practice that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendment is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In June 2016 the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which eliminates the probable initial recognition threshold for credit losses in current U.S. GAAP, and instead requires an organization to record a current estimate of all expected credit losses over the contractual term for financial assets carried at amortized cost. This is commonly referred to as the current expected credit losses (“CECL”) methodology. Expected credit losses for financial assets held at the reporting date will be measured based on historical experience, current conditions, and reasonable and supportable forecasts. Another change from existing U.S. GAAP involves

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

3.       RECENTLY ISSUED ACCOUNTING STANDARDS (cont.)

the treatment of purchased credit deteriorated assets, which are more broadly defined than purchased credit impaired assets in current accounting standards. When such assets are purchased, institutions will estimate and record an allowance for credit losses that is added to the purchase price rather than being reported as a credit loss expense. Furthermore, ASU 2016-13 updates the measurement of credit losses on available-for-sale debt securities, by mandating that institutions record credit losses on available-for-sale debt securities through an allowance for credit losses rather than the current practice of writing down securities for other-than-temporary impairment. ASU 2016-13 will also require the enhancement of financial statement disclosures regarding estimates used in calculating credit losses. ASU 2016-13 does not change the existing write-off principle in U.S. GAAP or current nonaccrual practices, nor does it change accounting requirements for loans held for sale or certain other financial assets which are measured at the lower of amortized cost or fair value. As a public business entity that is an SEC filer, ASU 2016-13 becomes effective for the Company on January 1, 2020, although early application is permitted for 2019. The Company is currently evaluating the potential effects on the Company’s financial statements, if any.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230)”: Classification of Certain Cash Receipts and Cash Payments, to provide guidance on the presentation and classification of certain cash receipts and cash payments on the statement of cash flows. The guidance specifically addresses cash flow issues with the objective of reducing the diversity in practice. The guidance will be effective for the Company in fiscal year 2018, but early adoption is permitted. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In May 2016, the FASB issued ASU No. 2016-11 “Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815)”; Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting, which is rescinding certain SEC Staff Observer comments that are codified in Topic 605, Revenue Recognition. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In May 2016, FASB issued ASU No. 2016-12 “Revenue from Contracts with Customers (Topic 606)”; Narrow-Scope Improvements and Practical Expedients, which is intended to not change the core principle of the guidance in Topic 606, but rather affect only the narrow aspects of Topic 606 by reducing the potential for diversity in practice at initial application and by reducing the cost and complexity of applying Topic 606 both at transition and on an ongoing basis. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In April 2016, FASB issued Accounting Standards Update No. 2016-10, “Revenue from Contracts with Customers (Topic 606)”: Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In February 2016, the FASB issued ASU 2016-02 “Leases.” The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

3.       RECENTLY ISSUED ACCOUNTING STANDARDS (cont.)

effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. We are currently evaluating the impact of its pending adoption of the new standard on its financial statements.

In March 2015, the FASB issued ASU 2015-03 “Interest – Imputation of Interest (Subtopic 835-30).” This ASU addressed the simplification and presentation of debt issuance costs by presenting them in the balance sheet as a direct deduction from the carrying amount of the related debt liability, consistent with debt discounts or premiums. This accounting standard update is not expected to have a material impact on the Company’s consolidated financial statements.

4.       PREPAID EXPENSES

Prepaid expenses consisted of prepaid rent as of September 30, 2017 and December 31, 2016.

5.       LOANS RECEIVABLE, NET

The monthly interest rates on loan issued range from 8% to 30% for the nine months ended September 30, 2017.

As of September 30, 2017 and December 31, 2016, the total loan receivables balance was $1,942,355 and $683,496.

Loan receivables consisted of the following as of September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016
	(Unaudited)
Loans receivable	$1,981,995	$683,496
Allowance for loan losses	(39,640)	—

Loans receivable, net	$1,942,355	$683,496

The loans primarily consist of factoring loans. According to the outstanding contracts during the reporting period, the maturity terms ranged from 3 to 6 months. The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Company’s past loan loss history, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The allowance is calculated at portfolio-level since our loans portfolio is typically of smaller balance homogenous loans and is collectively evaluated for impairment.

Finally, as appropriate, the Company also considers individual borrower circumstances and the condition and fair value of the loan collateral, if any.

While management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions or changes in accounting guidance.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

5.       LOANS RECEIVABLE, NET (cont.)

For the nine months ended September 30, 2017 and the year ended December 31, 2016, the Company believes that all loans can be collected and allowance for loan losses were $39,640 and nil.

Loans with modified terms are classified as troubled debt restructurings if the Company grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring generally involve a temporary below market rate reduction in interest rate or an extension of a loan’s stated maturity date. Non-accrual troubled debt restructurings are restored to accrual status if principal and interest payments, under the modified terms, are current for six consecutive months after modification. Loans classified as troubled debt restructurings are designated as impaired. There were no loans considered impaired at September 30, 2017 and December 31, 2016.

6.       OTHER RECEIVABLES

Other receivables consist of the following As of September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016
	(Unaudited)
Advances to unrelated third-parties	$1,183,614	$517,158
Other deposits	40,081	38,402

Total	$1,223,695	$555,560

7.       LOANS FROM INDIVIDUALS

Individuals can invest in loans that are offered through the Company’s marketplace and network. All the loans have maturities from nine months to one year with interest rates varying from 8% to 18%.

For the three and nine months ended September 30, 2017, the Company recorded $81,087 and $1,109,332 respectively on the interest. For the three and nine months ended September 30, 2016, the Company recorded $35,242 and $107,318 respectively on the interest.

8.       PAYABLE TO SHAREHOLDER

Caesar Capital Management Ltd. (“Caesar”) a shareholder of the Company, advanced $101,347 and $ 102,035 to the Company as of September 30, 2017 and December 31, 2016, respectively. The payable to Caesar included amounts due to Caesar of $117,767 and amounts due from Caesar of $16,420 as of September 30, 2017, and amounts due to Caesar of $117,767 and amounts due from Caesar of $15,732 as of December 31, 2016. The loans were borrowed by the Company for operating purposes, without collateral, and were due between July 2013 to November 2013, and with an annual interest rate of 6%. On July 1, 2013, the Company entered into an agreement with Caesar Capital Management Ltd. which amended the maturity date for all the existing loans between the Company and Caesar Capital Management Ltd. The loans became due on demand and are non-interest bearing.

9.       DISCONTINUED OPERATIONS

In accordance with ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the components of an entity meets the criteria in paragraph 205-20-45-1E to be classified as held for sale. When all of the criteria to be classified as held for sale are met, including management, having the authority to approve the action, commits to a plan

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

9.       DISCONTINUED OPERATIONS (cont.)

to sell the entity, the major current assets, other assets, current liabilities, and noncurrent liabilities shall be reported as components of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as a component of net income (loss) separate from the net income (loss) of continued operations in accordance with ASC 205-20-45.

On December 28, 2016, the Company and Yanbian Yaotian Gas Group Co., Ltd, (the “Purchaser”) a company incorporated under the laws of the People’s Republic of China, entered into a definitive agreement to sell all of its interests in Shanghai Zhonghui for no consideration. As of December 31, 2016, the results of operations of Shanghai Zhonghui are reflected in the Company’s consolidated financial statements as “discontinued operations.”

The disposal represents a strategic shift and has a major effect on the Company’s results of operations. The disposed entities are accounted as discontinued operations in the consolidated financial statements for the nine months ended September 30, 2016. A gain of $1,355,432 was recognized on the disposal, which is determined based on the excess of liabilities over assets in the same amount.

On December 1, 2016, the Company through its variable interest entity, America Arki Network Service Beijing Co., Ltd entered into certain Share Exchange Agreement with Yin Hang Financial Information Service (Shanghai) Co., Ltd, a company established under the laws of People’s Republic of China. Pursuant to the Agreement, the Company agreed to acquire 100% of the capital stock of Yin Hang in exchange for the issuance of 4,680,000 shares of Company’s common stock. Pursuant to the terms of the Agreement, all Acquisition Shares shall be locked up for one year upon issuance and Yin Hang’s investor may sell up to 2% of the Acquisition Shares after such lock-up period. Further to the supplementary agreement dated March 28, 2017, as a payment for the assisting with the acquisition, the Company also issued 320,000 additional shares of the Common Stock to a third party, Yu Yang.

On August 31, 2017, Arki and Yin Hang entered into a Supplementary Agreement and mutually agreed to terminate the Share Exchange Agreement, effective immediately, because companies in the financial information industry are not permitted to be controlled by foreign companies outside of China. As a result of the termination, Yin Hang shall no longer be consolidated in the Company’s financial statements as of September 1, 2017. As of September 30, 2017, the results of operations of Shanghai Yin Hang are reflected in the Company’s consolidated financial statements as “discontinued operations.”

The disposal represents a strategic shift and has a major effect on the Company’s results of operations. The disposed entities are accounted as discontinued operations in the consolidated financial statements for the nine months ended September 30, 2017. A loss of $5,127,174 was recognized on the disposal, which is determined based on the excess of assets over liabilities in the same amount.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

9.       DISCONTINUED OPERATIONS (cont.)

The significant items included discontinued operations are as follow:

	For the nine months ended September 30,
	2017	2016
	(Unaudited)	(Unaudited)
Revenue	$2,246,767	$10,935,615
Cost of revenue	—	(8,148,407)
Business taxes and surcharge	(8,066)	(63,558)
Operating expenses	(845,420)	(2,105,399)
Operating income from discontinued operations	—	567,442
Other expense	(32)	—
Provision for loan losses	—	—

Income from discontinued operations before income taxes	1,393,249	1,185,693
Provision for income taxes	(348,313)	50,809

Income from discontinued operations	$1,044,936	$1,236,502

Related party transactions from discontinued operations

a)  Related parties:

Name of related party	Relationship with the Company
Shanghai Huirong Asset Management Ltd. (“Huirong”)	Common Director, Hanzhen Li, between Shanghai Zhonghui Financial Service Information Co., Ltd. and Shanghai Huirong Asset Management Ltd.

Arki Tianjin Asset Management LLP. (“Arki Tianjin”)	Subsidiary of the Company, Arki Network Service owned entities

b) The Company had the following related party balances at of September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016
	(Unaudited)
Due to related party:
Huirong	$—	$235,947
Arki Tianjin	—	287,942
	$—	$523,889

10.     INCOME TAXES

The income tax laws of various jurisdictions in which the Company and its subsidiaries operate are summarized as follows:

United States

Consumer Capital Group Inc. was incorporated in United States, and is subject to corporate income tax rate of 34%.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

10.     INCOME TAXES (cont.)

The People’s Republic of China (PRC)

Arki Beijing E-commerce Technology Corp., America Pine Beijing Bio-Tech, Inc., America Arki (Fuxin) Network Management Co. Ltd., America Arki Network Service Beijing Co. Ltd. and America Arki (Tianjin) Capital Management Partnership were incorporated in the People’s Republic of China and subject to PRC income tax at 25%. The Company did not generate taxable income in the People’s Republic of China for the three and nine months ended September 30, 2017 and 2016 respectively.

Yin Hang Financial Information Service (Shanghai) Co., Limited was incorporated in the People’s Republic of China and subject to PRC income tax at 25%. The Company generated taxable income in the People’s Republic of China for the nine months ended September 30, 2017 and did not generate taxable income in the period from December 1, 2016 (date of acquisition) to December 31, 2016.

The new EIT Law also imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. Such withholding income tax was exempted under the previous income tax regulations.

The income tax laws of various jurisdictions in which the Company and its subsidiaries operate are summarized as follows:

	Three Months ended September 30,		Nine Months ended September 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Tax expense at statutory rate US	34%	34%	34%	34%
Foreign income not recognized in the U.S.	(34)%	(34)%	(34)%	(34)%

PRC enterprise income tax rate	25%	25%	25%	25%
Changes in valuation allowance and others	(25)%	(25)%	(25)%	(25)%
Effective income tax rates	—	—	—	—

Income (Loss) before income taxes from continuing operations consists of:

	Three Months ended September 30,		Nine Months ended September 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Non-PRC	$(2,904,157)	$(27,974)	$(3,182,364)	$(49,366)
PRC	(2,227,999)	56,662	(3,496,298)	(562,172)

Total	$(5,132,156)	$28,688	$(6,678,662)	$(611,538)

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

10.     INCOME TAXES (cont.)

The components of the income tax provision from continuing operations are as follows:

	Three Months ended September 30,		Nine Months ended September 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Current taxes	$—	$—	$—	$—
Deferred taxes	50,641		62,127

Income tax expense	$50,641	$—	$62,127	$—

The principal components of the Company’s deferred income tax assets and liabilities are as follows:

	September 30, 2017	December 31, 2016
	(Unaudited)
Deferred tax assets:
Accrued interest payable	$—	$23,089
Accruals	—	34,409

Total	$—	$57,498

	September 30, 2017	December 31, 2016
	(Unaudited)
Deferred tax liabilities:
Accrued interest receivable	$59,518	$57,026
Accrued interest payable	85,480	78,691

Total	$144,998	$135,717

As of September 30, 2017 and December 31, 2016, the Company has a deferred tax asset of $0 and $57,498, and a deferred tax liability of $144,998 and $135,717 resulting from certain net operating losses in the PRC, respectively. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those net operating losses are available. The Company considers projected future taxable income and tax planning strategies in making its assessment. As of September 30, 2017, the Company does not have sufficient operations to generate taxable income in Arki Beijing, America Pine Beijing, Arki Fuxin, Arki Network Service and Arki Tianjin to conclude that it is more-likely-than-not that the Company will be able to realize all of its tax benefits in the near future and therefore a valuation allowance has been provided for the full value of the deferred tax asset. A valuation allowance will be maintained until sufficient positive evidence exists to support the reversal of any portion or all of the valuation allowance. Should Arki Beijing, America Pine Beijing, Arki Fuxin, Arki Network Service, Arki Tianjin and Yin Hang have sufficient operation to generate taxable income in future periods with a supportable trend; the valuation allowance will be reduced accordingly. As of September 30, 2017 and December 31, 2016, the valuation allowance was nil and $(15,374), respectively. Nil and nil of increase in the valuation allowance for each of the nine months ended September 30, 2017 and year December 31, 2016, respectively.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

10.     INCOME TAXES (cont.)

The components of deferred taxes are as follows from continuing operations at September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016
	(Unaudited)
Deferred tax asset from net operating loss carry-forwards	$2,343,617	$72,872
Valuation allowance	(2,343,617)	(15,374)

Deferred tax assets, net	$—	$57,498

11.     RELATED PARTY TRANSACTIONS

a)  Related parties:

Name of related parties	Relationship with the Company
Mr. Jianmin Gao	Stockholder, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of the Company
Mr. Fei Gao	Stockholder, Director and Chief Operating Officer
Mr. Dong Yao	Stockholder, Director and Chief Technology Officer
Ms. Lihua Xiao	Stockholder, Management of the Company
Ms. Li Juan	Stockholder, procurement manager
Ms. Zheng Zhong	Stockholder, procurement manager
Mr. Hao Siheng	Stockholder, Son of Lihua Xiao

b) The Company had the following related party balances at September 30, 2017 and December 31, 2016

	September 30, 2017	December 31, 2016
	(Unaudited)
Due from related parties:
Mr. Dong Yao	$—	$49,814
Ms. Lihua Xiao	—	64,339
Mr. Siheng Hao	—	62,771
Ms. Juan Li	—	36,453

	$—	$213,377

	September 30, 2017	December 31, 2016
	(Unaudited)
Due to related parties:
Mr. Jianmin Gao	$36,435	$625,242
Mr. Fei Gao	9,847	482,895

	$46,282	$1,108,137

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

11.     RELATED PARTY TRANSACTIONS (cont.)

As of December 31, 2016, the Company was owed from Mr. Dong Yao $49,814 without interest and due on demand, respectively.

As of December 31, 2016, the Company was owed from Ms. Lihua Xiao $64,339 without interest and due on demand, respectively.

As of December 31, 2016, the Company was owed from Mr. Siheng Hao $62,771 for procurement activities without interest and due on demand, respectively.

As of December 31, 2016, the Company was owed from Ms. Juan Li of $36,453 for procurement activities without interest and due on demand, respectively.

As of September 30, 2017 and December 31, 2016, the amounts owed to Mr. Jianmin Gao are without interest and due on demand.

As of September 30, 2017 and December 31, 2016, the amounts owed to Mr. Fei Gao are without interest and due on demand.

12.     COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has entered into lease agreements with various third parties. The terms of such non-cancellable operating leases are one to five years. As of September 30, 2017, the Company was obligated under non-cancellable operating leases minimum rentals as follows:

Year Ended September 30, 2017,

2017	$—
2018	52,593
2019	52,593
2020	52,593
2021	52,593
Thereafter	52,593

Total	$262,965

The rent expense for the three months ended September 30, 2017 and 2016 was $13,143 and $37,780, respectively. The rent expense for the nine months ended September 30, 2017 and 2016 was $38,677 and $113,340, respectively.

Legal Proceedings

The Company is not currently a party to any legal proceeding, investigation or claim which, in the opinion of the management, is likely to have a material adverse effect on the business, financial condition or results of operations.

13.     CONCENTRATION OF CREDIT AND BUSINESS RISKS

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash and cash equivalents, loans receivable and other receivables. The maximum exposure of such assets to credit risk is their carrying amounts as of the balance sheet dates.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

13.     CONCENTRATION OF CREDIT AND BUSINESS RISKS (cont.)

As of September 30, 2017 and December 31, 2016, substantially all of the Company’s cash and cash equivalents were deposited in financial institutions located in the PRC, which management believes are of high credit quality. Management believes the credit risk on bank deposits is limited because the counterparties are banks with high credit-ratings assigned by international credit rating agencies, or state-owned banks in China.

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC and the United States of America. Balances at financial institutions or state owned banks within the PRC are not covered by insurance.

Non-performance by these institutions could expose the Company to losses for amounts in excess of insured balances. As of September 30, 2017 and December 31, 2016, we had no uninsured balances with the banks in U.S. As of September 30, 2017 and December 31, 2016, our bank balances in the PRC were $1,435,384 and $1,460,640, respectively, which are uninsured and subject to credit risk. We have not experienced nonperformance by these institutions.

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of loans receivable from borrowers and the related accrued interest receivable. As of September 30, 2017 and December 31, 2016, the Company has four significant borrowers, which accounted for 32% of total loans receivable balance, and three borrowers which accounted for 63% of total loans receivable, respectively. The aforementioned borrowers paid service fees and interest regularly according to the contract during the reporting period, and the Company believes that the default risk from these borrowers is low in the foreseeable future.

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than twenty years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective. The economy in the PRC has recently started to narrow.

On December 15, 2014, the Company entered into six year agreements with the Chief Operating Officer, Mr. Fei Gao, for total compensation of approximately $2,655 (RMB 18,000) per month.

14.     GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has generated losses from operations of $6,740,788 and $611,538 for the nine months ended September 30, 2017 and 2016, respectively. These continued losses have created an accumulated deficit of approximately $9,837,507 as of September 30, 2017. The Company also has a working capital deficit of approximately $2,562,616 at September 30, 2017. The Company has been having difficulty in raising adequate additional funding.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company will require additional financing in order to execute its operating plan and continue as a going concern. The Company cannot predict whether this additional financing will be in the form of equity, debt or another form. The Company may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. Should financing sources fail to materialize, management would seek alternate funding sources such as the sale of common and/or preferred stock, the issuance of debt or other means. The

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED) (IN U.S. $)

14.     GOING CONCERN (cont.)

Company plans to attempt to address its working capital deficiency by increasing its sales, maintaining strict expense controls and seeking strategic alliances.

In the event that these financing sources do not materialize, or the Company is unsuccessful in increasing its revenues and achieving adequate profitable operations, the Company will be forced to further reduce its costs, may be unable to repay its debt obligations as they become due or respond to competitive pressures, any of which circumstances would have a material adverse effect on its business, prospects, financial condition and results of operations.

The financial statements do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts or amounts and reclassification of liabilities that might be necessary, should the Company be unable to continue as a going concern.

15.     SUBSEQUENT EVENTS

On November 17, 2017, the Company’s subsidiary, Arki Network Service entered into share exchange agreement with the shareholders of Beijing Shenzhou Rongtong Investment Management Co., Ltd. (“Shenzhou Rongtong”) to obtain 100% of Shenzhou Rongtong’s shares in exchange for a total of 4,175,417 common shares of the Company. The transactions is expecting to be completed within 45 working days with the completion of corresponding registration procedure of equity change.

CONSUMER CAPITAL GROUP INC.
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016 AND 2015

HK office: 7th Floor, Nan Dao Commercial Building, 359-361 Queen’s Road Central, Hong Kong

香港 皇后大道中三五九至三六一號 南島商業大廈七樓

Tel: (852) 2851 7954 Fax: (852) 2545 4086

Kowloon office: Room 2105-06, 21/F., Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong

九龍 旺角 亞皆老街八號 朗豪坊辦公大樓 2105-06 室

Tel: (852) 2780 0607 Fax: (852) 2780 0013

Report of Independent Registered Public Accounting Firms

To the Board of Directors and Stockholders of Consumer Capital Group, Inc.

We have audited the accompanying consolidated balance sheets of Consumer Capital Group, Inc. (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive losses, change in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Centurion ZD CPA Ltd.
Centurion ZD CPA Ltd. (fka DCAW (CPA) Ltd. as successor to Dominic K.F. Chan & Co.) Certified Public Accountants Hong Kong, April 17, 2017

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2016	2015
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,461,176	$760,798
Advances to suppliers	—	38,302
Prepaid expenses	85,098	1,200
Interest receivables	19,350	—
Other receivables	3,331,128	124,959
Loan receivables, net	683,496	—
Due from related parties	418,968	—
Current assets from discontinued operations	—	41,741,885
TOTAL CURRENT ASSETS	5,999,216	42,667,144

NON-CURRENT ASSETS
Property and equipment, net	101,825	6,760
Intangible assets, net	1,454,326	—
Deferred tax asset	57,498	—
Non-current assets from discontinued operations	—	548,315
TOTAL NON-CURRENT ASSETS	1,613,649	555,075

TOTAL ASSETS	$7,612,865	$43,222,219

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Loans from individuals	2,332,330	987,140
Accrued interest payables	129,574	—
Accrued liabilities	17,570	145,579
Taxes payables	351,714	—
Other payables	156,919	—
Payable to shareholder	102,035	85,067
Due to related parties	1,108,137	1,382,390
Deferred tax liabilities	135,717	—
Current liabilities from discontinued operations	—	41,228,471
TOTAL CURRENT LIABILITIES	4,333,996	43,828,647
TOTAL LIABILITIES	4,333,996	43,828,647

EQUITY
Common stock, $0.0001 par value, 100,000,000 shares authorized 32,178,849 and 31,165,740 shares issued and outstanding as of December 31, 2016 and 2015, respectively	$3,218	$3,117
Discount on common stock issued to founders	(130,741)	(130,741)
Additional paid-in capital	8,121,378	4,402,476
Accumulated other comprehensive income	143,943	(44,436)
Accumulated deficit	(4,675,858)	(5,169,728)
Total equity of the Company	3,461,940	(939,312)
Non-controlling interest	(183,071)	332,884
TOTAL EQUITY	3,278,869	(606,428)

TOTAL LIABILITIES AND EQUITY	$7,612,865	$43,222,219

The accompanying notes are an integral part of these consolidated financial statements.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2016	2015
REVENUE	$261,275	$—

COST OF REVENUE	—	—

GROSS PROFIT	261,275	—

Selling expenses	(42,795)	(67,934)
General and administrative expenses	(846,926)	(766,387)
LOSS FROM OPERTIONS	(628,446)	(834,321)

Interest income	63,530	(441)
Interest expense	(173,140)	(99,896)
Other income	8,152	100
Change in fair value of derivative liabilities	—	213,498
Bargain purchase gain	1,593,719	—

Income (Loss) from continuing operations before income taxes	863,815	(721,060)

Income tax expense	(78,199)	—

Net income (loss) from continuing operations	785,616	(721,060)
Less: Net loss attributable to the non-controlling interest	109,317	82,293
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY – continuing operations	$894,933	$(638,767)

Discontinued operations
(Loss) Income from discontinued operations before income taxes (including pretax gain on sales of Shanghai Zhonghui: $1,355,432 in 2016	$(1,807,527)	$1,737,165
Income tax expense	(292,666)	(434,291)

Net (loss) income from discontinued operations	(2,100,193)	1,302,874
Less: Net loss (income) attributable to the non-controlling interest	1,699,130	(640,753)
NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY – discontinued operations	$(401,063)	$662,121

Net (loss) income	$(1,314,577)	$581,814
NET INCOME ATTRIBUTABLE TO THE COMPANY	$493,870	$23,354

(Loss) earnings per share – Basic and Diluted
CONTINUING OPERATIONS
-Basic	$0.03	$(0.03)
-Diluted	$0.03	$(0.03)

DISCONTINUED OPERATIONS
-Basic	$(0.01)	$0.03
-Diluted	$(0.01)	$0.03

NET INCOME PER SHARE ATTRIBUTABLE TO THE COMPANY
-Basic	$0.02	$0.00
-Diluted	$0.02	$0.00

Weighted average number of common shares outstanding basic and diluted	$31,601,516	$22,420,839

The accompanying notes are an integral part of these consolidated financial statements.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	For the Years Ended December 31,
	2016	2015
Net (loss) income	$(1,314,577)	$581,814
Other comprehensive income (loss):
Foreign currency translation adjustment	355,888	(191,032)
Comprehensive (loss) income	(958,689)	390,782
Less: comprehensive (income) attributable to non-controlling interest	(167,509)	—
Comprehensive (loss) income attributable to the Company	$(1,126,198)	$390,782

The accompanying notes are an integral part of these consolidated financial statements.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common stock		Discount on common	Additional paid-in	Accumulated (deficit)/	Accumulated other comprehensive	Stockholders’ equity/	Non- controlling
	Shares	Amount	stock	capital	earnings	income	(deficit)	interest	Total
Balance at December 31, 2014	19,394,079	$1,940	$(130,741)	$3,311,992	$(5,193,082)	$131,528	$(1,878,363)	$—	$(1,878,363)
Conversion of Convertible Notes	414,361	41	—	63,709	—	—	63,750	—	63,750
New Issues	11,357,300	1,136	—	1,026,775	—	—	1,027,911		1,027,911
Net Income					23,354	—	23,354	558,460	581,814
Foreign Currency Translation Adjustment	—	—	—	—	—	(175,964)	(175,964)	(15,066)	(191,030)
Capital injection to Shanghai Zhonghui from minority shareholders	—	—	—	—	—	—	—	(210,510)	(210,510)
Balance at December 31, 2015	31,165,740	3,117	(130,741)	4,402,476	(5,169,728)	(44,436)	(939,312)	332,884	(606,428)

New Issues	1,013,109	101	—	1,169,402	—	—	1,169,503	—	1,169,503
Net Loss	—	—	—	—	493,870	—	493,870	(1,808,447)	(1,314,577)
Foreign Currency Translation Adjustment	—	—	—	—	—	188,379	188,379	167,509	355,888
Acquisition of Yin Hang	—	—	—	2,549,500	—	—	2,549,500	—	2,549,500
Sales of Shanghai Zhonghui	—	—	—	—	—	—	—	1,124,983	1,124,983
Balance at December 31, 2016	32,178,849	$3,218	$(130,741)	$8,121,378	$(4,675,858)	$143,943	$3,461,940	$(183,071)	$3,278,869

The accompanying notes are an integral part of these consolidated financial statements

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2016	2015
Operating Activities
Net (loss) income	$(1,314,577)	$581,814
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Loss (Income) from discontinued operations, net of income taxes	2,100,193	(1,302,874)
Depreciation expense	7,419	8,913
Amortization	7,199	—
Change in fair value of derivative liabilities	—	(213,498)
Deferred tax expense	78,199	—
Bargain purchase gain	(1,593,719)	—

Change in operating assets and liabilities, net of effects of business acquisitions and dispositions:
Advances to suppliers	35,799	(39,943)
Prepaid expenses	8,595	—
Interest receivables	(19,345)	—
Other receivables	(457,439)	(121,436)
Accrued liabilities	(127,581)	1,107
Taxes payable	8,764	—
Due from related party	(219,788)	(1,842)
Other payables	163,231	(101,981)
Net cash used in continuing operations	(1,323,050)	(1,189,740)
Net cash (used in) provided by operating activities from discontinued operations	(4,198,796)	3,834,300

Cash flows (used in) provided by operating activities	(5,521,846)	2,644,560

Investing Activities
Originated loans disbursement	(683,325)	—
Cash increased on investment of subsidiary	54,454	213,524
Purchase of property and equipment	(46,320)	(7,307)
Net cash (used in) provided by investing activities from continuing operations	(675,191)	206,217
Net cash used in investing activities from discontinued operations	(4,795,715)	(34,115,247)

Cash flows used in investing activities	(5,470,906)	(33,909,030)

Financing Activities
Proceeds from related party debt	(51,885)	115,492
Proceeds from issuance of shares	1,395,003	801,912
Proceeds from loans from individuals	1,409,123	1,029,446
Net cash (used in) provided by financing activities from continuing operations	2,752,241	1,946,850
Net cash provided by financing activities from discontinued operations	7,157,917	32,133,323

Cash flows provided by financing activities	9,910,158	34,080,173

Effect of exchange rate on cash and cash equivalents	(182,917)	(117,287)

Net (decrease) increase in cash and cash equivalents	(1,265,511)	2,698,416
Cash and cash equivalents, at beginning of year	$2,739,145	$40,729
Cash and cash equivalents, at end of year	$1,473,634	$2,739,145
Cash and cash equivalents from discontinued operations	(12,458)	(1,978,347)
Cash and cash equivalents from continuing operations, at end of year	$1,461,176	$760,798

Supplemental disclosure of cash flow information:
Income tax paid	$426,933	$27,945
Interest paid	$255,606	$—

Supplemental disclosure of non-cash activities:
Conversion of convertible notes	$—	$63,750

The accompanying notes are an integral part of these consolidated financial statements

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

Consumer Capital Group, Inc. (“CCG” or the “Company”) was incorporated in Delaware on April 25, 2008. The accompanying consolidated financial statements include the financial statements of the Company, its wholly owned subsidiaries, and an affiliated PRC entity (“Affiliated PRC Entity”) that is controlled through contractual arrangements. On February 5, 2010, in connection with the execution of a Stock Right Transfer Agreement, America Pine Group Inc. transferred both 100% of the stock rights of its wholly owned subsidiary Arki (Beijing) Ecommerce Technology Co., Ltd. and 100% of its stock rights of America Pine (Beijing) BioTech to Consumer Capital Group, Inc., a California corporation and wholly owned subsidiary of the Company (“CCG California”).

On February 4, 2011, pursuant to a Plan and Agreement of Merger by and among Mondas Minerals Corp., its wholly owned subsidiary, CCG Acquisition Corp., a Delaware corporation (“CCG Delaware”), CCG California, and Scott D. Bengfort, Mondas Minerals Corp. merged its wholly-owned subsidiary CCG Delaware into CCG California, with CCG California surviving and CCG Delaware ceasing to exist. On February 7, 2011, the Company formed a new wholly-owned subsidiary by the name of “Consumer Capital Group Inc.” (“CCG Name Sub”) in Delaware solely for purposes of changing its corporate name to “Consumer Capital Group Inc.” in conjunction with the closing of the Merger. On February 17, 2011, the Company changed its name to Consumer Capital Group Inc. pursuant to a Certificate of Ownership filed with the Secretary of State of Delaware by merging CCG Name Sub into the Company with the Company surviving and CCG Name Sub ceasing to exist. Unless the context specifies otherwise, references to the “Company” refers to CCG California prior to the Merger and the Company, its subsidiaries and Affiliated PRC Entity combined after the Merger. The Company is principally engaged in the development and operation of its nationwide online retailing platform “Chinese Consumer Market Network” at www.ccmus.com, which provides a variety of manufacturers and distributors a platform to promote and sell products and services directly to consumers. The Company’s principal operations and geographic markets are in the People’s Republic of China (“PRC”).

Post Merger, Consumer Capital Group Inc. is authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. On February 4, 2011, Consumer Capital Group Inc. effected a reverse stock split (the “Stock Split”), as a result of which each 21.96 shares of Consumer Capital Group’s common stock then issued and outstanding was converted into one share of Mondas Minerals’ common stock.

Immediately prior to the Merger, Consumer Capital Group, Inc. had 390,444,109 shares of its common stock issued and outstanding. In connection with the Merger, Mondas Minerals issued 17,777,778 shares of its common stock in exchange for the issued and outstanding shares of common stock of CCG California. Immediately prior to the closing of the Merger, there were 2,500,000 issued and outstanding shares of the Company’s common stock, 60% of which were held by the then principal stockholder, CEO, and sole director of the Company, Mr. Bengfort. As a part of the Merger, CCG paid $335,000 in cash to Mr. Bengfort in exchange for his agreement to enter into various transaction agreements relating to the Merger, as well as the cancellation of 1,388,889 shares of the Company’s common stock directly held by him, constituting 92.6% of his pre-Merger holdings of Company common stock.

SHANGHAI ZHONGHUI

Established on May 26, 2014, under the PRC laws, Shanghai Zhonghui offers financing and investment opportunities for small to medium sized business and investors, including outsource of financial information technologies, investment management, investment consulting, as well as other related asset management services in China.

On December 23, 2014, the Company and Shanghai Zhonghui Financial Information Services Corp., a company established under the laws of People’s Republic of China, entered into a Share Exchange Agreement (the “Agreement”), pursuant to which the Company agreed to acquire 51% of the capital stock of Shanghai Zhonghui (the “Acquisition”). Pursuant to the term of the Agreement, the Company agreed to issue 5,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to certain individuals affiliated with Shanghai Zhonghui (the “Affiliates”), valued at $1.00 per share for a total of $5,000,000 or approximately 31,000,000 RMB, to exchange 51% of the capital stock of Shanghai Zhonghui. As incentive for the closing of the acquisition, the Company also agreed to issue 5,000,000 additional shares of the Common Stock to the Affiliates.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION (cont.)

On December 28, 2016, the Company and Yanbian Yaotian Gas Group Co., Ltd, (the “Purchaser”) a company incorporated under the laws of the People’s Republic of China, entered into a definitive agreement to sell all of its interests in Shanghai Zhonghui for nil consideration. As of December 31, 2016, the results of operations of Shanghai Zhonghui business are reflected in the Company’s consolidated financial statements as discontinued operations.

YIN HANG

Yin Hang Financial Information Service (Shanghai) Co., Limited (“Yin Hang”) was incorporated on November 22, 2013 (date of incorporation) under the laws of the People’s Republic of China (“PRC” or “China”). The Company collects service fees calculated based on the complexity, required time, contents and commercial value of the credit risks assessment services provided to the lenders and borrowers on a third party peer to peer (“P2P”) online lending platform.

On December 1, 2016, the Company through its variable interest entity, America Arki Network Service Beijing Co., Ltd entered into certain Share Exchange Agreement with Yin Hang Financial Information Service (Shanghai) Co., Ltd, a company established under the laws of People’s Republic of China Pursuant to the Agreement, the Company agreed to acquire 100% of the capital stock of Yin Hang in exchange for the issuance of 4,680,000 shares of Company’s common stock, par value $0.0001 per share. Pursuant to the terms of the Agreement, all Acquisition Shares shall be locked up for one year upon issuance and Yin Hang’s investor may sell up to 2% of the Acquisition Shares after such lock-up period. Further to the supplementary agreement dated March 28, 2017, as a reward for the aiding of acquisition, the Company also agreed to issue 320,000 additional shares of the Common Stock to a third party, Yu Yang.

Details of the Company’s wholly owned subsidiaries and its Affiliated PRC Entity as of December 31, 2016 are as follows:

Company	Date of Establishment	Place of Establishment	Percentage of Ownership by the Company	Principal Activities
Consumer Capital Group Inc. (“CCG California”)	October 14, 2009	California USA	100%	U.S. holding company and headquarters of the consolidated entities. Commencing in July 2011, CCG performs the U.S. e-commerce operations
Arki Beijing Ecommerce Technology Corp. (“Arki Beijing”)	March 6, 2008	PRC	100%(1)	Maintains the various computer systems, software and data. Owns the intellectual property rights of the “consumer market network”. Performed principal ecommerce operations prior to December 2010
America Pine Beijing BioTech, Inc. (“America Pine Beijing”)	March 21, 2007	PRC	100%(1)	Import and sales of healthcare products from the PRC. This operation ceased February 5, 2010. It currently assists in payment collection for our e-commerce business
America Arki Fuxin Network Management Co. Ltd. (“Arki Fuxin”)	November 26, 2010	PRC	100%(1)	Commencing in December 2010, performs the principal daily e-commerce operations, transactions and management of the “consumer market network”

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION (cont.)

Company	Date of Establishment	Place of Establishment	Percentage of Ownership by the Company	Principal Activities
America Arki Network Service Beijing Co. Ltd. (“Arki Network Service” and Affiliated PRC Entity”)	November 26, 2010	PRC	0%(2)

Entity under common control through relationships between Fei Gao and the Company. Holds the business license and permits necessary to conduct e-commerce operations in the PRC and maintains compliance with applicable PRC laws

Yin Hang Financial Information Service (Shanghai) Co., Ltd (“Yin Hang”)	November 22, 2013	PRC	100%(1)

Collects service fees calculated based on the complexity, required time, contents and commercial value of the credit risks assessment services provided to the lenders and borrowers on a third party peer to peer (“P2P”) online lending platform.

Arki Tianjin Asset management LLP. (“Arki Tianjin”)	October 22, 2015	PRC	51%(3)	Offer assets management, management consulting, internet information service as well as advertising design, production, agent, publishing.

____________

(1)      Wholly foreign owned entities (WFOE)

(2)      VIE

(3)      Arki Network Service owned entities

Details of the Company’s wholly owned subsidiaries and its Affiliated PRC Entity as of December 31, 2015 are as follows:

Company	Date of Establishment	Place of Establishment	Percentage of Ownership by the Company	Principal Activities
Consumer Capital Group Inc. (“CCG California”)	October 14, 2009	California USA	100%	U.S. holding company and headquarters of the consolidated entities. Commencing in July 2011, CCG performs the U.S. e-commerce operations
Arki Beijing Ecommerce Technology Corp. (“Arki Beijing”)	March 6, 2008	PRC	100%(1)	Maintains the various computer systems, software and data. Owns the intellectual property rights of the “consumer market network”. Performed principal ecommerce operations prior to December 2010
America Pine Beijing BioTech, Inc. (“America Pine Beijing”)	March 21, 2007	PRC	100%(1)	Import and sales of healthcare products from the PRC. This operation ceased February 5, 2010. It currently assists in payment collection for our e-commerce business
America Arki Fuxin Network Management Co. Ltd. (“Arki Fuxin”)	November 26, 2010	PRC	100%(1)	Commencing in December 2010, performs the principal daily ecommerce operations, transactions and management of the “consumer market network”

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION (cont.)

Company	Date of Establishment	Place of Establishment	Percentage of Ownership by the Company	Principal Activities
America Arki Network Service Beijing Co. Ltd. (“Arki Network Service” and Affiliated PRC Entity”)	November 26, 2010	PRC	0%(2)

Entity under common control through relationships between Fei Gao and the Company. Holds the business license and permits necessary to conduct ecommerce operations in the PRC and maintains compliance with applicable PRC laws

Shanghai Zhonghui Financial Inforrnational Services LTD. (“Shanghai Zhonghui”)	May 26, 2014	PRC	50.82%(3)

Offer financing and investment opportunities for small to medium sized business and investors, including outsource of financial information technologies, investment management, investment consulting, as well as other related asset management services in China.

Arki Tianjin Asset management LLP. (“Arki Tianjin”)	October 22, 2015	PRC	51%(3)	Offer assets management, management consulting, internet information service as well as advertising design, production, agent, publishing.

____________

(1)      Wholly foreign owned entities (WFOE)

(2)      VIE

(3)      Arki Network Service owned entities

In order to comply with the PRC law and regulations which prohibit foreign control of companies involved in internet content, the Company operates its website using the licenses and permits held by Arki Network Service, a 100% PRC owned entity. Consumer Capital owns 0% of the equity interests of Arki Network Service. The equity interests of Arki Network Service are legally held directly by Mr. Jianmin Gao and Mr. Fei Gao, shareholders and directors of the Company. The effective control of Arki Network Service is held by Arki Beijing and Arki Fuxin through a series of contractual arrangements (the “Contractual Agreements”). As a result of the Contractual Agreements, Arki Beijing and Arki Fuxin maintain the ability to control Arki Network Service, and are entitled to substantially all of the economic benefits from Arki Network Service and are obligated to absorb all of Arki Network Service’ expected losses. Therefore, the Company consolidates Arki Network Service in accordance with SEC Regulation SX-3A-02 and Accounting Standards Codification (“ASC”) 810, Consolidation.

The following is a summary of the Contractual Agreements of the Company’s VIE structure:

LOAN AGREEMENT

The shareholders of Arki Network Service, namely Mr. Jianmin Gao and Mr. Fei Gao, entered into a loan agreement with Arki Fuxin on February 3, 2011. Under this loan agreement, Arki Fuxin granted an interest-free loan of RMB 1.0 million to Mr. Jianmin Gao and Mr. Fei Gao, collectively, for their capital contributions to Arki Network Service, as required by the PRC. The term of the loan is for ten years from the date of execution until the date when Arki Fuxin requests repayment. Arki Fuxin may request repayment of the loan with 30 days advance notice. The loan is not repayable at the discretion of the shareholders and is eliminated upon consolidation.

EXCLUSIVE CALL OPTION AGREEMENT

The shareholders of Arki Network Service entered into an option agreement with Arki Fuxin on February 3, 2011, under which the shareholders of Arki Network Service jointly and severally granted to Arki Fuxin an option to

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION (cont.)

purchase their equity interests in Arki Network Service. The purchase price will be set off against the loan repayment under the loan agreement. Arki Fuxin may exercise such option at any time until it has acquired all equity interests of Arki Network Service or freely transferred the option to any third party and such third party assumes the rights and obligations of the option agreement.

EXCLUSIVE BUSINESS COOPERATION AGREEMENT

Arki Fuxin and Arki Network Service entered into an exclusive business cooperation agreement deemed effective on November 26, 2010, under which Arki Network Service engages Arki Fuxin as its exclusive provider of technical support, consulting services, maintenance and other commercial services. Arki Network Service shall pay to Arki Fuxin service fees determined based on the net income of Arki Network Service and are eliminated upon consolidation. Arki Fuxin shall exclusively own any intellectual property arising from the performance of this agreement. This agreement has a term of ten years from the effective date and can only be terminated mutually by the parties in a written agreement. During the term of the agreement, Arki Network Service may not enter into any agreement with third parties for the provision of identical or similar service without the prior consent of Arki Fuxin.

SHARE PLEDGE AGREEMENT

The shareholders of Arki Network Service entered into a share pledge agreement with Arki Fuxin on February 3, 2011 under which the shareholders pledged all of their equity interests in Arki Network Service to Arki Fuxin as collateral for all of the payments due to Arki Fuxin and to secure their obligations under the above agreements. The shareholders of Arki Network Service may not transfer or assign the shares or the rights and obligations in the share pledge agreement or create or permit any pledges which may have an adverse effect on the rights or benefits of Arki Fuxin without Arki Fuxin’s preapproval. Arki Fuxin is entitled to transfer or assign in full or in part the shares pledged. In the event of default, Arki Fuxin as the pledge, will be entitled to request immediate repayment of the loan or to dispose of the pledged equity interests through transfer or assignment.

POWER OF ATTORNEY

The shareholders of Arki Network Service entered into a power of attorney agreement with Arki Fuxin effective on November 26, 2010 under which the shareholders irrevocably appointed Arki Beijing and Arki Fuxin to vote on their behalf on all matters they are entitled to vote on, including matters relating to the transfer of any or all of their respective equity interests in the entity and the appointment of the chief executive officer and other senior management members.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RECLASSIFICATIONS

Certain prior year balances were reclassified to conform to the current period’s presentation with consideration of reflecting Shanghai Zhonghui business as discontinued operations. These reclassifications had no impact on net earnings and financial position.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements of 2016 include the accounts of the Company and its wholly-owned subsidiaries based in the PRC, which include America Pine Beijing, Arki Beijing, Arki Fuxin, and 51% majority ownership in Arki Tianjin. The consolidated financial statements of 2015 include the accounts of the Company and its wholly-owned subsidiaries based in the PRC, which include America Pine Beijing, Arki Beijing, Arki Fuxin, 50.82% majority ownership in Shanghai Zhonghui, and 51% majority ownership in Arki Tianjin. As a result of contractual arrangements with Arki Network Service, the Company consolidates Arki Network Service in

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

accordance with SEC Regulation SX-3A-02 and Accounting Standards Codification (“ASC”) 810, Consolidation. All intercompany balances and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with US GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The Company’s reporting currency is the U.S. dollar. The Company’s functional currency is the local currency in the PRC, the Chinese Yuan (RMB). The financial statements of the Company are translated into United States dollars in accordance with ASC 830, Foreign Currency Matters, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income.

In accordance with ASC 830, Foreign Currency Matters, the Company translated the assets and liabilities into US $ using the rate of exchange prevailing at the applicable balance sheet date and the statements of income and cash flows are translated at an average rate during the reporting period. Adjustments resulting from the translation are recorded in investors’ equity as part of accumulated other comprehensive income.

	As of December 31,
	2016	2015
Balance sheet items, except for the equity accounts	6.9458	6.4936
Items in the statements of income and comprehensive loss and statement of cash flow	6.9475	6.2284

REVENUE RECOGNITION

We recognize revenue from product sales or services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured.

E-commerce Revenue Recognition

We evaluate whether it is appropriate to record the net amount of sales earned as commissions. We are not the primary obligor nor are we subject to inventory risk as the agreements with our suppliers specify that they have the responsibility to provide the product or service to the customer. Also, the amounts we earn from our vendors/suppliers is based on a fixed percentage and bound contractually. Additionally, the Company does not have any obligation to resolve disputes between the vendors and the customers that purchase the products on our website. Any disputes involving damaged, non-functional, product returns, and/or warranty defects are resolved between the customer and the vendor. The Company has no obligation for right of return and/or warranty for any of the sales completed using its website. Since we are not primarily obligated and amounts earned are determined using a fixed percentage, a fixed-payment schedule, or a combination of the two, we record our revenues as commissions earned on a net basis.

Our sales are net of promotional discounts and rebates and are recorded when the products are shipped and title passes to customers. Revenues are recorded net of sales and consumption taxes. We periodically provide incentive offers to our customers to encourage purchases. Such offers include current discount offers, such as percentage discounts off current purchases, inducement offers, such as daily sweepstakes reward opportunities that is based on

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

volume of purchases, and other similar offers. Current discount offers and inducement offers are presented as a net amount in “Net revenues.”

We record deferred revenue when cash is received in advance of the performance of services or delivery of goods. Deferred revenue is also recorded to account for the seven day grace period offered to customers for potential product disputes, if any.

Because of the lack of sales generated on our online retail platforms, we ceased our E-commerce business in first quarter of 2015.

Servicing fee income

Borrowers typically pay us a servicing fee on each payment received. The service fees compensate us for the costs we incur in servicing the related loan, including managing funding from investors, payments to investors and maintaining borrower’ account portfolios. We record servicing fees paid by borrower as a component of operating revenue when received.

Yin Hang provides credit risks assessment services to the borrowers and lenders on a third party P2P online lending platform. The service fees calculated based on complexity, required time, contents and commercial value of the coordination services between borrowers and lenders and are collected when the loan agreements are signed completely by all parties but before releasing the money to the borrowers.

Interest income on loans

Interest on loan receivables is accrued monthly in accordance with their contractual terms and recorded in accrued interest receivable. The Company does not charge prepayment penalty from customers.

DISCONTINUED OPERATIONS

“Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity” was effective for the Company during the year ended December 31, 2015. The amendments contained in this update change the criteria for reporting discontinued operations and enhance the reporting requirements for discontinued operations. Under the revised standard, a discontinued operation must represent a strategic shift that has or will have a major effect on an entity’s operations and financial results. Examples could include a disposal of a major line of business, a major geographical area, a major equity method investment, or other major parts of an entity. The revised standard also allows an entity to have certain continuing cash flows or involvement with the component after the disposal. Additionally, the standard requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income, and expenses of discontinued operations. The Company accounted for the sales of Shanghai Zhonghui during 2016 as a discontinued operation pursuant to this standard. Refer to Note 15 for additional details.

REWARD PROGRAMS

Reward Programs are limited to customers residing in China. Customers may earn reward points from the purchase of merchandise and services from the Company. Points are earned based on the amount and types of merchandise and services purchased. Customers residing in China may redeem the reward points for drawings into our daily “Lucky Drawing” sweepstakes for chances to win cash prizes or used for other promotion programs conducted by vendors. In addition, customers may attain a tiered membership status based on the value of merchandise and services purchased over the past twelve months. Membership status entitles the holder to certain discounts on future purchases of selected items on our website. The Company accrue for the estimated cost of redeeming the benefits at

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the time the benefits are earned by the customer. These benefit expenses for the years ended December 31, 2016 and 2015 were nil, respectively, and will record as selling expenses if they happen in future.

NON-CONTROLLING INTEREST

Noncontrolling interests in our subsidiary is recorded as a component of our equity, separate from the parent’s equity. Purchase or sales of equity interests that do not result in a change of control are accounted for as equity transactions. Results of operations attributable to the noncontrolling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings.

COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, Accounting Standards Codification (ASC) 220, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For the years presented, the Company’s comprehensive income (loss) includes net income (loss) and foreign currency translation adjustments and is presented in the consolidated statements of operations and comprehensive income (loss).

INCOME TAXES

Provisions for federal, state, and non-U.S. income taxes are calculated on reported earnings before income taxes based on current tax law and also include, in the current period, the cumulative effect of any changes in tax rates from those used previously in determining deferred tax assets and liabilities. Such provisions differ from the amounts currently receivable or payable because certain items of income and expense are recognized in different time periods for financial reporting purposes than for income tax purposes. Significant judgment is required in determining income tax provisions and evaluating tax positions.

The accounting for uncertainty in income taxes requires a more-likely-than-not threshold for financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. We record a liability for the difference between the benefit recognized and measured for financial statement purposes and the tax position taken or expected to be taken on our tax return. To the extent that our assessment of such tax positions changes, the change in estimate is recorded in the period in which the determination is made. Tax-related interest and penalties are classified as a component of income tax expense.

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. We adopted the provisions of ASC 740 as of January 1, 2007, and have analyzed filing positions in each of the People’s Republic of China (“PRC”) jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the PRC as our “major” tax jurisdiction. Generally, we remain subject to PRC examination of our income tax returns annually. We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes. Our tax provision for interim periods is determined using an estimate of our annual effective tax rate based on rates established within the PRC and, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

EARNINGS (LOSS) PER SHARE

We calculate basic earnings (loss) per share by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents. Diluted EPS is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants. Options and warrants are only included in the calculation of diluted EPS when their effect is not anti-dilutive.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of bank deposits with original maturities of three months or less, all of which are unrestricted as to withdrawal and uninsured. Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the U.S. Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

LOAN RECEIVABLE

Loan receivable primarily represents the principle of loan lent to the borrowers. Management regularly reviews aging of loan receivables and changes in payment trends and records allowance when management believes collection of amounts due are at risk. Loan receivables considered uncollectible are written off after exhaustive efforts at collection.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Company’s past loan loss history, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The Company calculates the provision amount as below:

1.       General Reserve — is based on total loan receivable balance and to be used to cover unidentified probable loan loss. The General Reserve is required to be no less than 1% of total loan receivable balance.

2.       Special Reserve — is fund set aside covering losses due to risks related to a particular country, region, industry, borrower or type of loans. The reserve rate could be decided based on management estimate of loan collectability.

INTEREST RECEIVABLE

Interest receivable represents the amount of interest that has been earned as of the balance sheet date, but which has not yet been received in cash. Management regularly reviews aging of interest receivables and changes in payment trends and records allowance when management believes collection of amounts due are at risk. Interest receivable considered uncollectible are written off after exhaustive efforts at collection.

DEFERRED COST

Deferred cost represents the deferred service charge paid or payable to a related party which is calculated based on the service fee the Company received.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

LOANS FROM INDIVIDUALS

Loans from individuals primarily represent the principle of lending funds received from the individuals through the Company’s internet platform. The interest rates of such loans are 8% – 18% per annum with a term lasting from 6 months to one year.

PROPERTY AND EQUIPMENT, NET

Property and equipment is recorded at cost and consists of computer equipment, office equipment and furniture and is depreciated using the straightline method over the estimated useful lives of the related assets (generally three years or less). Costs incurred for maintenance and repairs are expensed as incurred and expenditures for major replacements and improvements are capitalized and depreciated over their estimated remaining useful lives.

INTANGIBALE ASSEST, NET

Intangible assets, comprising intellectual property rights (the credit risks assessment system), which are separable from property and equipment, are stated at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of 20 years.

IMPAIRMENT OF LONG-LIVED ASSETS

We evaluate long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate their net book value may not be recoverable. When these events occur, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products will continue. Either of these could result in the future impairment of long-lived assets. As of December 31, 2016 and 2015, the Company has not experienced impairment losses on its long-lived assets for both the continuing and discontinued operations. However, there can be no assurances that demand for the Company’s products or services will continue, which could result in an impairment of long-lived assets in the future.

SEGMENT REPORTING

The Company follows ASC 280, Segment Reporting. The Company’s chief operating decision maker, who has been identified as the executive chairman of the board of directors and the chief executive officer, reviews the individual results of the e-commerce and distribution businesses when making decisions about allocating resources and assessing the performance of the Company as a whole and hence, the Company has two reportable segments before the disposition of the Company’s distribution business. The Company’s operating businesses are organized and based on the nature of markets and customers. As the Company’s long-lived assets are substantially all located in the PRC and substantially all the Company’s revenues are derived from within the PRC, no geographical segments are presented.

FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC Topic 825, “Financial Instruments” (“Topic 825”), requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all nonfinancial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2

inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

Fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The carrying value of cash and cash equivalents, accounts receivable, advance to suppliers, prepaid expenses, other receivables, other assets, account payable, accrued liabilities, other payables, convertible note and short term debt approximates their fair value due to their short-term maturities.

The Company’s Level 3 valuation relates to derivative liabilities measured using management’s estimates of fair value as well as other significant inputs, such as volatility and risk free interest rate, which may be unobservable.

The Company has determined the estimated fair value amounts presented in these financial statements using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented in the financial statements are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

DERIVATIVE LIABILITIES

Fair value accounting requires bifurcation of embedded derivative instruments, such as ratchet provisions or conversion features in convertible debt or equity instruments, and measurement of their fair value. In determining the appropriate fair value, the Company uses the Black-Scholes pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once derivative liabilities are determined, they are adjusted to reflect fair value at the end of each reporting period. Any increase or decrease in the fair value is recorded in results of operations as a change in fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes pricing model.

DEBT DISCOUNT

The Company records debt discounts in connection with raising funds through the issuance of debt. These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

CONCENTRATION OF CREDIT RISK

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash and cash equivalents, and accounts receivable. The maximum exposure of such assets to credit risk is their carrying

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

amounts as of the balance sheet dates. As of December 31, 2016 and 2015, substantially all of the Company’s cash and cash equivalents were deposited in financial institutions located in the PRC, which management believes are of high credit quality. Management believes the credit risk on bank deposits is limited because the counterparties are banks with high credit-ratings assigned by international credit rating agencies, or state-owned banks in China. Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC and the United States of America. Balances at financial institutions or state owned banks within the PRC are not covered by insurance. Nonperformance by these institutions could expose the Company to losses for amounts in excess of insured balances. As of December 31, 2016 and 2015, our bank balances with the banks in U.S. amounted to $536 and $119,569 which are under the U.S. Federal depository insurance coverage of $250,000, respectively. As of December 31, 2016 and 2015, our bank balances with the Banks in the PRC amounted to $1,460,640 and $641,229, respectively, which are uninsured and subject to credit risk. We have not experienced nonperformance by these institutions.

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and cash equivalents, loan receivable from borrowers and the related accrued interest receivable. As of December 31, 2016, the Company has three significant borrowers, which accounted for 63% of total loan receivable balance. The aforementioned borrowers paid service fee and interest regularly according to the contract during the reporting period, and the Company believed that the default risk from this borrower is low in the foreseeable future.

CURRENCY CONVERTIBILITY RISK

We transact all of our business in RMB, which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People’s Bank of China (the “PBOC”). However, the unification of the exchange rates does not imply that the RMB may be readily convertible into U.S. dollars or other foreign currencies. All foreign exchange transactions continue to take place either through the PBOC or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC.

Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

Additionally, the value of the RMB is subject to changes in central government policies and international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market.

FOREIGN CURRENCY EXCHANGE RATE RISK

From July 21, 2005, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. While the international reaction to the RMB appreciation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

BUSINESS RISK

Foreign ownership of Internet-based businesses is subject to significant restrictions under current PRC laws and regulations. Foreign investors are not allowed to own more than a 50% equity interest in any entity with an Internet content distribution business. Currently, the Company conducts its operations in China through a series of contractual arrangements entered into among Arki (Beijing) E-Commerce Technology Corp., America Arki (Fuxin) Network Management Co. Ltd. and America Arki Network Service Beijing Co., Ltd. The relevant regulatory authorities may find the current ownership structure, contractual arrangements and businesses to be in violation of any existing or future PRC laws or regulations. If so, the relevant regulatory authorities would have broad discretion in dealing with such violations.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

LITIGATION

From time to time, we may become involved in disputes, litigation and other legal actions. We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated. We record our best estimate of a loss when the loss is considered probable. Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

RELATED PARTY TRANSACTIONS

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities including such person’s immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

NOTE 3 — RECENTLY ISSUED AND ADOPTED ACCOUNTING PRONOUNCEMENTS

In January 2016, the FASB has issued Accounting Standards Update (“ASU”) No. 2016-01, Financial Instruments — Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The new guidance is intended to improve the recognition and measurement of financial instruments. The new guidance makes targeted improvements to existing U.S. GAAP by: (1) requiring equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. Requiring public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; (2) Requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements; (3) Eliminating the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; and. (4) Requiring a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. The new guidance is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes the existing guidance for lease accounting, Leases (Topic 840). ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. he Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In April 2016, the FASB released ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The ASU includes multiple provisions intended to simplify various aspects of the accounting for share-based payments. While aimed at reducing the cost and complexity of the accounting for share-based payments, the amendments are expected to significantly impact net income, EPS, and the statement of cash flows. Implementation and administration may present challenges for companies with significant

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 3 — RECENTLY ISSUED AND ADOPTED ACCOUNTING PRONOUNCEMENTS (cont.)

share-based payment activities. The ASU is effective for public companies in annual periods beginning after December 15, 2016, and interim periods within those years. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In April 2016, FASB issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In May 2016, the FASB issued ASU No. 2016-11 Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815); Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting, which is rescinding certain SEC Staff Observer comments that are codified in Topic 605, Revenue Recognition, and Topic 932, Extractive Activities — Oil and Gas, effective upon adoption of Topic 606. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In May 2016, FASB issued ASU No. 2016-12—Revenue from Contracts with Customers (Topic 606); Narrow-Scope Improvements and Practical Expedients, which is intended to not change the core principle of the guidance in Topic 606, but rather affect only the narrow aspects of Topic 606 by reducing the potential for diversity in practice at initial application and by reducing the cost and complexity of applying Topic 606 both at transition and on an ongoing basis. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to provide guidance on the presentation and classification of certain cash receipts and cash payments on the statement of cash flows. The guidance specifically addresses cash flow issues with the objective of reducing the diversity in practice. The guidance will be effective for the Company in fiscal year 2018, but early adoption is permitted. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interest Held through Related Parties That Are under Common Control, to provide guidance on the evaluation of whether a reporting entity is the primary beneficiary of a VIE by amending how a reporting entity, that is a single decision maker of a VIE, treats indirect interests in that entity held through related parties that are under common control. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In November 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows: Restricted Cash”. The amendments address diversity in practice that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendment is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on results of operations, financial condition, or cash flows, based on current information.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 4 — ADVANCES TO SUPPLIERS

Advances to suppliers consisted of the following as of December 31, 2016 and 2015:

	As of December 31,
	2016	2015
Advances to suppliers	$—	$38,302

Advances to suppliers represent interest-free cash paid in advance to suppliers for purchases of inventories.

NOTE 5 — PREPAID EXPENSES

Prepaid expenses consisted of the following as of December 31, 2016 and 2015:

	As of December 31,
	2016	2015
Prepaid website services	$83,898	$—
Prepaid rent	1,200	1,200
Total prepaid expenses	$85,098	$1,200

NOTE 6 — LOAN RECEIVABLES, NET

The monthly interest rates on loan issued range from 8% to 30% for the year ended December 31, 2016.

As of December 31, 2016 and 2015, the total loan receivables balance was $683,496 and nil, and 63% and nil of the loan receivables were issued to three third-party small business borrowers.

Loan receivables consisted of the following as of December 31, 2016 and 2015:

	As of December 31,
	2016	2015
Loan receivables	$683,496	$—

Allowance for impairment losses	—	—
Collectively assessed	—	—
Individually assessed	—	—
Total allowance for loan losses	—	—
Loan receivables, net	$683,496	$—

The loans primarily consist of factoring loans. According to the outstanding contracts during the reporting period, the maturity terms ranged from 3 months to 6 months. For the year ended December 31, 2016 and 2015, the Company believed that all loans can be collected and therefore no allowance for loan losses is provided.

The following table represents the aging of loan receivables as of December 31, 2016:

	1–89 days past due	90–179 days past due	180–365 days past due	Over 1 year past due	Total past due	Current	Total Loans
Loans from individuals	$251,583	$—	$—	$—	$—	$431,913	$683,496

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 7 — ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Company’s past loan loss history, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The allowance is calculated at portfolio-level since our loans portfolio is typically of smaller balance homogenous loans and is collectively evaluated for impairment.

Finally, as appropriate, the Company also considers individual borrower circumstances and the condition and fair value of the loan collateral, if any.

While management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions or changes in accounting guidance.

The following tables present the activity in the allowance for loan losses and related recorded investment in loans receivable by classes of the loans individually and collectively evaluated for impairment as of and for the year ended December 31, 2016 and 2015:

	As of December 31,
	2016	2015
Loan at end of year	$683,496	$—
Provisions	—	—
Ending balance	$683,496	$—

The loans primarily consist of factoring loans. According to the outstanding contracts during the reporting period, the maturity terms ranged from 3 months to 6 months. For the year ended December 31, 2016 and 2015, the Company believed that all loans can be collected and therefore no allowance for loan losses is provided.

For the years ended December 31, 2016 and 2015, provision for loan losses was nil and nil, respectively.

NOTE 8 — LOAN IMPAIRMENT

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for corporate and personal loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

An allowance for loan losses is established for an impaired loan if its carrying value exceeds its estimated fair value. Currently, estimated fair values of substantially all of the Company’s impaired loans are measured based on the estimated fair value of the loan’s collateral which approximates to the carrying value due to the short term nature of the loans.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 8 — LOAN IMPAIRMENT (cont.)

Loans with modified terms are classified as troubled debt restructurings if the Company grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring generally involve a temporary below market rate reduction in interest rate or an extension of a loan’s stated maturity date. Non-accrual troubled debt restructurings are restored to accrual status if principal and interest payments, under the modified terms, are current for six consecutive months after modification. Loans classified as troubled debt restructurings are designated as impaired.

For the years ended December 31, 2016 and 2015, loan impairment was nil and nil, respectively.

NOTE 9 — OTHER RECEIVABLES

Other receivables consist of the following as of December 31, 2016 and 2015:

	As of December 31,
	2016	2015
Advances to unrelated third-parties	$2,913,273	$90,839
Other deposits	417,855	34,120
	$3,331,128	$124,959

NOTE 10 — PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of December 31, 2016 and 2015:

	As of December 31,
	2016	2015
Office equipment & computers	$40,233	$17,842
Equipment	59,060	—
Office furniture & fixtures	62,560	43,608
Motor vehicles	20,710	—
	182,563	61,450
Less: accumulated depreciation	(80,738)	(54,690)
Total property & equipment, net	$101,825	$6,760

For the years ended December 31, 2016 and 2015, depreciation expense from the continuing operations was $7,419 and $8,913, respectively.

NOTE 11 — INTANGIBLE ASSETS, NET

	As of December 31,
	2016	2015
Credit risks assessment system	$1,727,912	$—

Less: accumulated amortization	(273,586)	—
Total intangible assets, net	$1,454,326	$—

The Company obtained the intangible assets from the acquisition of business - Yin Hang. As of December 31, 2016, all of Yin Hang’s intangible assets are held by the Company. No significant residual value is estimated for these intangible assets. Amortization expense for the period from December 1, 2016 (date of acquisition) to December 31, 2016 totaled $7,199. For the years ended December 31, 2016 and 2015, the Company recorded nil and nil impairment respectively on the intangible asset — credit risks assessment system.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 12 — LOANS FROM INDIVIDUALS

The individuals can invest in loans that are offered through the Company’s marketplace and network. All the loans have maturities from six months to one year and with corresponding interest rates varying from 8% to 18%.

Loan from individuals consisted of the following as of December 31, 2016 and 2015:

	As of December 31,
	2016	2015
Loan from individuals	$2,332,330	$987,140

For the years ended December 31, 2016 and 2015, interest expenses incurred on loans from individuals were $171,978 and $99,896, respectively.

NOTE 13 — PAYABLE TO SHAREHOLDER

Caesar Capital Management Ltd. (“Caesar”) a shareholder of the Company, advanced $102,035 and $85,067 to the Company as of December 31, 2016 and 2015, respectively. The payable to Caesar Capital Management Ltd. included amount due from Caesar of $117,767 and amount due to Caesar of $15,732 as of December 31, 2016, and amount due from of $117,767 and amount due to Caesar of $32,700 as of December 31, 2015. The loan payables were borrowed by the Company for operating purposes, without collateral, and were due between July 2013 to November 2013, and with an annual interest rate of 6%. On July 1, 2013, the Company entered into an agreement with Caesar Capital Management Ltd. which extends or amends the maturity date for all the existing loans between the Company and Caesar Capital Management Ltd. The loans became due on demand and the Company was not charged any late payment penalty. Interest expenses of nil and nil have been accrued for the years ended December 31, 2016 and 2015, respectively.

NOTE 14 — CONVERTIBLE NOTES

On June 14, 2013, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. (“Asher Enterprises”) pursuant to which the Company sold and issued to Asher Enterprises a promissory note with a principal amount of $78,500 (the “Asher Note 1”). The cash proceeds of the promissory note were received on July 9, 2013.

The Asher Note 1 matured on April 10, 2014 and compounds annually and accrues at 8% per annum from the issue date through the maturity date or upon acceleration or prepayment. The holder is entitled to convert any portion of the outstanding and unpaid amount at any time on or after 180 days following the issuance date into the Company’s common stock, par value, $0.0001 per share, at an initial conversation price equal to 61% of the average of the three (3) lowest closing bid price for the Company’s common stock, during the ten (10) trading days ending on the latest trading day prior to the date a conversion notice delivered to the Company by the holder. The Note is not convertible by the holder if upon the conversion the holder and its affiliates would own in excess of 9.99% of our outstanding common stock.

On October 14, 2013, the Company entered into a Securities Purchase Agreement with Asher Enterprises pursuant to which the Company sold and issued to Asher Enterprises a promissory note with a principal amount of $42,500 (the “Asher Note 2”). The cash proceeds of the promissory note were received on November 14, 2013.

The Asher Note 2 matured on July 16, 2014 and compounds annually and accrues at 8% per annum from the issue date through the maturity date or upon acceleration or prepayment. The holder is entitled to convert any portion of the outstanding and unpaid amount at any time on or after 180 days following the issuance date into the Company’s common stock, par value, $0.0001 per share, at an initial conversation price equal to 58% of the average of the three (3) lowest closing bid price for the Company’s common stock, during the ten (10) trading days ending on the latest trading day prior to the date a conversion notice delivered to the Company by the holder. The Note is not convertible by the holder if upon the conversion the holder and its affiliates would own in excess of 9.99% of our outstanding common stock.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 14 — CONVERTIBLE NOTES (cont.)

According to the agreements, upon default and the receipt of default notice from the debt holder, each note shall become immediately payable for an amount which is the greater of 1) 150% times the sum of the then outstanding principal amount of the note, plus accrued and unpaid interest on the unpaid amount to the date of payment, plus default interest or 2) the “parity value” of the default sum to be paid, where parity value means (a) the highest number of shares of common stock issuable upon conversion treating the trading day immediately preceding the payment date as the conversion date, multiplied by (b) the highest closing price for the common stock during the period beginning on the date of first occurrence of the event of default and the ending one day prior to the payment.

The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the instrument should be classified as liabilities once the conversion option becomes effective after 180 days of debt issuance debt due to there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

On January 10, 2014, Asher Note 1 of $78,500 became convertible. On the same day, Asher Enterprises converted $15,000 of convertible loan Asher Note 1 into 4,098 shares of common stock at conversion price of $3.66 per share. On August 28, 2014, Asher Enterprises converted $12,000 of convertible loan Asher Note 1 into 12,942 shares of common stock at conversion price of $0.93 per share. On October 1, 2014, Asher Enterprises converted $2,000 of convertible loan Asher Note 1 into 32,468 shares of common stock at conversion price of $0.06 per share. On October 15, 2014, Asher Enterprises converted $15,000 of convertible loan Asher Note 1 into 72,886 shares of common stock at conversion price of $0.21 per share. On October 20, 2014, Asher Enterprises converted $15,000 of convertible loan Asher Note 1 into 43,103 shares of common stock at conversion price of $0.35 per share. On November 19, 2014, Asher Enterprises converted $15,000 of convertible loan Asher Note 1 into 59,976 shares of common stock at conversion price of $0.25 per share. On December 9, 2014, Asher Enterprises converted the remaining $14,500 of convertible loan Asher Note 1 into 81,967 shares of common stock at conversion price of $0.18 per share. The interest payable related to Asher Note 1 for an amount of $3,140 was also converted into 17,750 shares of common stock at conversion price of $0.18 on the same day.

On May 5, 2014, Asher Note 2 of $42,500 became convertible. Asher Enterprises converted the convertible note in full amount in 2015.

The Company has received the default notices for both notes on November 12, 2014 (the “Default Date”). Upon the receipt of default notice, the Company was subject to default term from the date of default and all the default interest will be subject to conversion at the debt holder’s request. The Company recognized a loss on debt default of $31,250 on the Default Date.

The embedded conversion feature qualified for liability classification at fair value. As a result, the Company recorded debt discounts of $30,991 to Asher Note 1 and $42,500 to Asher Note 2 at the dates the notes became convertible. In connection with the default of Asher Note 1 and 2, the increased principal of the two notes also contained embedded conversion feature. Accordingly, a debt discount of $31,250 was recorded on the Default Date. The initial carrying value of the Convertible Debt is accreted to its stated amount on maturity using the effective interest method. Amortization of the discount was recorded as a component of interest expense in the statements of operations and comprehensive income. Amortization of debt discount amounted to $104,741 and $0 for the years ended December 31, 2014 and 2013, respectively. Contractual interest expense for the two Asher convertible notes amounted to $6,540 and $4,168 for the year ended December 31, 2014 and 2013, respectively.

The Company recorded debt discount relating to its derivative debt to the extent of gross proceeds raised in its debt financing transactions, and immediately expensed the remaining value of the derivative if it exceeded the gross proceeds of the note. The Company recorded a derivative expense of $117,006 and $0 for the years ended December 31, 2014 and 2013, respectively. The derivative expense was included in change in fair value of derivative liabilities in the consolidated statements of comprehensive loss.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 14 — CONVERTIBLE NOTES (cont.)

As of December 31, 2014, the principal and interest of Asher Note 1 have been fully converted into 325,190 common shares of the Company. The balance of Asher Note 2 was $63,750 as of December 31, 2014 based on the effective interest method and was fully converted into the Company’s common stock subsequent to December 31, 2014.

During the period from February 25, 2015 to March 11, 2015, Asher Enterprises fully converted $63,750 of Asher Note 2 and associated interest of $3,400 into 414,361 shares of common stock at conversion price in the range from $0.1334 to $0.2127 per share.

As of December 31, 2016 and 2015, the balance of the convertible notes is nil and nil, respectively.

NOTE 15 — DISCONTINUED OPERATIONS

In accordance with ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the components of an entity meets the criteria in paragraph 205-20-45-1E to be classified as held for sale. When all of the criteria to be classified as held for sale are met, including management, having the authority to approve the action, commits to a plan to sell the entity, the major current assets, other assets, current liabilities, and noncurrent liabilities shall be reported as components of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as a component of net income (loss) separate from the net income (loss) of continued operations in accordance with ASC 205-20-45.

On December 28, 2016, the Company and Yanbian Yaotian Gas Group Co.,Ltd,(the “Purchaser”) a company incorporated under the laws of the People’s Republic of China, entered into a definitive agreement to sell all of its interests in Shanghai Zhonghui for nil consideration. As of December 31, 2016, the results of operations of Shanghai Zhonghui business are reflected in the Company’s consolidated financial statements as “discontinued operations”.

The disposal represents a strategic shift and has a major effect on the Company’s results of operations. The disposed entities are accounted as discontinued operations in the consolidated financial statements for the years ended December 31, 2016 and 2015. A gain of $1,355,432 was recognized on the disposal, which is determined based on the total consideration of nil, the fair value of the remaining 50.82% equity interest in Shanghai Zhonghui of $1,355,432.

The significant items included within discontinued operations are as follow:

	For the Years Ended December 31,
	2016	2015
Revenue	$1,043,523	$5,326,506
Cost of revenue	—	—
Business taxes and surcharge	(108,524)	(300,948)
Operating expenses	(3,455,980)	(4,369,473)
Operating loss (income) from discontinued operations	(2,521,281)	656,085
Other (expense) Income	(1,012)	1,997,062
Provision for loan losses	(640,666)	(915,982)
Net gain on sales of Shanghai Zhonghui	1,355,432	—
(Loss) Income from discontinued operations before income taxes	(1,807,527)	1,737,165
Provision for income taxes	(292,666)	(434,291)
(Loss) Income from discontinued operations after income taxes	$(2,100,193)	$1,302,874

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 15 — DISCONTINUED OPERATIONS (cont.)

Assets and liabilities of discontinued operations are comprised of the following:

	As of December 31,
	2016	2015
Cash and cash equivalent	$12,458	$1,978,347
Interest receivable	13,879	843,953
Deferred cost	185,316	813,548
Prepaid expenses	4,463	17,371
Loan receivable, net	39,476,189	37,818,473
Other receivables	870,292	270,193
Current assets of discontinued operations	40,562,597	41,741,885
Deferred tax assets	—	307,057
Property and equipment, net	57,689	23,729
Goodwill	—	217,529
Non-current assets of discontinued operations	57,689	548,315
Total assets of discontinued operations	$40,620,286	$42,290,200

Accrued liabilities	53,518	57,246
Accrued interest payable	—	131,538
Loan from individuals	40,948,232	35,957,460
Tax payable	1,047,842	1,056,225
Due to related party	523,889	305,613
Other payables	—	339
Deferred revenue	714,069	3,720,050
Total liabilities of discontinued operations	$43,287,550	$41,228,471

Related parties transactions from discontinued operations

a)       Related parties:

Name of related parties	Relationship with the Company
Shanghai Huirong Asset Management Ltd. (“Huirong”)	Common Director, Hanzhen Li, between Shanghai Zhonghui Financial Service Information Co., Ltd. and Shanghai Huirong Asset Management Ltd.
Arki Tianjin Asset management LLP. (“Arki Tianjin”)	Subsidiary of the Company, Arki Network Service owned entities

b)       The Company had the following related party balances at of December 31, 2016 and 2015:

	As of December 31,
	2016	2015
Due to related party:
Huirong	$235,947	$305,613
Arki Tianjin	287,942	—
	$523,889	$305,613

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 16 — BUSINESS ACQUISITION

On December 1, 2016, the Company through its variable interest entity, America Arki Network Service Beijing Co., Ltd entered into certain Share Exchange Agreement with Yin Hang Financial Information Service (Shanghai) Co., Ltd, a company established under the laws of People’s Republic of China Pursuant to the Agreement, the Company agreed to acquire 100% of the capital stock of Yin Hang in exchange for the issuance of 4,680,000 shares of Company’s common stock, par value $0.0001 per share. Pursuant to the terms of the Agreement, all Acquisition Shares shall be locked up for one year upon issuance and Yin Hang’s investor may sell up to 2% of the Acquisition Shares after such lock-up period. Further to the supplementary agreement dated March 28, 2017, as a reward for the adding of acquisition, the Company also agreed to issue 320,000 additional shares of the Common Stock to a third party, Yu Yang.

The aggregate consideration paid by the Company in Yin Hang acquisition was 4,680,000 shares and 320,000 of Company’s common stock with stock price $0.51 at the acquisition date of December 1, 2016 to Yin Hang and shareholder Yu Yang, respectively. The fair value of shares exchanged for acquisition totaled $2,550,000.

The following table summarizes the purchase price allocation for Yin Hang and the amounts of the assets acquired and liabilities assumed which were based on their estimated fair values as of December 31, 2016

Cash and cash equivalents	$16,829
Prepayment	83,898
Deposit and other receivables	2,775,568
Due from a related company	205,591
Property and equipment, net	54,659
Intangible assets	1,454,326
Other payables and accruals	(156,919)
Taxes payable	(351,714)
Net assets	$4,082,238

The operating results of Yin Hang have been included in the Company’s consolidated financial statements since December 1, 2016, the acquisition date. Intangible assets represent Credit risks assessment system with an estimated useful life of 20 years.

The Yin Hang acquisition was accounted for under the acquisition method of accounting, which requires, among other things, that the Company allocate the purchase price to the assets acquired and liabilities assumed based on their fair values as of the acquisition date. The following table summarized the allocation of the Yin Hang purchase price to the fair value of assets acquired and liabilities assumed.

Fair value
Purchase price:
Fair value of common stock exchanged (5,000,000 shares @ $0.51)	$2,550,000

Allocation of purchase price to net assets acquired:
Net assets acquired as of December 31, 2016	(4,082,238)
Net loss for the period from December 1 to December 31, 2016	(61,481)
Bargain purchase gain	$1,593,719

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 17 — TAXATION

United States

Consumer Capital Group Inc. was incorporated in United States, and is subject to corporate income tax rate of 34%.

The People’s Republic of China (PRC)

Arki Beijing Ecommerce Technology Corp. was incorporated in the People’s Republic of China and subject to PRC income tax at 25%. The Company did not generate taxable income in the People’s Republic of China for the years ended 31, 2016 and 2015 respectively.

America Pine Beijing BioTech, Inc. was incorporated in the People’s Republic of China and subject to PRC income tax at 25%. The Company did not generate taxable income in the People’s Republic of China for the years ended 31, 2016 and 2015 respectively.

America Arki (Fuxin) Network Management Co. Ltd. was incorporated in the People’s Republic of China and subject to PRC income tax at 25%. The Company did not generate taxable income in the People’s Republic of China for the years ended December 31, 2016 and 2015 respectively.

America Arki Network Service Beijing Co. Ltd. was incorporated in the People’s Republic of China and subject to PRC income tax at 25%. The Company did not generate taxable income in the People’s Republic of China for the years ended December 31, 2016 and 2015 respectively.

Yin Hang Financial Information Service (Shanghai) Co., Limited was incorporated in the People’s Republic of China and subject to PRC income tax at 25%. The Company did not generate taxable income in the People’s Republic of China for the period from December 1, 2016 (date of acquisition) to December 31, 2016.

America Arki (Tianjin) Capital Management Partnership was incorporated in the People’s Republic of China and subject to PRC income tax at 25%. The Company did not generate taxable income in the People’s Republic of China for the years ended December 31, 2016 and period from October 22, 2015 (date of inception) to December 31, 2015.

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law has replaced the old laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% replaces the 33% rate applicable to both DES and FIEs.

The new EIT Law also imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. Such withholding income tax was exempted under the previous income tax regulations.

A reconciliation between the income tax computed at the U.S. statutory rate and the Company’s provision for income tax in the PRC is as follows:

	For the year ended December 31,
	2016	2015
Tax expense at statutory rate – US	34%	34%
Foreign income not recognized in the U.S.	(34)%	(34)%
PRC enterprise income tax rate	25%	25%
Changes in valuation allowance and others	(15.95)%	(25)%
Effective income tax rates	9.05%	—

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 17 — TAXATION (cont.)

Income(Loss) before income taxes from continuing operations consists of:

	For the year ended December 31,
	2016	2015
Non-PRC (including bargain purchase gain on Yin Hang in 2016)	$1,535,148	$14,590
PRC	(671,333)	(735,650)
	$863,815	$(721,060)

The components of the income tax provision from continuing operations are as follows:

	For the year ended December 31,
	2016	2015
Current taxes	$—	$—
Deferred taxes	78,199	—
Income tax expense	$78,199	$—

The principal components of the Company’s deferred income tax assets and liabilities are as follows:

	As of December 31,
	2016	2015
Deferred tax assets:
Accrued interest payable	$23,089	$—
Accruals	34,409	—
	$57,498	$—

	As of December 31,
	2016	2015
Deferred tax liabilities:
Accrued interest receivable	$(57,026)	$—
Accrued interest payable	(78,691)	—
	$(135,717)	$—

As of December 31, 2016 and 2015, the Company has a deferred tax asset of $57,498 and nil, and a deferred tax liability of $135,717 and nil resulting from certain net operating losses in PRC, respectively. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those net operating losses are available. The Company considers projected future taxable income and tax planning strategies in making its assessment. At present, the Company does not have a sufficient operation in the Arki Beijing, America Pine Beijing, Arki Fuxin, Arki Network Service, Arki Tianjin and Yin Hang to conclude that it is more-likely-than-not that the Company will be able to realize all of its tax benefits in the near future and therefore a valuation allowance has been provided for the full value of the deferred tax asset. A valuation allowance will be maintained until sufficient positive evidence exists to support the reversal of any portion or all of the valuation allowance. Should Arki Beijing, America Pine Beijing, Arki Fuxin, Arki Network Sercive, Arki Tianjin and Yin Hang start to have sufficient operation in future periods with supportable trend; the valuation allowance will be reduced accordingly. As of December 31, 2016 and 2015, the valuation allowance was nil and nil, respectively. Nil and nil of increase in the valuation allowance for each of the years ended December 31, 2016 and 2015, respectively.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 17 — TAXATION (cont.)

The components of deferred taxes are as follows from continuing operations at December 31, 2016 and 2015:

	As of December 31,
	2016	2015
Deferred tax asset from net operating loss and carry-forwards	$72,872	$—
Valuation allowance	(15,374)	—
Deferred tax assets, net	$57,498	$—

Taxes payable consisted of the following:

	As of December 31,
	2016	2015
Income tax payable	$179,808	$—
Other taxes payable	171,906	—
Total taxes payable	$351,714	$—

NOTE 18 — EARNING (LOSS) PER SHARE

Basic and diluted earning (loss) per share for each of the years presented are calculated as follows:

	For the years ended December 31,
	2016	2015
Net income attributable to the Company	$493,870	$23,354
Weighted average outstanding ordinary shares-Basic	31,600,325	22,420,839
Weighted average outstanding ordinary shares-Diluted	31,600,325	22,420,839

Income per shares:
Basic	$0.02	$0.00
Diluted	$0.02	$0.00

CONTINUING OPERATIONS
Net income (loss) attributable to the Company	$894,933	$(638,767)
Weighted average outstanding ordinary shares-Basic	31,600,325	22,420,839
Weighted average outstanding ordinary shares-Diluted	31,600,325	22,420,839

Income (Loss) per shares:
Basic	$0.03	$(0.03)
Diluted	$0.03	$(0.03)

DISCONTINUED OPERATIONS
Net (loss) income attributable to the Company	$(401,063)	$662,121
Weighted average outstanding ordinary shares-Basic	31,600,325	22,420,839
Weighted average outstanding ordinary shares-Diluted	31,600,325	22,420,839

(Loss) Income per shares:
Basic	$(0.01)	$0.03
Diluted	$(0.01)	$0.03

For the years ended December 31, 2016 and 2015, there were no common stock equivalents for computing diluted earnings (loss) per share.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 19 — RELATED PARTY TRANSACTIONS

a)       Related parties:

Name of related parties	Relationship with the Company
Mr. Jianmin Gao	Stockholder, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of the Company
Mr. Fei Gao	Stockholder, Director and Chief Operating Officer
Mr. Dong Yao	Stockholder, Director and Chief Technology Officer
Ms. Lihua Xiao	Stockholder, Management of the Company
Shanghai Huirong Asset Management Ltd.(“Huirong”)	Common Director, Hanzhen Li, between Shanghai Zhonghui Financial Service Information Co., Ltd. and Shanghai Huirong Asset Management Ltd.
Ms. Li Juan	Stockholder, procurement manager
Mr. Hao Siheng	Stockholder, Son of Lihua Xiao
Mr. Yunfeng Du	The former shareholder of Yin Hang before Acquisition
Zhongxin Shitong (Beijing) Credit Investigation Co., Ltd. (“Zhongxin Credit”)	A related company of former shareholder of Yin Hang, Yunfeng Du

b)       The Company had the following related party balances at December 31, 2016 and 2015

	As of December 31,
	2016	2015
Due from related parties:
Mr. Dong Yao	$49,814	$—
Ms. Lihua Xiao	64,339	—
Mr. Hao Siheng	62,771	—
Ms. Li Juan	36,453	—
Zhongxin Credit	205,591	—
	$418,968	$—

	As of December 31,
	2016	2015
Due to related parties:
Mr. Jianmin Gao	$625,242	$561,798
Mr. Fei Gao	482,895	748,376
Ms. Lihua Xiao	—	72,216
	$1,108,137	$1,382,390

During the year ended December 31, 2016 and 2015, the Company advanced to Mr. Dong Yao of $49,814 and nil without interest and due on demand, respectively.

During the year ended December 31, 2016 and 2015, the Company advanced to Ms. Lihua Xiao of $64,339 and nil without interest and due on demand, respectively.

During the year ended December 31, 2016 and 2015, the Company advanced to Mr. Hao Siheng of $62,771 and nil for procurement activities without interest and due on demand, respectively.

During the year ended December 31, 2016 and 2015, the Company advanced to Ms. Li Juan of $36,453 and nil for procurement activities without interest and due on demand, respectively.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 and 2015

NOTE 19 — RELATED PARTY TRANSACTIONS (cont.)

During the year ended December 31, 2016 and 2015, Zhongxin Credit borrowed $418,041and nil from the Company, and repaid $212,450 and nil, respectively. On December 31, 2016, Zhongxin Credit entered into a loan agreement whereby Zhongxin Credit agreed to repay the outstanding receivable balance by scheduled payment within six months.

During the year ended December 31, 2016 and 2015, the Company advanced from Mr. Jianmin Gao of $625,242 and $561,798 without interest and due on demand, respectively.

During the year ended December 31, 2016 and 2015, the Company advanced from Mr. Fei Gao of $482,895 and $748,376 without interest and due on demand, respectively.

NOTE 20 — COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company has entered into lease agreements with various third parties. The agreements terms of such non-cancellable operating leases are usually one to five years. As of December 31, 2016, the Company was obligated under non-cancellable operating leases minimum rentals as follows:

Years Ended December 31,
2017	$182,286
2018	135,291
2019	108,332
2020	86,146
2021	63,213
Thereafter	35,769
Total	$611,037

Legal Proceeding

The Company is not currently a party to any legal proceeding, investigation or claim which, in the opinion of the management, is likely to have a material adverse effect on the business, financial condition or results of operations.

NOTE 21 — SUBSEQUENT EVENT

There were no events or transactions other than those disclosed in this report, if any, that would require recognition or disclosure in our consolidated financial statements for the year ended December 31, 2016.

CONSUMER CAPITAL GROUP INC.
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED
JUNE 30, 2017 AND 2016

TABLE OF CONTENTS

Pages
Condensed Consolidated Balance Sheets	F-64
Condensed Consolidated Statements of Operations and Comprehensive Loss	F-66
Condensed Consolidated Statements of Changes in Equity
Condensed Consolidated Statements of Cash Flows	F-68
Notes to Unaudited Condensed Consolidated Financial Statements	F-69

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (IN U.S. $)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,155,922	$1,461,176
Account receivable	632,757	—
Prepaid expenses	168,942	85,098
Interest receivable	17,699	19,350
Other receivables	1,687,840	3,331,128
Loans receivable, net	797,808	683,496
Due from related parties	831,073	418,968

Total current assets	5,292,041	5,999,216

Non-current assets:
Property and equipment, net	90,298	101,825
Intangible assets, net	1,445,304	1,454,326
Deferred tax asset	35,832	57,498

Total non-current assets	1,571,434	1,613,649

Total Assets	$6,863,475	$7,612,865

See accompanying notes to the consolidated financial statements.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (CONTINUED) (IN U.S. $)

	June 30, 2017	December 31, 2016
	(Unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans payable	$3,821,398	$2,332,330
Accrued interest payables	184,842	129,574
Accrued liabilities	43,800	17,570
Taxes payables	26,739	351,714
Deferred revenue	12,261	—
Other payables	—	156,919
Payable to shareholder	101,652	102,035
Due to related parties	32,874	1,108,137
Deferred tax liabilities	139,024	135,717

Total current liabilities	4,362,590	4,333,996

Stockholders’ equity:
Common stock – $0.0001 par value, 100,000,000 shares authorized, 32,178,849 and 32,178,849 shares issued and outstanding as of June 30, 2017, and December 31, 2016	3,218	3,218
Additional paid-in capital	7,990,637	7,990,637
Statutory reserve fund	75,787	—
Accumulated other comprehensive income	111,959	143,943
Accumulated deficit	(4,998,796)	(4,675,858)

Stockholders’ equity before noncontrolling interests	3,182,805	3,461,940

Noncontrolling interests	(681,920)	(183,071)

Total stockholders’ equity	2,500,885	3,278,869

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,863,475	$7,612,865

See accompanying notes to the consolidated financial statements.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016 (Unaudited) (IN U.S. $)

	Three Months ended June 30,		Six Months ended June 30,
	2017	2016	2017	2016
Revenue	$1,056,491	$—	$1,725,827	$—

Operating expenses:
Selling and marketing	171,075	—	230,800	—
General and administrative	434,417	420,240	1,026,058	579,320

Total operating expenses	605,492	420,240	1,256,858	579,320

Operating income (loss)	450,999	(420,240)	468,969	(579,320)

Interest income	(21,636)	—	25,676	—
Interest expense	(968,092)	(37,520)	(1,028,246)	(72,076)
Other income	(18,052)	11,170	—	11,170
Provision for loan losses	18,170	—	(16,282)	—

Other income (expense):	(989,610)	(26,350)	(1,018,852)	(60,906)

(Loss) before provision for income taxes	(538,611)	(446,590)	(549,883)	(640,226)
Provision for income taxes	$217,601	$—	$271,907	$—

See accompanying notes to the consolidated financial statements.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016 (Unaudited) (IN U.S. $)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net (loss) before noncontrolling interests	$(756,212)	(446,590)	$(821,790)	(640,226)
Noncontrolling interests	(465,812)	(36,575)	(498,851)	(53,473)

Net (loss) attributable to common stockholders	(290,400)	(410,015)	(322,939)	(586,753)

Discontinued operations
Net income from discounted operations, net of tax	—	1,404,452	—	1,231,518
Less: Net income attributable to the noncontrolling interests	—	(690,709)	—	(605,661)

Net (loss) income attributable to common stockholders-discontinued operations	—	713,743	—	625,857

Net (loss) income	(756,212)	957,862	(821,790)	591,292
Net (loss) income attributable to common stockholders	(290,400)	303,728	(322,939)	39,104

Earnings/(Loss) per share of common stock
Assuming dilution
Continuing operations	$0.01	(0.01)	$0.00	(0.01)
Discontinued operations	—	0.02	—	0.02
Total	$0.01	0.01	$0.00	0.01

Basic	—
Continuing operations	$0.01	$(0.01)	$0.00	$(0.01)
Discontinuing operations	—	0.02	—	0.02
Total	$0.01	$0.01	$0.00	$0.01

Weighted average shares outstanding
Basic and diluted	32,178,849	63,020,871	32,178,849	63,020,871
Comprehensive income
Net income (loss) before noncontrolling interests	$(756,212)	$957,862	$(821,790)	$591,292
Foreign currency translation adjustment	192,511	9,419	(31,984)	(22,144)

Total comprehensive (loss) income	(563,701)	967,281	(853,774)	569,148
Comprehensive (loss) income attributable to noncontrolling interests	(156,483)	578,001	(514,523)	474,453

Net comprehensive (loss) income attributable to common stockholders	$(407,218)	$389,280	$(339,251)	$94,695

See accompanying notes to the consolidated financial statements.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2017 AND 2016

(unaudited) (IN U.S. $)

	Six Months Ended June 30
	2017	2016
Cash flows from operating activities:
Net (loss)	$(821,790)	$513,557
Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:
Depreciation	20,549	14,804
Provision for (reduction of) allowance for loan losses	16,282	(269,487)
Deferred income taxes	24,974	67,372
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(1,044,862)	—
(Increase) in loans receivable	(130,594)	—
Decrease in advance to suppliers	—	38,078
(Increase) in deferred cost-related party	—	(890,876)
(Increase) decrease in prepaid expenses	(83,845)	2,038
Decrease in interest receivables	1,652	189,630
Decrease (increase) in other receivables	1,643,288	(98,634)
Increase in accounts payable	26,230	—
Increase in loans payable	1,489,068	—
(Decrease) in accrued expenses	—	(596
Increase (decrease) in deferred revenue	12,261	(3,698,309)
Increase in payable to shareholder	—	32,509
Increase in accrued interest payables	55,268	—
(Decrease) increase in taxes payable	(324,975)	244,379
(Decrease) increase in other payables	(156,919)	701,676

Net cash provided by (used in) operating activities	726,587	(3,153,859)

Cash flows from investing activities:
Equipment purchased	—	(102,409)
Loan receivable	—	(3,212,038)

Net cash (used in) investing activities	—	(3,314,447)

Cash flows from financing activities:
Repayment of loans from customers	—	2,110,120
Proceeds from issuance of shares	—	200,968
Repayments of related party debt	(1,075,263)	(65,468)
Loan from individuals	—	4,140,259

Net cash provided by financing activities	(1,075,263)	6,385,879

Effect of exchange rate changes on cash,	43,422	(706,936)

Net change in cash	(305,254)	(789,363)

Cash, beginning balance	1,461,176	2,739,145

Cash, ending balance	$1,155,922	$1,949,782

Supplemental disclosure of cash flow information

Cash paid for interest	$1,028,246	$386,949
Cash paid for income taxes	$558,688	$7,692

See accompanying notes to the consolidated financial statements.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

1.      ORGANIZATION

Consumer Capital Group, Inc. (“CCG” or the “Company”) was incorporated in Delaware on April 25, 2008. The accompanying consolidated financial statements include the financial statements of the Company, its wholly owned subsidiaries, and an affiliated PRC entity (“Affiliated PRC Entity”) that is controlled through contractual arrangements. On February 5, 2010, in connection with the execution of a Stock Right Transfer Agreement, America Pine Group Inc. transferred both 100% of the stock rights of its wholly owned subsidiary Arki (Beijing) E-commerce Technology Co., Ltd. and 100% of its stock rights of America Pine (Beijing) Bio-Tech to Consumer Capital Group, Inc., a California corporation and wholly owned subsidiary of the Company (“CCG California”).

On February 4, 2011, pursuant to a Plan and Agreement of Merger by and among Mondas Minerals Corp., its wholly owned subsidiary, CCG Acquisition Corp., a Delaware corporation (“CCG Delaware”), CCG California, and Scott D. Bengfort, Mondas Minerals Corp. merged its wholly-owned subsidiary CCG Delaware into CCG California, with CCG California surviving and CCG Delaware ceasing to exist. On February 7, 2011, the Company formed a new wholly-owned subsidiary by the name of “Consumer Capital Group Inc.” (“CCG Name Sub”) in Delaware solely for purposes of changing its corporate name to “Consumer Capital Group Inc.” in conjunction with the closing of the Merger. On February 17, 2011, the Company changed its name to Consumer Capital Group Inc. pursuant to a Certificate of Ownership filed with the Secretary of State of Delaware by merging CCG Name Sub into the Company with the Company surviving and CCG Name Sub ceasing to exist. Unless the context specifies otherwise, references to the “Company” refers to CCG California prior to the Merger and the Company, its subsidiaries and Affiliated PRC Entity combined after the Merger. The Company is principally engaged in the development and operation of its nationwide online retailing platform “Chinese Consumer Market Network” at www.ccmus.com, which provides a variety of manufacturers and distributors a platform to promote and sell products and services directly to consumers. The Company’s principal operations and geographic markets are in the People’s Republic of China (“PRC”).

Post merger, Consumer Capital Group Inc. is authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. On February 4, 2011, Consumer Capital Group Inc. effected a reverse stock split (the “Stock Split”), as a result of which each 21.96 shares of Consumer Capital Group’s common stock then issued and outstanding was converted into one share of Mondas Minerals’ common stock.

Immediately prior to the Merger, Consumer Capital Group, Inc. had 390,444,109 shares of its common stock issued and outstanding. In connection with the Merger, Mondas Minerals issued 17,777,778 shares of its common stock in exchange for the issued and outstanding shares of common stock of CCG California. Immediately prior to the closing of the Merger, there were 2,500,000 issued and outstanding shares of the Company’s common stock, 60% of which were held by the then principal stockholder, CEO, and sole director of the Company, Mr. Bengfort. As a part of the Merger, CCG paid $335,000 in cash to Mr. Bengfort in exchange for his agreement to enter into various transaction agreements relating to the Merger, as well as the cancellation of 1,388,889 shares of the Company’s common stock directly held by him, constituting 92.6% of his pre-Merger holdings of Company common stock.

SHANGHAI ZHONGHUI

Established on May 26, 2014, under PRC laws, Shanghai Zhonghui Financial Information Services Corp. (“Shanghai Zhonghui”) offers financing and investment opportunities for small to medium sized business and investors, including outsource of financial information technologies, investment management, investment consulting, as well as other related asset management services in China.

On December 23, 2014, the Company and Shanghai Zhonghui entered into a Share Exchange Agreement (the “Agreement”), pursuant to which the Company agreed to acquire 51% of the capital stock of Shanghai Zhonghui (the “Acquisition”). Pursuant to the terms of the Agreement, the Company agreed to issue 5,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

1.      ORGANIZATION (cont.)

certain individuals affiliated with Shanghai Zhonghui (the “Affiliates”), valued at $1.00 per share for a total of $5,000,000 or approximately 31,000,000 RMB, to exchange 51% of the capital stock of Shanghai Zhonghui.

On December 28, 2016, the Company and Yanbian Yaotian Gas Group Co., Ltd, (the “Purchaser”) a company incorporated under the laws of the People’s Republic of China, entered into a definitive agreement to sell all of its interests in Shanghai Zhonghui for nil consideration. As of December 31, 2016, the results of operations of Shanghai Zhonghui business are reflected in the Company’s consolidated financial statements as discontinued operations.

YIN HANG

Yin Hang Financial Information Service (Shanghai) Co., Limited (“Yin Hang”) was incorporated on November 22, 2013 under the laws of the People’s Republic of China (“PRC” or “China”). The Company collects service fees calculated based on the complexity, required time, contents and commercial value of the credit risks assessment services provided to lenders and borrowers on a third party peer to peer (“P2P”) online lending platform. On December 1, 2016, the Company through its variable interest entity, America Arki Network Service Beijing Co., Ltd entered into a Share Exchange Agreement with Yin Hang Financial Information Service (Shanghai) Co., Ltd, pursuant to the Agreement, the Company agreed to acquire 100% of the capital stock of Yin Hang in exchange for the issuance of 4,680,000 shares of Company’s common stock. Pursuant to the terms of the Agreement, all Acquisition Shares were locked up for one year upon issuance and Yin Hang’s investor may sell up to 2% of the Acquisition Shares after such lock-up period. Further to the supplementary agreement dated March 28, 2017, as a payment for assisting in the acquisition, the Company also agreed to issue 320,000 additional shares of Common Stock to a third party, Yu Yang.

Details of the Company’s wholly owned subsidiaries and its Affiliated PRC Entity as of June 30, 2017 are as follows:

Company	Date of Establishment	Place of Establishment	Percentage of Ownership by the Company	Principal Activities
Consumer Capital Group Inc. (“CCG California”)	October 14, 2009	California USA	100%	U.S. holding company and headquarters of the consolidated entities. Commencing in July 2011, CCG performs the U.S. e-commerce operations.

Arki Beijing Ecommerce Technology Corp. (“Arki Beijing”)	March 6, 2008	PRC	100%(1)	Maintains the various computer systems, software and data. Owns the intellectual property rights of the “consumer market network”. Performed principal ecommerce operations prior to December 2010.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

1.      ORGANIZATION (cont.)

Company	Date of Establishment	Place of Establishment	Percentage of Ownership by the Company	Principal Activities
America Pine Beijing BioTech, Inc. (“America Pine Beijing”)	March 21, 2007	PRC	100%(1)	Import and sales of healthcare products from the PRC. This operation ceased February 5, 2010. It currently assists in payment collection for its e-commerce business.

America Arki Fuxin Network Management Co. Ltd. (“Arki Fuxin”)	November 26, 2010	PRC	100%(1)	Commencing in December 2010, performs the principal daily e-commerce operations, transactions and management of the “consumer market network”.

America Arki Network Service Beijing Co. Ltd. (“Arki Network Service” and Affiliated PRC Entity”)	November 26, 2010	PRC	0%(2)

Entity under common control through relationships between Fei Gao and the Company. Holds the business license and permits necessary to conduct e-commerce operations in the PRC and maintains compliance with applicable PRC laws.

Yin Hang Financial Information Service (Shanghai) Co., Ltd (“Yin Hang”)	November 22, 2013	PRC	100%(1)

Collects service fees calculated based on the complexity, required time, contents and commercial value of the credit risks assessment services provided to the lenders and borrowers on a third party peer to peer (“P2P”) online lending platform.

Arki Tianjin Asset Management LLP. (“Arki Tianjin”)	October 22, 2015	PRC	51%(3)	Offer assets management, management consulting, internet information service as well as advertising design, production, agent, publishing.

Shanghai Zhonghui Financial Information Services LTD. (“Shanghai Zhonghui”)	May 26, 2014	PRC	0%(4)

Offer financing and investment opportunities for small to medium sized business and investors, including outsource of financial information technologies, investment management, investment consulting, as well as other related asset management services in China. As of December 31, 2016, the results of operations of Shanghai Zhonghui are reflected in the Company’s consolidated financial statements as “discontinued operations.”

____________

(1)      Wholly foreign owned entities (WFOE)

(2)      VIE

(3)      Arki Network Service owned entities

(4)      Discontinued operation sold on December 28, 2016

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

1.      ORGANIZATION (cont.)

In order to comply with PRC laws and regulations which prohibit foreign control of companies involved in internet content, the Company operates its website using the licenses and permits held by Arki Network Service, a 100% PRC owned entity. The equity interests of Arki Network Service are legally held directly by Mr. Jianmin Gao and Mr. Fei Gao, shareholders and directors of the Company. The effective control of Arki Network Service is held by Arki Beijing and Arki Fuxin through a series of contractual arrangements (the “Contractual Agreements”). As a result of the Contractual Agreements, Arki Beijing and Arki Fuxin maintain the ability to control Arki Network Service, and are entitled to substantially all of its economic benefits and are obligated to absorb all of its losses. Therefore, the Company consolidates Arki Network Service as a variable interest entity (“VIE”) in accordance with SEC Regulation SX-3A-02 and Accounting Standards Codification (“ASC”) 810, “Consolidation.”

The following is a summary of the Contractual Agreements of the Company’s VIE structure:

The shareholders of Arki Network Service, namely Mr. Jianmin Gao and Mr. Fei Gao, entered into a loan agreement with Arki Fuxin on February 3, 2011. Under this loan agreement, Arki Fuxin granted an interest-free loan of RMB 1.0 million to Mr. Jianmin Gao and Mr. Fei Gao, collectively, for their capital contributions to Arki Network Service, as required by the PRC. The term of the loan is for ten years from the date of execution until the date when Arki Fuxin requests repayment. Arki Fuxin may request repayment of the loan with 30 days’ advance notice. The loan is not repayable at the discretion of the shareholders and is eliminated upon consolidation.

The shareholders of Arki Network Service entered into an option agreement with Arki Fuxin on February 3, 2011, under which the shareholders of Arki Network Service jointly and severally granted to Arki Fuxin an option to purchase their equity interests in Arki Network Service. The purchase price will be set off against the loan repayment under the loan agreement. Arki Fuxin may exercise such option at any time until it has acquired all equity interests of Arki Network Service or freely transferred the option to any third party and such third party assumes the rights and obligations of the option agreement.

Arki Fuxin and Arki Network Service entered into an exclusive business cooperation agreement deemed effective on November 26, 2010, under which Arki Network Service engaged Arki Fuxin as its exclusive provider of technical support, consulting services, maintenance and other commercial services. Arki Network Service shall pay to Arki Fuxin service fees determined based on the net income of Arki Network Service and which are eliminated in consolidation. Arki Fuxin shall exclusively own any intellectual property arising from the performance of this agreement. This agreement has a term of ten years from the effective date and can only be terminated mutually by the parties in a written agreement. During the term of the agreement, Arki Network Service may not enter into any agreement with third parties for the provision of identical or similar service without the prior consent of Arki Fuxin.

The shareholders of Arki Network Service entered into a share pledge agreement with Arki Fuxin on February 3, 2011 under which the shareholders pledged all of their equity interests in Arki Network Service to Arki Fuxin as collateral for all of the payments due to Arki Fuxin and to secure their obligations under the above agreements. The shareholders of Arki Network Service may not transfer or assign the shares or the rights and obligations in the share pledge agreement or create or permit any pledges which may have an adverse effect on the rights or benefits of Arki Fuxin without Arki Fuxin’s preapproval. Arki Fuxin is entitled to transfer or assign in full or in part the shares pledged. In the event of default, Arki Fuxin, will be entitled to request immediate repayment of the loan or to dispose of the pledged equity interests through transfer or assignment.

The shareholders of Arki Network Service entered into a power of attorney agreement with Arki Fuxin effective on November 26, 2010 under which the shareholders irrevocably appointed Arki Beijing and Arki Fuxin to vote on their behalf on all matters they are entitled to vote on, including matters relating to the transfer of any or all of their respective equity interests in the entity and the appointment of the chief executive officer and other senior management members.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting and presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include those of the Company and its wholly-owned subsidiaries based in the PRC, which include America Pine Beijing, Arki Beijing, Arki Fuxin, Yin Hang, 51% majority ownership in Arki Tianjin, and the discontinued operation Shanghai Zhonghui, which was consolidated only for the three and six months ended June 30, 2016. As a result of contractual arrangements, the Company consolidates Arki Network Service in accordance with SEC Regulation SX-3A-02 and Accounting Standards Codification (“ASC”) 810, “Consolidation.” All significant intercompany accounts and transactions have been eliminated in consolidation.

The unaudited interim consolidated financial statements of the Company as of June 30, 2017, and for the three and six months ended June 30, 2017 and 2016 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”) which apply to interim financial statements. Accordingly, they do not include all of the information and footnotes normally required by accounting principles generally accepted in the United States of America for annual financial statements. The interim consolidated financial information should be read in conjunction with the consolidated financial statements and the notes thereto, included in the Company’s Form 10-K filed with the SEC. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented. The results of operations for the three and six months ended June 30, 2017 and 2016 are not necessarily indicative of the results to be expected for future quarters or for the year ending December 31, 2017.

All consolidated financial statements and notes to the consolidated financial statements are presented in United States dollars (“US Dollar” or “US$” or “$”).

Variable interest entity

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 810, “Consolidation” (“ASC 810”), the Company is required to include in its consolidated financial statements, the financial statements of its variable interest entities (“VIEs”). ASC 810 requires a VIE to be consolidated if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities in which a company, through contractual arrangements, bears the risk of, and enjoys the rewards normally associated with ownership of the entity, and therefore the company is the primary beneficiary of the entity.

Under ASC 810, a reporting entity has a controlling financial interest in a VIE, and must consolidate that VIE, if the reporting entity has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance; and (b) the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE. The reporting entity’s determination of whether it has this power is not affected by the existence of kick-out rights or participating rights, unless a single enterprise, including its related parties and de-facto agents, have the unilateral ability to exercise those rights. Arki Network Service’s actual stockholders do not hold any kick-out rights that affect the consolidation determination.

Through the VIE agreements disclosed in Note 1, the Company is deemed the primary beneficiary of Arki Network Service. Accordingly, the results of Arki Network Service have been included in the accompanying consolidated financial statements. Arki Network Service has no assets that are collateral for or restricted solely to settle their obligations. The creditors of Arki Network Service do not have recourse to the Company’s general credit.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following financial statement amounts and balances of Arki Network Service have been included in the accompanying consolidated financial statements:

	June 30, 2017	December 31, 2016
	(Unaudited)
TOTAL ASSETS	$718,986	$1,092,474

TOTAL LIABILITIES	$2,254,665	$2,445,343

	Three Months ended June 30,		Six Months ended June 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss	$(130,904)	$(105,901)	$(147,781)	$(293,799)

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Foreign currency translations

Almost all of the Company assets are located in the PRC. The functional currency for the Company’s operations is the Renminbi (“RMB”). The Company uses the United States Dollar (“US Dollar” or “US$” or “$”) for financial reporting purposes. The financial statements of the Company have been translated into US Dollars in accordance with FASB ASC Section 830, “Foreign Currency Matters.”

All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date. Equity accounts have been translated at their historical exchange rates when the capital transactions occurred. Statements of operations and comprehensive income (loss) and cash flows have been translated using the average exchange rate for the periods presented. Adjustments resulting from the translation of the Company’s financial statements are recorded as other comprehensive income (loss).

The exchange rates used to translate amounts in RMB into US Dollars for the purposes of preparing the financial statements are as follows:

	June 30, 2017	December 31, 2016
	(Unaudited)
Balance sheet items, except for stockholders’ equity, as of periods end	0.1475	0.1440

	Three Months Ended
	June 30, 2017	June 30, 2016
	(Unaudited)
Amounts included in the statements of operations and comprehensive income (loss) and cash flows for the periods presented	0.1457	0.1533

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	Six Months Ended
	June 30, 2017	June 30, 2016
	(Unaudited)	(Unaudited)
Amounts included in the statements of operations and comprehensive income (loss) and cash flows for the periods presented	0.1455	0.1531

Foreign currency translation adjustments of $192,511 and $9,419 for the three months ended June 30, 2017 and 2016, respectively, and $(31,984) and $(22,144) for the six months ended June 30, 2017 and 2016, respectively, have been reported as other comprehensive income (loss). Other comprehensive income (loss) of the Company consists entirely of foreign currency translation adjustments.

Although PRC government regulations now allow convertibility of the RMB for current account transactions, significant restrictions still remain. Hence, such translations should not be construed as representations that the RMB could be converted into US Dollars at that rate or any other rate.

The value of the RMB against the US Dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of the RMB may materially affect the Company’s financial condition in terms of US Dollar reporting.

Revenue recognition

We recognize revenue from services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured.

E-commerce Revenue Recognition

The Company evaluates whether it is appropriate to record the net amount of sales earned as commissions. The Company is not the primary obligor nor is it subject to inventory risk as the agreements with its suppliers specify that they have the responsibility to provide the product or service to the customer. Also, the amounts it earns from its vendors/suppliers is based on a fixed percentage and bound contractually. Additionally, the Company does not have any obligation to resolve disputes between the vendors and the customers that purchase the products on its website. Any disputes involving damaged, non-functional, product returns, and/or warranty defects are resolved between the customer and the vendor.

The Company has no obligation for right of return and/or warranty for any of the sales completed using its website. Since the Company is not primarily obligated and amounts earned are determined using a fixed percentage, a fixed-payment schedule, or a combination of the two, it records its revenues as commissions earned on a net basis.

The Company records deferred revenue when cash is received in advance of the performance of services or delivery of goods. Deferred revenue is also recorded to account for the seven-day grace period offered to customers for potential product disputes, if any.

Servicing fee income

Borrowers typically pay the Company a servicing fee on each payment received. The service fees compensate the Company for the costs it incurs in servicing the related loan, including managing funding from investors, payments to investors and maintaining borrower’ account portfolios. The Company records servicing fees paid by borrower as a component of operating revenue when received.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Yin Hang provides credit risks assessment services to the borrowers and lenders on a third party P2P online lending platform. The service fees are calculated based on complexity, required time, contents and commercial value of the coordination services between borrowers and lenders and are collected when the loan agreements are signed by all parties but before releasing the money to the borrowers.

Interest income on loans

Interest on loan receivables is accrued monthly in accordance with their contractual terms and recorded in accrued interest receivable. The Company does not charge a prepayment penalty if they repay the loans in advance with or without notice.

Discontinued Operations

“Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity” was effective for the Company during the three months ended December 31, 2016. The amendments contained in this update change the criteria for reporting discontinued operations and enhance the reporting requirements for discontinued operations. Under the revised standard, a discontinued operation must represent a strategic shift that has or will have a major effect on an entity’s operations and financial results. Examples could include a disposal of a major line of business, a major geographical area, a major equity method investment, or other major parts of an entity. The revised standard also allows an entity to have certain continuing cash flows or involvement with the component after the disposal. Additionally, the standard requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income, and expenses of discontinued operations. The Company accounted for the sales of Shanghai Zhonghui during 2016 as a discontinued operation pursuant to this standard. Refer to Note 15 for additional details.

Non-controlling interest

Noncontrolling interests in our 51% owned subsidiaries are recorded as a component of our equity, separate from the Company’s equity. Purchase or sales of equity interests that do not result in a change of control are accounted for as equity transactions. Results of operations attributable to the non-controlling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings.

Comprehensive income (loss)

Comprehensive income (loss) includes all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, Accounting Standards Codification (ASC) 220, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For the periods presented, the Company’s comprehensive income (loss) includes net income (loss) and foreign currency translation adjustments and is presented in the consolidated statements of operations and comprehensive income (loss).

Earnings per share

The Company calculates basic earnings per share by dividing its net income (loss) by the weighted average number of common shares outstanding for the period, without considering common stock equivalents.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Diluted EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants.

Options and warrants are only included in the calculation of diluted EPS when their effect is not anti-dilutive or the Company has a loss.

Cash and cash equivalents

The Company considers all demand and time deposits and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Loans receivable

Loans receivable primarily represents the principle lent to the borrowers. Management regularly reviews the aging of the loans receivable and changes in payment trends and records an allowance when management believes collection of amounts due are at risk. Loans receivable considered uncollectible are written off after exhaustive efforts at collection.

Allowance for loan losses

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Company’s past loan loss history, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The Company calculates the provision amount as below:

1.       General Reserve — is based on the total loan receivable balance and to be used to cover unidentified probable loan loss. The General Reserve is required to be no less than 1% of total loans receivable.

2.       Specific Reserve — is an allowance set aside covering losses due to risks related to a particular country, region, industry, borrower or type of loan. The reserve rate can also be decided based on management’s estimate of loan collectability.

Interest receivable

Interest receivable represents the amount of interest that has been earned as of the balance sheet date, but which has not yet been received in cash. Management regularly reviews the aging of interest receivable and changes in payment trends and records an allowance when management believes collection of amounts due are at risk. Interest receivable considered uncollectible is written off after exhaustive efforts at collection.

Loans from individuals

Loans from individuals primarily represent the principle of lending funds received from the individuals through the Company’s internet platform. The interest rates of such loans are 8% – 18% per annum with a term lasting from 6 months to one year.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property and equipment, net

Property and equipment is recorded at cost and consists of computer equipment, office equipment and furniture and is depreciated using the straight-line method over the estimated useful lives of the related assets (generally three years or less). Costs incurred for maintenance and repairs are expensed as incurred and expenditures for major replacements and improvements are capitalized and depreciated over their estimated remaining useful lives.

Intangible assets, net

Intangible assets, comprising intellectual property rights (the credit risk assessment system) are stated at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of 20 years.

Impairment of long-lived assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change in market conditions that will impact the future use of the assets) indicate its net book value may not be recoverable. When these events occur, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over its estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products will continue. Either of these could result in the future impairment of long-lived assets. As of June 30, 2017 and December 31, 2016, the Company has not experienced impairment losses on its long-lived assets for both the continuing and discontinued operations. However, there can be no assurances that demand for the Company’s products or services will continue, which could result in an impairment of long-lived assets in the future.

Fair value of financial instruments

FASB ASC 820, “Fair Value Measurement” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs –	Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs –	Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs –	Inputs based on valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company did not identify any assets or liabilities that are required to be presented at fair value on a recurring basis. Carrying values of non-derivative financial instruments, including cash, accounts receivable, prepaid expenses, other receivables, accounts payable, taxes payable, accrued liabilities and other payables, approximated their fair values due to the short nature of these financial instruments. There were no changes in methods or assumptions during the periods presented.

Income taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes”, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequences for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions. As of June 30, 2017 and December 31, 2016, the Company does not have a liability for any unrecognized tax benefits. The Company’s tax filings are subject to examination by the tax authorities. The tax years of 2013 and 2014 and 2015 remain open to examination by tax authorities in the PRC.

Generally, the Company remains subject to PRC examination of its income tax returns annually. It believes that its income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, the Company did not record a cumulative effect adjustment related to the adoption of ASC 740. Its policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes. Its tax provision for interim periods is determined using an estimate of our annual effective tax rate based on rates established within the PRC and, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter the Company updates its estimate of the annual effective tax rate, and if the estimated tax rate changes, the Company makes a cumulative adjustment.

3.       RECENTLY ISSUED ACCOUNTING STANDARDS

In November 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-18, “Statement of Cash Flows: Restricted Cash”. The amendments address diversity in practice that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendment is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In June 2016 the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which eliminates the probable initial recognition threshold for credit losses in current U.S. GAAP, and instead requires an organization to record a current

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

3.       RECENTLY ISSUED ACCOUNTING STANDARDS (cont.)

estimate of all expected credit losses over the contractual term for financial assets carried at amortized cost. This is commonly referred to as the current expected credit losses (“CECL”) methodology. Expected credit losses for financial assets held at the reporting date will be measured based on historical experience, current conditions, and reasonable and supportable forecasts. Another change from existing U.S. GAAP involves the treatment of purchased credit deteriorated assets, which are more broadly defined than purchased credit impaired assets in current accounting standards. When such assets are purchased, institutions will estimate and record an allowance for credit losses that is added to the purchase price rather than being reported as a credit loss expense. Furthermore, ASU 2016-13 updates the measurement of credit losses on available-for-sale debt securities, by mandating that institutions record credit losses on available-for-sale debt securities through an allowance for credit losses rather than the current practice of writing down securities for other-than-temporary impairment. ASU 2016-13 will also require the enhancement of financial statement disclosures regarding estimates used in calculating credit losses. ASU 2016-13 does not change the existing write-off principle in U.S. GAAP or current nonaccrual practices, nor does it change accounting requirements for loans held for sale or certain other financial assets which are measured at the lower of amortized cost or fair value. As a public business entity that is an SEC filer, ASU 2016-13 becomes effective for the Company on January 1, 2020, although early application is permitted for 2019. The Company is currently evaluating the potential effects on the Company’s financial statements, if any.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230)”: Classification of Certain Cash Receipts and Cash Payments, to provide guidance on the presentation and classification of certain cash receipts and cash payments on the statement of cash flows. The guidance specifically addresses cash flow issues with the objective of reducing the diversity in practice. The guidance will be effective for the Company in fiscal year 2018, but early adoption is permitted. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In May 2016, the FASB issued ASU No. 2016-11 “Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815)”; Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting, which is rescinding certain SEC Staff Observer comments that are codified in Topic 605, Revenue Recognition. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In May 2016, FASB issued ASU No. 2016-12 “Revenue from Contracts with Customers (Topic 606)”; Narrow-Scope Improvements and Practical Expedients, which is intended to not change the core principle of the guidance in Topic 606, but rather affect only the narrow aspects of Topic 606 by reducing the potential for diversity in practice at initial application and by reducing the cost and complexity of applying Topic 606 both at transition and on an ongoing basis. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

In April 2016, FASB issued Accounting Standards Update No. 2016-10, “Revenue from Contracts with Customers (Topic 606)”: Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

3.       RECENTLY ISSUED ACCOUNTING STANDARDS (cont.)

In February 2016, the FASB issued ASU 2016-02 “Leases.” The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. We are currently evaluating the impact of its pending adoption of the new standard on its financial statements.

In March 2015, the FASB issued ASU 2015-03 “Interest — Imputation of Interest (Subtopic 835-30)”. This ASU addressed the simplification and presentation of debt issuance costs by presenting them in the balance sheet as a direct deduction from the carrying amount of the related debt liability, consistent with debt discounts or premiums. This accounting standard update is not expected to have a material impact on the Company’s consolidated financial statements.

4.       PREPAID EXPENSES

Prepaid expenses consisted of the following as of June 30, 2017 and December 31, 2016:

	June 30, 2017	December 31, 2016
	(Unaudited)
Prepaid website services	$—	$83,898
Prepaid income taxes	89,515	—
Prepaid rent	79,427	1,200

Total prepaid expenses	$168,942	$85,098

5.       LOANS RECEIVABLE, NET

The monthly interest rates on loan issued range from 8% to 30% for the six months ended June 30, 2017.

As of June 30, 2017 and December 31, 2016, the total loan receivables balance was $797,808 and $683,496, and nil and 63% of the loan receivables were issued to three third-party small business borrowers.

Loan receivables consisted of the following as of June 30, 2017 and December 31, 2016:

	June 30, 2017	December 31, 2016
	(Unaudited)
Loans receivable	$814,090	$683,496

Allowance for loan losses	(16,282)	—

Loans receivable, net	$797,808	$683,496

The loans primarily consist of factoring loans. According to the outstanding contracts during the reporting period, the maturity terms ranged from 3 months to 6 months. The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Company’s past loan loss history, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

5.       LOANS RECEIVABLE, NET (cont.)

conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The allowance is calculated at portfolio-level since our loans portfolio is typically of smaller balance homogenous loans and is collectively evaluated for impairment.

Finally, as appropriate, the Company also considers individual borrower circumstances and the condition and fair value of the loan collateral, if any.

While management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions or changes in accounting guidance.

For the six months ended June 30, 2017 and the year ended December 31, 2016, the Company believes that all loans can be collected and allowance for loan losses were $16,282 and nil.

Loans with modified terms are classified as troubled debt restructurings if the Company grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring generally involve a temporary below market rate reduction in interest rate or an extension of a loan’s stated maturity date. Non-accrual troubled debt restructurings are restored to accrual status if principal and interest payments, under the modified terms, are current for six consecutive months after modification. Loans classified as troubled debt restructurings are designated as impaired.

6.       OTHER RECEIVABLES

Other receivables consist of the following as of June 30, 2017 and December 31, 2016:

	June 30, 2017	December 31, 2016
	(Unaudited)
Advances to unrelated third-parties	$1,687,840	$2,913,273
Other deposits	—	417,855

Total	$1,687,840	$3,331,128

7.       PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of June 30, 2017 and December 31, 2016:

	June 30, 2017	December 31, 2016
	(Unaudited)
Office equipment & computers	$41,210	$40,233
Equipment	60,495	59,060
Office furniture & fixtures	64,082	62,560
Motor vehicles	21,213	20,710
	187,000	182,563

Less: accumulated depreciation	(96,702)	(80,738)

Total property and equipment, net	$90,298	$101,825

Depreciation expense for the three months ended June 30, 2017 and 2016 was $11,527 and $9,674, and $5,764 and $14,804 for the six months ended for June 30, 2017 and 2016, respectively.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

8.       INTANGIBLE ASSETS, NET

	June 30, 2017	December 31, 2016
	(Unaudited)
Credit risks assessment system	$1,769,760	$1,727,912

Less: accumulated amortization	(324,456)	(273,586)

Total intangible assets, net	$1,445,304	$1,454,326

The Company obtained the intangible assets from the acquisition of Yin Hang. As of December 31, 2016, all of Yin Hang’s intangible assets are held by the Company. No significant residual value is estimated for these intangible assets. For the three months ended June 30, 2017 and 2016, the Company recorded $27,001 and $0 amortization respectively on the intangible asset — credit risk assessment system. For the six months ended June 30, 2017 and 2016, the Company recorded $50,870 and $0 amortization respectively on the intangible asset — credit risks assessment system.

9.       LOANS FROM INDIVIDUALS

The individuals can invest in loans that are offered through the Company’s marketplace and network. All the loans have maturities from six months to one year with interest rates varying from 8% to 18%.

Loans from individuals consisted of the following as of June 30, 2017 and December 31, 2016:

	June 30, 2017	December 31, 2016
	(Unaudited)
Loans from individuals	$3,821,398	$2,332,330

For the three and six months ended June 30, 2017, the Company recorded $967,946 and $1,028,100 respectively on the interest.

10.     PAYABLE TO SHAREHOLDER

Caesar Capital Management Ltd. (“Caesar”) a shareholder of the Company, advanced $101,652 and $102,035 to the Company as of June 30, 2017 and December 31, 2016, respectively. The payable to Caesar included amounts due to Caesar of $117,767 and amounts due from Caesar of $16,115 as of June 30, 2017, and amounts due Caesar of $117,767 and amounts due from Caesar of $15,732 as of December 31, 2016. The loans were borrowed by the Company for operating purposes, without collateral, and were due between July 2013 to November 2013, and with an annual interest rate of 6%. On July 1, 2013, the Company entered into an agreement with Caesar Capital Management Ltd. which extends or amends the maturity date for all the existing loans between the Company and Caesar Capital Management Ltd. The loans became due on demand and interest-fee, and the Company was not charged any late payment penalty. Interest expense of nil and nil have been accrued for the years ended June 30, 2017 and December 31, 2016, respectively.

11.     DISCONTINUED OPERATIONS

In accordance with ASU No. 2014-08, “Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity”, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the components of an entity meets the criteria in paragraph 205-20-45-1E to be classified as held for sale. When all of the criteria to be classified as held for sale are met, including management, having the authority to approve the action, commits to a plan

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

11.     DISCONTINUED OPERATIONS (cont.)

to sell the entity, the major current assets, other assets, current liabilities, and noncurrent liabilities shall be reported as components of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as a component of net income (loss) separate from the net income (loss) of continued operations in accordance with ASC 205-20-45.

On December 28, 2016, the Company and Yanbian Yaotian Gas Group Co., Ltd, (the “Purchaser”) a company incorporated under the laws of the People’s Republic of China, entered into a definitive agreement to sell all of its interests in Shanghai Zhonghui for no consideration. As of December 31, 2016, the results of operations of Shanghai Zhonghui are reflected in the Company’s consolidated financial statements as “discontinued operations.”

The disposal represents a strategic shift and has a major effect on the Company’s results of operations. The disposed entities are accounted as discontinued operations in the consolidated financial statements for the six months ended June 30, 2016. A gain of $1,355,432 was recognized on the disposal, which is determined based on the excess of liabilities over assets in the same amount.

The significant items included discontinued operations are as follow:

	For the six months ended June 30,
	2017	2016
	(Unaudited)	(Unaudited)
Revenue	$—	$5,344,290
Cost of revenue	—	(2,942,286)
Business taxes and surcharge	—	(62,811)
Operating expenses	—	(1,034,264)
Operating income from discontinued operations	—	1,304,929
Other expense	—	—
Provision for loan losses	—	—

Income from discontinued operations before income taxes	—	1,304,929
Provision for income taxes	—	73,411

Income from discontinued operations	$—	$1,231,518

Related parties’ transactions from discontinued operations

a)       Related parties:

Name of related parties	Relationship with the Company
Shanghai Huirong Asset Management Ltd. (“Huirong”)	Common Director, Hanzhen Li, between Shanghai Zhonghui Financial Service Information Co., Ltd. and Shanghai Huirong Asset Management Ltd.

Arki Tianjin Asset Management LLP. (“Arki Tianjin”)	Subsidiary of the Company, Arki Network Service owned entities

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

11.     DISCONTINUED OPERATIONS (cont.)

b)       The Company had the following related party balances at of June 30, 2017 and December 31, 2016:

	June 30, 2017	December 31, 2016
	(Unaudited)
Due to related party:
Huirong	$—	$235,947
Arki Tianjin	—	287,942
	$—	$523,889

12.     BUSINESS ACQUISITION

On December 1, 2016, the Company through its variable interest entity, America Arki Network Service Beijing Co., Ltd entered into certain Share Exchange Agreement with Yin Hang Financial Information Service (Shanghai) Co., Ltd, a company established under the laws of People’s Republic of China. Pursuant to the Agreement, the Company agreed to acquire 100% of the capital stock of Yin Hang in exchange for the issuance of 4,680,000 shares of Company’s common stock. Pursuant to the terms of the Agreement, all Acquisition Shares shall be locked up for one year upon issuance and Yin Hang’s investor may sell up to 2% of the Acquisition Shares after such lock-up period. Further to the supplementary agreement dated March 28, 2017, as a payment for assisting with the acquisition, the Company also issued 320,000 additional shares of the Common Stock to a third party, Yu Yang.

The aggregate consideration paid by the Company for the Yin Hang acquisition was 4,680,000 shares and 320,000 of Company’s common stock with stock price $0.51 at the acquisition date of December 1, 2016 to Yin Hang and shareholder Yu Yang, respectively. The fair value of shares exchanged for acquisition totaled $2,550,000.

The following table summarizes the purchase price allocation for Yin Hang and the amounts of the assets acquired and liabilities assumed which were based on their estimated fair values as of December 31, 2016:

Cash and cash equivalents	$16,829
Prepayment	83,898
Deposit and other receivables	2,775,568
Due from a related company	205,591
Property and equipment, net	54,659
Intangible assets	1,454,326
Other payables and accruals	(156,919)
Taxes payable	(351,714)
Net assets	$4,082,238

The operating results of Yin Hang have been included in the Company’s consolidated financial statements since December 1, 2016, the acquisition date. Intangible assets represent the Credit risk assessment system with an estimated useful life of 20 years

The Yin Hang acquisition was accounted for under the acquisition method of accounting, which requires, among other things, that the Company allocate the purchase price to the assets acquired and liabilities assumed based on their fair values as of the acquisition date. The following table summarized the allocation of the Yin Hang purchase price to the fair value of assets acquired and liabilities assumed.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

12.     BUSINESS ACQUISITION (cont.)

Fair value
Purchase price:
Fair value of common stock exchanged (5,000,000 shares @ $0.51)	$(2,550,000)

Allocation of purchase price to net assets acquired:
Net assets acquired as of December 31, 2016	4,082,238
Net loss for the period from December 1 to December 31, 2016	61,481
Bargain purchase gain	$1,593,719

13.     INCOME TAXES

The income tax laws of various jurisdictions in which the Company and its subsidiaries operate are summarized as follows:

United States

Consumer Capital Group Inc. was incorporated in United States, and is subject to corporate income tax rate of 34%.

The People’s Republic of China (PRC)

Arki Beijing E-commerce Technology Corp., America Pine Beijing Bio-Tech, Inc., America Arki (Fuxin) Network Management Co. Ltd., America Arki Network Service Beijing Co. Ltd. and America Arki (Tianjin) Capital Management Partnership was incorporated in the People’s Republic of China and subject to PRC income tax at 25%. The Company did not generate taxable income in the People’s Republic of China for the three and six months ended June 30, 2017 and 2016 respectively.

Yin Hang Financial Information Service (Shanghai) Co., Limited was incorporated in the People’s Republic of China and subject to PRC income tax at 25%. The Company generated taxable income in the People’s Republic of China for the six months ended June 30, 2017 and did not generate taxable income in the period from December 1, 2016 (date of acquisition) to December 31, 2016.

The new EIT Law also imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. Such withholding income tax was exempted under the previous income tax regulations.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

13.     INCOME TAXES (cont.)

A reconciliation between the income tax computed at the U.S. statutory rate and the Company’s provision for income tax in the PRC is as follows:

The income tax laws of various jurisdictions in which the Company and its subsidiaries operate are summarized as follows:

	Three Months ended June 30,		Six Months ended June 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Tax expense at statutory rate US	34%	34%	34%	34%
Foreign income not recognized in the U.S.	(34)%	(34)%	(34)%	(34)%

PRC enterprise income tax rate	25%	25%	25%	25%
Changes in valuation allowance and others	(65)%	(25)%	(74)%	(25)%

Effective income tax rates	(40)%	—	(49)%	—

Income (Loss) before income taxes from continuing operations consists of:

	Three Months ended June 30,		Six Months ended June 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Non-PRC	$(278,207)	$(21,393)	$(278,207)	$(44,603)
PRC	(260,403)	(425,197)	(271,675)	(595,623)

Total	$(538,610)	$(446,590)	$(549,882)	$(640,226)

The components of the income tax provision from continuing operations are as follows:
	Three Months ended June 30,		Six Months ended June 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Current taxes	$217,601	$—	$271,907	$—
Deferred taxes

Income tax expense	$217,601	$—	$271,907	$—

The principal components of the Company’s deferred income tax assets and liabilities are as follows:

	June 30, 2017	December 31, 2016
	(Unaudited)
Deferred tax assets:
Accrued interest payable	$—	$23,089
Accruals	35,832	34,409

Total	$35,832	$57,498

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

13.     INCOME TAXES (cont.)

	June 30, 2017	December 31, 2016
	(Unaudited)
Deferred tax liabilities:
Accrued interest receivable	$58,415	$57,026
Accrued interest payable	80,609	78,691

Total	$139,024	$135,717

As of June 30, 2017 and December 31, 2016, the Company has a deferred tax asset of $35,832 and $57,498, and a deferred tax liability of $139,024 and $135,717 resulting from certain net operating losses in the PRC, respectively. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those net operating losses are available. The Company considers projected future taxable income and tax planning strategies in making its assessment. At present, the Company does not have sufficient operations to generate taxable income in Arki Beijing, America Pine Beijing, Arki Fuxin, Arki Network Service, Arki Tianjin and Yin Hang to conclude that it is more-likely-than-not that the Company will be able to realize all of its tax benefits in the near future and therefore a valuation allowance has been provided for the full value of the deferred tax asset. A valuation allowance will be maintained until sufficient positive evidence exists to support the reversal of any portion or all of the valuation allowance. Should Arki Beijing, America Pine Beijing, Arki Fuxin, Arki Network Service, Arki Tianjin and Yin Hang have sufficient operation to generate taxable income in future periods with a supportable trend; the valuation allowance will be reduced accordingly. As of June 30, 2017 and December 31, 2016, the valuation allowance was $311,052 and $(15,374), respectively. $21,666 and nil of increase in the valuation allowance for each of the six months ended June 30, 2017 and year December 31, 2016, respectively.

The components of deferred taxes are as follows from continuing operations at June 30, 2017 and December 31, 2016:

	June 30, 2017	December 31, 2016
	(Unaudited)
Deferred tax asset from net operating loss carry-forwards	$346,884	$72,872
Valuation allowance	(311,052)	(15,374)

Deferred tax assets, net	$35,832	$57,498

Taxes payable consisted of the following:

	June 30, 2017	December 31, 2016
	(Unaudited)
Income tax payable	$—	$179,808
Other taxes payable	26,739	171,906

Total taxes payable	$26,739	$351,714

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

14.     RELATED PARTY TRANSACTIONS

a)       Related parties:

Name of related parties	Relationship with the Company
Mr. Jianmin Gao	Stockholder, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of the Company

Mr. Fei Gao	Stockholder, Director and Chief Operating Officer

Mr. Dong Yao	Stockholder, Director and Chief Technology Officer

Ms. Lihua Xiao	Stockholder, Management of the Company

Ms. Juan Li	Stockholder, procurement manager

Ms. Zheng Zhong	Stockholder, procurement manager

Mr. Siheng Hao	Stockholder, Son of Lihua Xiao

Mr. Yunfeng Du	The former shareholder of Yin Hang before Acquisition

Zhongxin Shitong (Beijing) Credit Investigation Co., Ltd. (“Zhongxin Credit”)	A related company of former shareholder of Yin Hang, Yunfeng Du

b)       The Company had the following related party balances at June 30, 2017 and December 31, 2016

	June 30, 2017	December 31, 2016
	(Unaudited)
Due from related parties:
Mr. Dong Yao	$—	$49,814
Ms. Lihua Xiao	—	64,339
Mr. Siheng Hao	—	62,771
Ms. Juan Li	—	36,453
Zhongxin Credit	831,073	205,591

	$831,073	$418,968

	June 30, 2017	December 31, 2016
	(Unaudited)
Due to related parties:
Mr. Jianmin Gao	$32,874	$625,242
Mr. Fei Gao	—	482,895

	$32,874	$1,108,137

As of June 30, 2017 and December 31, 2016, the Company was owed from Mr. Dong Yao, $0 and $49,814 without interest and due on demand, respectively.

As of June 30, 2017 and December 31, 2016, the Company was owed from Ms. Lihua Xiao, $0 and $64,339 without interest and due on demand, respectively.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

14.     RELATED PARTY TRANSACTIONS (cont.)

As of June 30, 2017 and December 31, 2016, the Company was owed from Mr. Siheng Hao, $0 and $62,771 for procurement activities without interest and due on demand, respectively.

As of June 30, 2017 and December 31, 2016, the Company was owed from Ms. Juan Li of $0 and $36,453 for procurement activities without interest and due on demand, respectively.

As of June 30, 2017 and December 31, 2016, the Company was owed from Zhongxin Credit owed $831,073 and $205,591 without interest and due on demand, respectively.

As of June 30, 2017 and December 31, 2016, the Company owed Mr. Jianmin Gao, $32,974 and $625,242 without interest and due on demand, respectively.

As of June 30, 2017 and December 31, 2016, the Company owed Mr. Fei Gao, $0 and $482,895 without interest and due on demand, respectively.

15.     COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has entered into lease agreements with various third parties. The terms of such non-cancellable operating leases are one to five years. As of June 30, 2017, the Company was obligated under non-cancellable operating leases minimum rentals as follows:

Six months Ended June 30, 2017,

2017	$25,809
2018	51,618
2019	51,618
2020	51,618
2021	51,618
Thereafter	51,618

Total	$283,899

The rent expense for the three months ended June 30, 2017 and 2016 was $12,905 and $38,103, respectively. The rent expense for the six months ended June 30, 2017 and 2016 was $25,809 and $76,206, respectively.

Legal Proceeding

The Company is not currently a party to any legal proceeding, investigation or claim which, in the opinion of the management, is likely to have a material adverse effect on the business, financial condition or results of operations.

16.     CONCENTRATION OF CREDIT AND BUSINESS RISKS

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash and cash equivalents, accounts receivable and other receivables. The maximum exposure of such assets to credit risk is their carrying amounts as of the balance sheet dates

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

16.     CONCENTRATION OF CREDIT AND BUSINESS RISKS (cont.)

As of June 30, 2017 and December 31, 2016, substantially all of the Company’s cash and cash equivalents were deposited in financial institutions located in the PRC, which management believes are of high credit quality. Management believes the credit risk on bank deposits is limited because the counterparties are banks with high credit-ratings assigned by international credit rating agencies, or state-owned banks in China.

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC and the United States of America. Balances at financial institutions or state owned banks within the PRC are not covered by insurance.

Non-performance by these institutions could expose the Company to losses for amounts in excess of insured balances. As of June 30, 2017 and December 31, 2016, our bank balances with the banks in U.S. amounted Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash and cash equivalents, and accounts receivable. The maximum exposure of such assets to credit risk is their carrying amounts as of the balance sheet dates. Non-performance by these institutions could expose the Company to losses for amounts in excess of insured balances. As of June 30, 2017 and December 31, 2016, our bank balances with the banks in U.S. amounted to $536 and $119,569 which are under the U.S. Federal depository insurance coverage of $250,000, respectively. As of June 30, 2017 and December 31, 2016, our bank balances with the banks in the PRC amounted to $1,072,325 and $1,460,640, respectively, which are uninsured and subject to credit risk. We have not experienced nonperformance by these institutions.

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and cash equivalents, loans receivable from borrowers and the related accrued interest receivable. As of June 30, 2017, the Company has four significant borrowers, which accounted for 32% of total loans receivable balance. The aforementioned borrowers paid service fees and interest regularly according to the contract during the reporting period, and the Company believes that the default risk from these borrowers is low in the foreseeable future.

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than twenty years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective. The economy in the PRC has recently started to narrow.

On December 15, 2014, the Company entered into six year agreements with the Chief Operating Officer, Mr. Fei Gao, for total compensation of approximately $2,655 (RMB 18,000) per month.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

17.     PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

The following is the condensed financial information of Consumer Capital Group Inc., the US parent, consisting of balance sheets as of June 30, 2017 and December 31, 2016, statements of operations and cash flows for the three and six months ended June 30, 2017 and 2016.

Condensed Balance Sheets

December 31, 2016
ASSETS
Cash	$536
Other receivable from	127,754
Due from intercompany	1,945,482
Due from related party	3,550
Prepaid expenses	1,200
Investments in subsidiaries and VIE	3,379,970
Fixed Assets, net	41,584

TOTAL ASSETS	$5,500,076

LIABILITIES AND stockholders’ EQUITY

Current liabilities:
Due to intercompany	$532,369
Due to related party	575,512
Payable to Caesar Capital Management Ltd.	117,767
Accrued expenses	8,758

Total current liabilities	1,234,405

Stockholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 32,178,849 shares issued and outstanding as of December 31, 2016.	3,218
Additional paid-in capital	8,121,378
Retained earnings	3,858,925

Total stockholder’s equity	4,265,671

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,500,076

Condensed Statements of Operations

For the year ended December 31, 2016
Operating expenses:
General and administrative	$(65,196)
Other income	6,626

Net (loss)	$(58,571)

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

17.     PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (cont.)

Condensed Statements of Cash Flows

For the year ended December 31, 2016
Cash flows from operating activities:
Net income	$(58,571)
Depreciation	2,679
Due from related parties	(2,550)
Due from intercompany	(1,945,482)
Other Receivable	(34,515)
Other payables	(130,242)
Due to intercompany	455,468

Net cash (used in) operating activities	(1,713,213)

Cash flows from investing activities:
Equipment purchased	(44,263)

Net cash (used in) investing activities	(44,263)

Cash flows from financing activities:
Proceeds from related party debt	243,440
Proceeds from issuance of shares	1,395,003

Net cash provided by financing activities	1,638,443

Net change in cash	(119,033)
Cash, beginning of period	119,569

Cash, end of period	$536

Basis of Presentation

The Company records its investment in its subsidiaries and VIE under the equity method of accounting. Such investments are presented as “Investments in subsidiaries and VIE” on the condensed balance sheets and the subsidiaries and VIE profits are presented as “Share of earnings from investments in subsidiaries and VIE” on the condensed statements of operations.

Certain information and footnote disclosures normally included in financial statements prepared in conformity with accounting principles generally accepted in the United States of America have been condensed or omitted. The parent only financial information has been derived from the Company’s consolidated financial statements and should be read in conjunction with the Company’s consolidated financial statements.

There were no cash transactions in the US parent company during the six months ended June 30, 2017.

Restricted Net Assets

Under the PRC laws and regulations, the Company’s PRC subsidiaries and VIE are restricted in their ability to transfer certain of their net assets to the Company in the form of dividend payments, loans or advances. The restricted net assets of the Company’s PRC subsidiaries and the VIE were approximately $4,265,671 as of December 31, 2016.

CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(unaudited) (IN U.S. $)

17.     PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (cont.)

The Company’s operations and revenues are conducted and generated in the PRC, and all of the Company’s revenues being earned and currency received are denominated in RMB. RMB is subject to the foreign exchange control regulations in China, and, as a result, the Company may be unable to distribute any dividends outside of China due to the PRC foreign exchange control regulations that restrict the Company’s ability to convert RMB into US Dollars.

Schedule I of Article 5-04 of Regulation S-X requires the condensed financial information of the parent company to be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by its subsidiaries in the form of loans, advances or cash dividends without the consent of a third party. The condensed parent company only financial statements have been prepared in accordance with Rule 12-04, Schedule I of Regulation S-X as the restricted net assets of the Company’s PRC subsidiaries and VIE exceed 25% of the consolidated net assets of the Company.

18.     SUBSEQUENT EVENTS

The Company’s management has performed subsequent events procedures through August 14, 2017, which is the date the consolidated financial statements were available to be issued. On August 7, 2017, Company’s variable interest entity, Arki Network Service, received a certified letter from Yin Hang stating that the bi-lateral cooperation between the companies has not generated any value or meaning to Yin Hang, which was the original intent and purpose of the Share Exchange Agreement entered into on December 1, 2016. Yin Hang seeks to invalidate the Share Exchange Agreement, the return of all company information and to restrict the dissemination of such information through any medium. Yin Hang also stated that if mutual benefit can be achieved, it was willing to restart the bi-lateral cooperation. The Company is currently evaluating its position as it relates to this matter and intends to commence discussions with Yin Hang shortly. Although the Company believes that an amicable resolution can be reached, the ultimate outcome of any discussions and the potential impact on the Company’s consolidated financial statements cannot be determined at this time. Except for the matter discussed above, there were no subsequent events requiring adjustment to the consolidated financial statements or disclosure as stated herein.

[•] Shares of Common Stock

Consumer Capital Group Inc.

________________

PROSPECTUS

________________

        , 2018

Through and including         , 2018 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an itemization of the total expenses, excluding underwriters’ discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee		$4,937.34
Nasdaq Listing Fee*		$50,000
FINRA*		$6,890
Legal Fees and Expenses*	$	[•]
Accounting Fees and Expenses*	$	[•]
Printing and Engraving Expenses*	$	[•]
Miscellaneous Expenses*	$	[•]
Total Expenses	$	[•]

____________

*         To be filed by amendment

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above.

Item 14. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under standards similar to those discussed above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, and that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 10 of the Company’s certificate of incorporation, limits the liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director and in any event to the fullest extent permitted by the DGCL. However, in accordance with Section 102(b)(7) of the DGCL, the Company’s directors will be personally liable to the Company and its stockholders for any (i) breach of the director’s duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, the Company’s certificate of incorporation provides that the Company has the right to indemnify its directors and officers to the fullest extent permitted by the DGCL. Section 11 of the Company’s certificate of incorporation requires the Company to indemnify each person who is made party to or threatened to be made a party to or otherwise involved in an action, whether civil, criminal or administrative, by reason of the fact that he or she is or was a director or executive officer to the furthest extent permitted by the DGCL.

Item 15. Recent Sales of Unregistered Securities.

On September 24, 2015, pursuant to certain Share Exchange Agreement between the Company and Zhong Hui, the Company acquired 51% of the capital stock of Zhong Hui by issuing an aggregate of 10,000,000 shares of Company’s common stock to shareholders of Zhong Hui, valued at $1.00 per share. The issuance of the common stock has been determined to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act of 1933, as amended.

On December 31, 2015, Company issued an aggregate of 1,357,300 shares of common stock to 28 investors pursuant to a Regulation S offering at a purchase price of $2.50 per share, or an aggregate offering price of $3,382,500. The common stocks issued in this offering were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by provisions of the Regulation S of the Securities Act of 1933, as amended.

On July 28, 2016, the Company issued an aggregate of 187,929 shares of the Company’s common stock as equity awards to employees calculated through the application of an income approach to evaluate the future value of the operation into a present market value. The issuance of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On July 28, 2016, the Company issued an aggregate of 825,180 shares of the Company’s common stock pursuant to a Regulation S offering and stock purchase agreements entered into with various investors. The Company issued 825,180 shares of the Company’s common stock, for an aggregate purchase price of $1,790,640, or $2.17 per share. The common stocks issued in this offering were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by provisions of the Regulation S of the Securities Act of 1933, as amended.

In August 2017, the Company issue an aggregate of 824,583 shares of common stock to certain consultant group for services rendered in connection with its uplisting to the Nasdaq Capital Market. The issuance of the shares has been determined to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act.

On November 17, 2017, the Company issued an aggregate of 4,175,417 shares of common stock to shareholders of Beijing Shenzhou Rongtong Investment Management Co. Ltd. (“Shenzhou Rongtong”) for the acquisition of Shenzhou Rongtong. The issuance of the shares has been determined to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act.

Item 16. Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
2.1	Agreement and Plan of Merger(1)
3.1	Certificate of Incorporation(2)
3.2	Bylaws(2)
3.3	Certificate of Ownership(3)
4.1*	Specimen Common Stock Certificate
4.2*	English translation of form of promissory note issued by Arki (Beijing) E-commerce Technology Co.
5.1*	Opinion of Ortoli Rosenstadt LLP, counsel to Consumer Capital Group, Inc., as to the validity of the common stock
8.1*	Opinion of Tahota Law Firm regarding certain PRC tax matters (included in Exhibit 99.1)
10.1	Loan Agreement between Arki (Beijing) E-commerce Technology Co., Ltd. and Jianmin Gao, dated August 23, 2010 (English translation)(1)
10.2	Power of Attorney by Jianmin Gao, dated September 21, 2010 (English translation)(1)
10.3	Share Pledge Agreement between Arki (Beijing) E-commerce Technology Co., Ltd., Jianmin Gao, and America Arki Networkservice Beijing Co., Ltd., dated September 23, 2010 (English translation)(1)
10.4	Exclusive Option Agreement between Arki (Beijing) E-commerce Technology Co., Ltd., Jianmin Gao, and America Arki Networkservice Beijing Co., Ltd., dated December 23, 2010 (English translation)(1)
10.5	Loan Agreement between Arki (Beijing) E-commerce Technology Co., Ltd. and Fei Gao, dated August 23, 2010 (English translation)(1)
10.6	Power of Attorney by Fei Gao, dated September 21, 2010 (English translation)(1)
10.7	Share Pledge Agreement between Arki (Beijing) E-commerce Technology Co., Ltd., Fei Gao, and America Arki Networkservice Beijing Co., Ltd., dated September 23, 2010 (English translation)(1)
10.8	Exclusive Option Agreement between Arki (Beijing) E-commerce Technology Co., Ltd., Fei Gao, and America Arki Networkservice Beijing Co., Ltd., dated September 23, 2010 (English translation)(1)
10.9	Exclusive Business Cooperation Agreement between Arki (Beijing) E-commerce Technology Co., Ltd. and America Arki Networkservice Beijing Co., Ltd., dated December 23, 2010 (English translation)(1)
10.10	Loan Agreement between Arki (Beijing) E-commerce Technology Co., Ltd. and Jianmin Gao, dated August 15, 2010 (English translation)(1)
10.11	Agreement between Fuxin Bank and America Arki (Fuxin) Network Management Co., Ltd., dated January 10, 2011 (English translation)(1)
10.12	Assignment and Assumption Agreement between Mondas Minerals, Inc. and Scott Bengfort, dated February 4, 2011(1)
10.13	Release Agreement by Scott D. Bengfort, dated February 4, 2011(1)
10.14	Indemnification Agreement between Scott Benfort, Mondas Minerals Corp., and CCG Acquisition Corp., dated February 4, 2011(1)
10.15	Loan Agreement between America Arki (Fuxin) Network Management Co., Ltd. and Jianmin Gao, dated February 3, 2011 (English translation)(1)
10.16	Power of Attorney by Jianmin Gao, dated February 3, 2011 (English translation)(1)
10.17	Share Pledge Agreement between America Arki (Fuxin) Network Management Co., Ltd., Jianmin Gao, and America Arki Networkservice Beijing Co., Ltd., dated February 3, 2011 (English translation)(1)
10.18	Exclusive Option Agreement between America Arki (Fuxin) Network Management Co., Ltd., Jianmin Gao, and America Arki Networkservice Beijing Co., Ltd., dated February 3, 2011 (English translation)(1)
10.19	Loan Agreement between America Arki (Fuxin) Network Management Co., Ltd. and Fei Gao, dated February 3, 2011 (English translation)(1)
10.20	Power of Attorney by Fei Gao, dated February 3, 2011 (English translation)(1)
10.21	Share Pledge Agreement between America Arki (Fuxin) Network Management Co., Ltd., Fei Gao, and America Arki Networkservice Beijing Co., Ltd., dated February 3, 2011 (English translation)(1)
10.22	Exclusive Option Agreement between America Arki (Fuxin) Network Management Co., Ltd., Fei Gao, and America Arki Networkservice Beijing Co., Ltd., dated February 3, 2011 (English translation)(1)

Exhibit Number	Description
10.23	Exclusive Business Cooperation Agreement between America Arki (Fuxin) Network Management Co., Ltd. and America Arki Networkservice Beijing Co., Ltd., dated February 3, 2011 (English translation)(1)
10.26	Lease agreement between Consumer Capital Group Inc. and Days Service Group, LLC dated December 21, 2016(6)
10.27*	English translation of Collaboration Agreement between America Arki Network (Beijing) Co., Ltd. and China UnionPay Merchant Service (Liaoning) Co. Ltd.
10.28	English Translation of Equity Transfer Agreement among the Company, Shenzhou Rongtong and Shareholders of Shenzhou Rongtong, dated November 17, 2017 (7)
10.29*	Summary English Translation of Employment agreement between Consumer Capital Group Inc. and Fei Gao
10.30*	Summary English Translation of Employment agreement between Consumer Capital Group Inc. and Dong Yao
10.31*	English translation of Service Agreement between America Arki Network (Beijing) Co., Ltd. and Arki (Beijing) E-commerce Technology Co., Ltd.
10.32	Employment agreement between Consumer Capital Group Inc. and Crystal Lijie Chen(8)
10.33	English Translation of Supplementary Agreement by and between America Arki Network Service Beijing Co., Ltd. and Yin Hang Financial Information Service (Shanghai) Co., Ltd., dated August 31, 2017 (9)
14.1*	Code of Business Conduct and Ethics of the Company
21.1†	List of Subsidiaries
23.1†	Consent of Centurion ZD CPA Limited (as successor to Dominic K.F. Chan & Co)
23.2*	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.1).
23.3*	Consent of Tahota Law Firm (included in Exhibit 99.2)
99.1*	Form of Opinion of Tahota Law Firm, PRC counsel to the Company, regarding certain PRC law matters and the validity of the VIE agreements

____________

(1)      Incorporated by reference to the exhibits to our current report on Form 8-K filed with the SEC on February 10, 2011

(2)      Incorporated by reference to the exhibits to our registration statement on S-1 filed with the SEC on July 15, 2008.

(3)      Incorporated by reference to the exhibits to our current report on Form 8-K filed with the SEC on February 25, 2011.

(4)      Incorporated by reference to the exhibits to our annual report on Form 10-K filed with the SEC on March 30, 2012.

(5)      Incorporated by reference to the exhibits to the quarterly report on Form 10-Q filed with the SEC on November 14, 2013.

(6)      Incorporated by reference to the exhibits to our registration statement on S-1 filed with the SEC on February 14, 2017.

(7)      Incorporated by reference to the exhibits to our current report on Form 8-K filed with the SEC on November 21, 2017.

(8)      Incorporated by reference to the exhibits to our current report on Form 8-K filed with the SEC on August 7, 2017.

(9)      Incorporated by reference to the exhibits to our current report on Form 8-K filed with the SEC on September 7, 2017.

*         To be filed by amendment.

†          Filed herewith.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)      That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)      The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)      The undersigned Registrant hereby undertakes:

(1)      That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)      That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized. In the City of New York, New York on February 14, 2018.

CONSUMER CAPITAL GROUP INC.

By:	/s/ Jianmin Gao
Jianmin Gao
Chief Executive Officer
(Principal Executive Officer)

Date: February 14, 2018

By:	/s/ Crystal Lijie Chen
Crystal Lijie Chen
Chief Financial Officer
(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Title	Date
/s/ Jianmin Gao	Chairman of the Board &	February 14, 2018
Jianmin Gao	Chief Executive Officer
(Principal Executive Officer)

/s/ Crystal Lijie Chen	Chief Financial Officer	February 14, 2018
Crystal Lijie Chen	(Principal Accounting Officer)

/s/ Fei Gao	Chief Operating Officer &	February 14, 2018
Fei Gao	Director

/s/ Dong Yao	Chief Technology Officer	February 14, 2018